PROSPECTUS SUPPLEMENT
(To Prospectus dated June 15, 2007)

$632,200,000
RSB BondCo LLC
Issuing Entity of the Rate Stabilization Bonds

Baltimore Gas and Electric Company
Depositor, Sponsor and Initial Servicer

Rate Stabilization Bonds, Series A
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Tranche	Expected Average Life (Years)	Principal Amount Offered	Interest Rate	Price to Public (%)	Underwriting Discounts and Commissions (%)	Proceeds to the Issuing Entity	Scheduled Maturity Date	Legal Final Maturity Date
A-1	2.99	$284,000,000	5.47%	99.97507%	0.400%	$282,793,199	10/1/2012	10/1/2014
A-2	6.99	$220,000,000	5.72%	99.95281%	0.400%	$219,016,182	4/1/2016	4/1/2018
A-3	9.27	$119,200,000	5.82%	99.93340%	0.400%	$118,643,813	4/1/2017	6/28/2019

The total price to the public is $622,945,994. The total amount of the underwriting discounts and commissions is $2,492,800. The total amount of proceeds to the Issuing Entity before deduction of expenses to be paid from proceeds (estimated to be $1,669,200) is $620,453,194. Additional expenses will be paid from the Issuing Entity's capital account.

Investing in the Rate Stabilization Bonds, Series A involves risks. Please read “RISK FACTORS” beginning on page 15 of the accompanying prospectus.

RSB BondCo LLC is issuing $623,200,000 of Rate Stabilization Bonds, Series A, referred to herein as the Bonds, in three tranches. Baltimore Gas and Electric Company, or BGE, is the depositor, sponsor and initial servicer of the Bonds. The Bonds are obligations of the Issuing Entity supported by rate stabilization property which includes the right to a special, irrevocable nonbypassable charge, known as a qualified rate stabilization charge, paid by all existing and future residential electric customers located in the service territory of the sponsor based on their consumption of electricity as discussed herein. The Maryland Public Service Commission requires that qualified rate stabilization charges be adjusted semi-annually, and more frequently if necessary, to ensure the expected recovery of amounts sufficient to timely provide all scheduled payments of principal and interest on the Bonds, and certain ongoing costs of administering and servicing the Bonds, as described further in this prospectus supplement and the accompanying prospectus. Credit enhancement will be provided by such periodic adjustments to the qualified rate stabilization charge, as well as by general, excess funds and capital subaccounts held under the indenture and security posted by certain retail electric providers.

Public Utility Companies Article Sec. 7-520 et seq., enacted in the State of Maryland in June 2006, referred to herein as the Rate Stabilization Act, among other things, authorizes Maryland electric public utilities to recover their deferred rate stabilization plan costs, incurred by them in providing standard offer service to residential electric customers, using rate stablilization bonds supported by irrevocable qualified rate orders issued by the Maryland Public Service Commission. Pursuant to the Rate Stabilization Act, the Maryland Public Service Commission issued an irrevocable qualified rate order (Order No. 81181) to the sponsor on December 28, 2006. Pursuant to the qualified rate order, the sponsor established the Issuing Entity as a bankruptcy remote special purpose subsidiary company to issue the Bonds. In the qualified rate order, the Maryland Public Service Commission authorized a qualified rate stabilization charge to be imposed on all existing and future residential electric customers located in the sponsor’s service territory to pay principal and interest on the Bonds and other administration and servicing expenses related to the Bonds. Baltimore Gas and Electric Company, as servicer, will collect qualified rate stabilization charges on behalf of the Issuing Entity and remit the qualified rate stabilization charges daily to an indenture trustee. Please read “THE BONDS—The Rate Stabilization Property” in this prospectus supplement.

The Bonds represent obligations only of the Issuing Entity and do not represent obligations of the sponsor or any of its affiliates other than the Issuing Entity. Please read “THE BONDS—The Rate Stabilization Property”, “—The Collateral” and “CREDIT ENHANCEMENT” in this prospectus supplement. The Bonds are not a debt or general obligation of the State of Maryland, the Maryland Public Service Commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Maryland or any governmental agency or instrumentality.

The Maryland Public Service Commission and its financial advisor, Public Resources Advisory Group, have had discussions with BGE regarding the structuring and pricing of the Bonds.

Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the Bonds. This prospectus supplement may not be used to offer or sell the Bonds unless accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the Bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about June 29, 2007. Each Bond will be entitled to interest on April 1 and October 1 of each year. The first scheduled payment date is April 1, 2008. There currently is no secondary market for the Bonds, and we cannot assure you that one will develop.

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Barclays Capital	Citi	Morgan Stanley	RBS Greenwich Capital
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Prospectus Supplement dated June 22, 2007.

PROSPECTUS SUPPLEMENT

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-1

SUMMARY OF TERMS	S-2

PROSPECTUS

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READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the Bonds and Baltimore Gas and Electric Company, or BGE, the depositor, sponsor and initial servicer of the Bonds. This prospectus supplement describes the specific terms of the Bonds. The accompanying prospectus describes terms that apply to all series of rate stabilization bonds we may issue, including the Bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the term we, us or the Issuing Entity mean RSB BondCo LLC, the entity which will issue the Bonds. References to BGE, the depositor or the sponsor mean Baltimore Gas and Electric Company. References to the servicer mean BGE and any successor servicer under the servicing agreement referred to in this prospectus supplement and the accompanying prospectus. References to Constellation mean Constellation Energy Group, Inc., the parent company of BGE.

We also refer to the Maryland Public Service Commission as the Maryland Commission or the PSC. References to the Rate Stabilization Act means legislation passed by the State of Maryland in June 2006, which required BGE to implement a rate stabilization plan and authorized BGE to finance or recover its costs incurred under its rate stabilization plan, generally referred to as the rate stabilization costs, on terms and conditions determined by the PSC. References to the qualified rate order mean the order (Order No. 81181) issued by the Maryland Commission on December 28, 2006, pursuant to the Rate Stabilization Act, which authorized the issuance of the Bonds as rate stabilization bonds, and the recovery of qualified rate stabilization charges, which are expected to be sufficient to provide timely payment of scheduled principal and interest on the Bonds, and certain ongoing administration and servicing costs related to the rate stabilization property. In general terms, all of the rights and interests of BGE that relate to the Bonds under the qualified rate order, upon transfer to the Issuing Entity pursuant to the sale agreement referred to in this prospectus supplement and the accompanying prospectus, are referred to as the rate stabilization property.

Unless the context otherwise requires, the term customer or residential electric customer means a residential end user of electricity and related services provided by BGE or by a retail electric provider, which is an electric supplier licensed to provide electric generation supply to residential electric customers via BGE’s transmission and distribution system that is authorized to bill and collect qualified rate stabilization charges.

You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page 102 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter, agent, dealer, salesperson, the Maryland Commission or BGE has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the Bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:
$623,200,000 Rate Stabilization Bonds, Series A, scheduled to pay principal semi-annually and sequentially in accordance with the expected amortization schedule described in this prospectus supplement. Only the Series A Bonds are being offered through this prospectus supplement and we may issue additional series in the future. Please read “Master Trust Structure; Issuance of Additional Series” in this Summary of Terms.

Issuing Entity and capital structure:
RSB BondCo LLC is a special purpose bankruptcy-remote Delaware limited liability company. BGE is our sole member and owns all of our equity interests. We were formed solely to purchase and own rate stabilization property, to issue rate stabilization bonds and to perform activities incidental thereto. Please read “RSB BONDCO LLC, THE ISSUING ENTITY” in the accompanying prospectus.

In addition to the rate stabilization property, we will be capitalized with an upfront deposit of 0.5% of the Bonds’ original principal amount (to be held in the capital subaccount). We will also receive an additional capital contribution of $3,913,209.18 to pay certain of the transaction expenses and related costs, which amount will not be held in the capital subaccount and will not be available to pay debt service on the bonds.

Our address:	Suite 202 103 Foulk Road Wilmington, Delaware 19803
Our telephone number:	(302) 691-6409
Our managers:
The following is a list of our managers as of the date of this prospectus supplement:

Name               Age        Background

Kenneth W. DeFontes, Jr.         56                 President and Chief Executive Officer of BGE and Senior Vice President of Constellation (since October 2004).  Prior to October 2004, Vice President, Electric Transmission and Distribution for BGE.

Required ratings:	Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Ratings for the Bonds” in this prospectus supplement.
The depositor, sponsor and servicer of the rate stabilization property:
BGE is an electric transmission and distribution utility company and a gas distribution utility company with a service territory that covers the City of Baltimore and all or part of ten counties in central Maryland. BGE is regulated by the Maryland Commission and the Federal Energy Regulatory Commission with respect to rates and other aspects of its business. BGE's electric service territory includes an area of approximately 2,300 square miles. BGE is an operating subsidiary of

Constellation, which is based in Baltimore, Maryland. The Bonds do not constitute a debt, liability or other legal obligation of BGE or Constellation or any of their affiliates other than RSB BondCo LLC. BGE, acting as the initial servicer, and any successor or assignee servicer, will service the rate stabilization property securing the Bonds under a servicing agreement with us. Please read “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR” and “THE SERVICING AGREEMENT” in the accompanying prospectus.

BGE’s address:	110 W. Fayette Street Baltimore, Maryland 21201
BGE’s telephone number:	(410) 685-0123
Maryland Commission financial advisor:	Public Resources Advisory Group
Use of proceeds:
To pay certain of the expenses of the issuance and sale of the Bonds and to purchase the rate stabilization property relating to the Bonds from BGE. In accordance with the qualified rate order, BGE will use the proceeds from the sale of the rate stabilization property to finance or recover its rate stabilization costs. Please read “USE OF PROCEEDS” in the accompanying prospectus.

Bond structure:
Amortizing fund bond; tranches A-1, expected average life 2.99 years, A-2, expected average life 6.99 years, and A-3, expected average life 9.27 years, are scheduled to pay principal semi-annually and sequentially. Please read the “EXPECTED AMORTIZATION SCHEDULE”.

Indenture Trustee:	Deutsche Bank Trust Company Americas
Indenture Trustee’s experience:	Please read “THE INDENTURE TRUSTEE” in this prospectus supplement for a description of the indenture trustee’s duties and responsibilities under the indenture.
Average life profile:
Stable. Prepayment is not permitted; there is no prepayment risk. Extension risk is possible but is expected to be statistically insignificant. Please read “EXPECTED AMORTIZATION SCHEDULE—Weighted Average Life Sensitivity” in this prospectus supplement and “WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE RATE STABILIZATION BONDS” in the accompanying prospectus.

Optional redemption:	None. Non-call for the life of the Bonds.
Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.
Credit/security:
The Bonds are secured only by our assets, consisting principally of the rate stabilization property relating to the Bonds and funds on deposit in the collection account for the Bonds and related subaccounts. The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the Bonds, a general subaccount, into which the servicer will deposit all qualified rate stabilization charge collections, and an excess funds subaccount, into which any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made will be transferred. Amounts on deposit in each of these subaccounts will be available to make payments on the Bonds on each payment date as described in this prospectus supplement. For a description of the rate stabilization property, please read “THE BONDS―The Rate Stabilization Property” in this prospectus supplement.

Pursuant to the qualified rate order issued by the Maryland Commission, rate stabilization property is the irrevocable right to impose, collect and receive a nonbypassable consumption-based qualified rate stabilization charge from all existing and future residential electric customers (approximately 1.1 million customers as of December 31, 2006), in BGE’s service territory. The PSC, through the qualified rate order, requires that qualified rate stabilization charges be set and adjusted at least semi-annually to collect amounts expected to be sufficient to pay principal and interest on a timely basis and certain ongoing costs of administering and servicing the Bonds.

Additionally, certain retail electric providers in BGE’s service territory that bill and collect qualified rate stabilization charges must provide a cash deposit or comparable security to provide for payment of such qualified rate stabilization charge collections in the event of default by such retail electric providers.

Please read “CREDIT ENHANCEMENT—True-Up Mechanism for Payment of Scheduled Principal and Interest”, “—Collection Account and Subaccounts”, and “—Retail Electric Provider Deposits and Other Credit Support” in this prospectus supplement, as well as the chart entitled “Parties to the Transaction and Responsibilities”, “THE RATE STABILIZATION ACT” and “DESCRIPTION OF THE RATE STABILIZATION PROPERTY―Creation of Rate Stabilization Property; Qualified Rate Order” in the accompanying prospectus.

State pledge:
The State of Maryland has pledged in the Rate Stabilization Act that it will not take or allow any action that would impair the value of the rate stabilization property, or reduce, alter or impair the qualified rate stabilization charges until the Bonds are fully repaid or discharged, other than specified true-up adjustments to correct any overcollections or undercollections.

Please read “THE RATE STABILIZATION ACT―BGE and Other Utilities May Securitize Rate Stabilization Costs” in the accompanying prospectus.

True-up mechanism for payment of scheduled principal and interest:
The Rate Stabilization Act and the irrevocable qualified rate order together ensure that qualified rate stabilization charges to all existing and future residential electric customers will be adjusted at least semi-annually, to ensure the expected recovery of amounts sufficient to provide timely payment of scheduled principal and interest on the Bonds and certain ongoing administration and servicing costs related to the rate stabilization property. Pursuant to the qualified rate order, adjustments other than the semi-annual adjustments may be made under certain circumstances and, to the extent any Bonds remain outstanding after the scheduled maturity date of the last tranche, will be made quarterly.

There is no “cap” on the level of qualified rate stabilization charges that may be imposed on residential electric customers to pay on a timely basis scheduled principal and interest on the Bonds and certain ongoing administration and servicing costs related to the rate stabilization property.

Please read “THE RATE STABILIZATION ACT―BGE and other Utilities May Securitize Rate Stabilization Costs” and “THE SERVICING AGREEMENT―The Qualified Rate Stabilization Charge Adjustment Process” in the accompanying prospectus.

Qualified rate stabilization charges:
The servicer will have the right to collect, on our behalf, qualified rate stabilization charges from all existing and future residential electric customers located within BGE’s service territory, even if those customers elect to purchase electricity from a retail electric provider or if another entity, including a municipality, succeeds for any reason to the interests and obligations of BGE or otherwise provides electric delivery service to residential electric customers in BGE’s service territory. Please read “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE RATE STABILIZATION BONDS—Technological Change Might Make Alternative Energy Sources More Attractive in the Future” in the accompanying prospectus. The qualified rate stabilization charges are applied to residential electric customers individually based on consumption of electricity and are adjusted as necessary under the true-up mechanism. Please read “THE QUALIFIED RATE STABILIZATION CHARGES” in this prospectus supplement and “BGE’S QUALIFIED RATE ORDER” and “THE SERVICING AGREEMENT―The Qualified Rate Stabilization Charge Adjustment Process” in the accompanying prospectus.

Initial qualified rate stabilization charge as a percentage of customer’s total electricity bill:
The initial qualified rate stabilization charge of $0.0064 per kWh would represent approximately 4% of the total bill received by a 1,000 kWh residential electric customer in BGE’s service territory as of June 1, 2007.

Allocation of partial customer payments
BGE must allocate customer payments in the order of priority established in regulations promulgated by the Maryland Commission. Because BGE issues a single monthly bill to its customers, customers receiving both electric and gas service from BGE receive a single bill reflecting charges for both services. Based on the Maryland Commission regulations, partial payments received from an electric and gas customer must first be applied to gas charges. Please read “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments” in the accompanying prospectus. With respect to partial payments of residential electric customer bills, the amount applied to electric utility service charges (whether arrearages or current charges) pursuant to the applicable posting priorities will be allocated by the servicer first, ratably based on the amount owed for qualified rate stabilization charges and the amount owed for other fees and charges, other than late charges owed to the servicer, and second, all remaining collections will be allocated to late charges. Please read “Allocations as Between Series” in this Summary of Terms.

Priority of distributions:
On each payment date for the Bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.         payment of a pro rata portion of the indenture trustee’s fees

(including the fees and expenses of its counsel), expenses and any outstanding indemnity amounts not to exceed $850,000 per annum,

2. payment of the servicing fee relating to the Bonds, plus any unpaid servicing fees from prior payment dates,

3. payment of the administration fee, plus any unpaid administration fees from prior payment dates,

4.         payment of a pro rata portion of all of our other ordinary periodic operating expenses relating to the Bonds, such as accounting and audit fees, rating agency fees, legal fees, independent managers’ fees and certain reimbursable costs of the servicer under the servicing agreement, not to exceed $250,000 per annum,

5.         payment of the interest then due on the Bonds, including any past-due interest,

6.         payment of the principal then required to be paid on the Bonds as a result of acceleration upon an event of default or at final maturity,

7.         payment of the principal then scheduled to be paid on the Bonds in accordance with the expected amortization schedule, including any previously unpaid scheduled principal,

8.         payment of a pro rata portion of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the indenture trustee, but excluding the servicing fee and administration fee to the extent they exceed the amounts described below,

9.         replenishment of any amounts drawn from the capital subaccount,

10.       allocation of the remainder, if any, to the excess funds subaccount, and

11.       after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

If there are other series of rate stabilization bonds then outstanding, amounts in items 1, 4 and 8 will be allocated among the different series based on their respective outstanding principal amounts. Please read “CREDIT ENHANCEMENT—How Funds in the Collection Account will be Allocated” in this prospectus supplement. The annual servicing fee payable to BGE while it is acting as servicer of the rate stabilization property shall not at any time exceed 0.05% of the original principal amount of the Bonds. The annual servicing fee payable to any other servicer of the rate stabilization property appointed as a result of a default by the previous servicer or otherwise shall not at any time exceed 1.25% of the original principal amount of the Bonds unless a higher rate is approved by the Maryland Commission. The annual administration fee shall not at any time exceed $100,000. Although the annual amounts paid pursuant to items 2 and 3 may not exceed specified amounts, BGE may seek approval from the PSC to recover from customers incremental costs in excess of those specified amounts, provided that such incremental costs shall neither be considered an operating expense nor be paid out of the collection account or included in the calculation of periodic true-up adjustments.

Master trust structure; issuance of additional series:
Our governing documents and the indenture have been structured as the functional equivalent of a master trust in that we may, subject to the terms of the qualified rate order or any subsequent qualified rate order but without your prior review or approval, acquire additional rate stabilization property and issue one or more additional series of rate stabilization bonds which are backed by such rate stabilization property, all of which rate stabilization bonds will be paid through collections of additional qualified rate stabilization charges from the same group of residential electric customers and associated retail electric providers, if any.  Please read “Allocations as Between Series” in this Summary of Terms.  In addition, BGE may also sell rate stabilization property to one or more entities other than us in connection with the issuance of a new series of rate stabilization bonds without your prior review or approval.  The aggregate outstanding principal amount of rate stabilization bonds that may be authenticated and delivered under the indenture may not exceed the aggregate amount of rate stabilization bonds that are authorized under all applicable qualified rate orders.  Any new series may include terms and provisions that would be unique to that particular series.  We may not issue additional rate stabilization bonds nor may BGE sell rate stabilization property to other entities issuing rate stabilization bonds if the issuance would result in the credit ratings on any outstanding series of rate stabilization bonds being suspended, reduced or withdrawn.  Please read “DESCRIPTION OF THE RATE STABILIZATION BONDS―Conditions of Issuance of Additional Series and Acquisition of Additional Rate Stabilization Property” in the accompanying prospectus.

Allocations as between series:
The Bonds will not be subordinated in right of payment to any other series of rate stabilization bonds. Each series of rate stabilization bonds will be secured by its own rate stabilization property, which will include the right to impose, collect and receive qualified rate stabilization charges calculated in respect of that series, and the right to impose true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the qualified rate stabilization charges relating to that series will be deposited and from which amounts will be withdrawn to pay the rate stabilization bonds of that series. Holders of rate stabilization bonds of one series will have no recourse to collateral for rate stabilization bonds of a different series. In the event that more than one series of rate stabilization bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding principal amounts of each series. Please read “SECURITY FOR THE RATE STABILIZATION BONDS―Description of Indenture Accounts” and “―How Funds in the Collection Account will be Allocated” in the accompanying prospectus.

Although each series of rate stabilization bonds will have its own rate stabilization property, qualified rate stabilization charges relating to the Bonds and qualified rate stabilization charges relating to any other series will be collected through single bills to individual residential electric customers that will include all charges related to the purchase of electricity, and will include a bill message informing the customer that the qualified rate stabilization charge is a component of the bill. In the event a customer does not pay in full all amounts owed under any bill including qualified rate stabilization charges, BGE is required to allocate any resulting shortfalls in qualified rate stabilization charges ratably based on the amounts of qualified rate stabilization charges owing in respect of the Bonds, any amounts owing in respect of any other series, and amounts owing in respect of rate stabilization bonds issued by any other subsequently created special-purpose subsidiaries of BGE. Please read “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments,” “DESCRIPTION OF THE RATE STABILIZATION BONDS―Allocations as Between Series” and “THE SERVICING AGREEMENT— Remittances to Collection Account” in the accompanying prospectus.

Tax treatment:	Fully taxable; treated as debt for U.S. federal income tax purposes. Please read “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” in the accompanying prospectus.
ERISA eligible:	Yes; please read “ERISA CONSIDERATIONS” in the accompanying prospectus.
Payment dates and interest accrual:	Semi-annually, on April 1 and October 1. Interest will be calculated on a 30/360 basis. The first scheduled payment date is April 1, 2008.
Expected settlement:	June 29, 2007, settling flat. DTC, Clearstream and Euroclear.
Risk factors:	You should consider carefully the risk factors beginning on page 15 of the accompanying prospectus before you invest in the Bonds.

THE BONDS

We will issue the Bonds and secure their payment under an indenture that we will enter into with Deutsche Bank Trust Company Americas, as indenture trustee, referred to in this prospectus supplement and the accompanying prospectus as the indenture trustee. We will issue the Bonds in minimum denominations of $100,000 and in integral multiples of $1,000, except that we may issue one bond in each tranche in a smaller denomination. The initial principal amount, scheduled maturity date, legal final maturity date, expected average life and interest rate for each tranche of the Bonds are stated in the table below.

Tranche	Expected Average Life (Years)	Principal Amount Offered	Interest Rate	Price to Public (%)	Underwriting Discounts and Commissions (%)	Proceeds to the Issuing Entity	Scheduled Maturity Date	Legal Final Maturity Date
A-1	2.99	$284,000,000	5.47%	99.97507%	0.400%	$282,793,199	10/1/2012	10/1/2014
A-2	6.99	$220,000,000	5.72%	99.95281%	0.400%	$219,016,182	4/1/2016	4/1/2018
A-3	9.27	$119,200,000	5.82%	99.93340%	0.400%	$118,643,813	4/1/2017	6/28/2019

The scheduled maturity date for each tranche of the Bonds is the date when the outstanding principal amount of that tranche will be reduced to zero if we make payments according to the expected amortization schedule for that tranche. The legal final maturity date for each tranche of Bonds is the date when we are required to pay the entire remaining unpaid principal amount, if any, of all outstanding Bonds of that tranche. The failure to pay principal of any tranche of Bonds by the legal final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of Bonds by the respective scheduled maturity date will not be an event of default. Please read “DESCRIPTION OF THE RATE STABILIZATION BONDS―Interest and Principal on the Rate Stabilization Bonds” and “―Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The Collateral

The Bonds will be secured under the indenture by all of our assets relating to the Bonds. The principal asset pledged will be the rate stabilization property relating to the Bonds, which is a present property right created under the Rate Stabilization Act enacted by the Maryland legislature in June 2006 and by the qualified rate order. The collateral also consists of:

•
our rights under the sale agreement with BGE, as the depositor, pursuant to which we will acquire the rate stabilization property, under the administration agreement with BGE, as the administrator, and under the bill of sale delivered by BGE pursuant to the sale agreement,

•	our rights related to the true-up mechanism,

•	our rights under the servicing agreement with BGE, as the servicer, and any subservicing, agency or collection agreements executed in connection with the servicing agreement,

•	the collection account for the Bonds and all subaccounts of the collection account,

•
our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any qualified rate order or tariff,

•	all of our other property related to the Bonds,

•	all existing and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The Rate Stabilization Property

The rate stabilization property includes the right to impose, collect and receive, through the applicable qualified rate stabilization charges payable by all existing and future residential electric customers located within BGE’s service territory, as such service territory was defined at the time of issuance of the qualified rate order, an amount expected to be sufficient to pay principal and interest on the Bonds and certain ongoing administration and servicing costs related to the rate stabilization property, and to make other deposits in connection with the Bonds. During the 12 months ended December 31, 2006, approximately 40.2% of BGE’s total electric deliveries were to residential electric customers. Neither the State of Maryland nor any political subdivision, agency, authority or instrumentality of the State of Maryland, nor any other entity, will be obligated to provide funds for the payment of the Bonds.

The Rate Stabilization Act required BGE to file a rate stabilization plan with the Maryland Commission, pursuant to which BGE would (i) limit the increase in total residential electric rates for its market-based standard offer service to residential electric customers to 15%, for the period beginning July 1, 2006 to May 31, 2007; (ii) defer charging customers for the balance of its residential electric supply costs; and (iii) structure such deferral in a competitively neutral manner so that residential electric customers not on utility standard offer service would also receive the same benefit. Under the Rate Stabilization Act and the qualified rate order, BGE was authorized to cause the securitization and issuance of the Bonds and must use the net proceeds of the Bonds to finance or recover its rate stabilization costs. Rate stabilization costs include (w) the excess of the contracted price incurred by BGE for the purchase of energy supplies for its standard offer service to residential electric customers over the amount that BGE is authorized to recover from those customers under its approved rate stabilization plan, covering the period from July 1, 2006 through May 31, 2007, including certain other deferred costs approved under that plan, all referred to as deferred power supply costs, (x) the approved costs of issuing, supporting and servicing rate stabilization bonds, (y) any approved costs for retiring and refunding any existing debt and equity securities issued to temporarily finance the rate stabilization costs, and (z) BGE’s actual borrowing costs to carry the deferred power supply costs as a regulatory asset under the rate stabilization plan.

Qualified rate stabilization charges authorized in the qualified rate order that relate to the Bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Maryland Commission, except for periodic true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds. Please read “CREDIT ENHANCEMENT―True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement. All revenues and collections resulting from qualified rate stabilization charges provided for in the qualified rate order that relate to the Bonds are part of the rate stabilization property.

The rate stabilization property relating to the Bonds and other rate stabilization property that may be transferred to us in connection with one or more separate qualified rate orders providing for separate series of rate stabilization bonds are described in more detail under “THE SALE AGREEMENT―Sale and Assignment of the Rate Stabilization Property” in the accompanying prospectus.

We will purchase the rate stabilization property from BGE to support the issuance of $623,200,000 in principal amount of the Bonds. The servicer will bill and collect qualified rate stabilization charges allocable to the Bonds from residential electric customers and from retail electric providers that bill residential electric customers directly and will remit the collections to the indenture trustee. The retail electric providers will in turn bill and collect the qualified rate stabilization charges from those residential electric customers that each is authorized to bill on behalf of BGE. Each retail electric provider will include the qualified rate stabilization charges in its bill to its residential electric customers.

Each retail electric provider will be required to pay the qualified rate stabilization charges to the servicer on or before the 15th day after it receives the bill from the servicer, less an allowance for charge-offs and payment lags, whether or not the retail electric provider has collected all amounts owed to it by its residential electric customers.

Prior to the date on which the retail electric provider remits the qualified rate stabilization charges to the servicer, the qualified rate stabilization charges may be commingled with the retail electric provider’s other funds. Please read “RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS” in the accompanying prospectus. Currently, there are no retail electric providers billing residential electric customers directly, although retail electric providers may do so in the future.

If a retail electric provider does not remit to the servicer the qualified rate stabilization charges that such retail electric provider is estimated to collect from those residential electric customers that it is authorized to bill on behalf of BGE, the servicer will be permitted to account for any shortfall in such retail electric provider’s remittances through the true-up mechanism after the application of any security posted by the retail electric provider. Please read “RETAIL ELECTRIC PROVIDERS” in the accompanying prospectus and “CREDIT ENHANCEMENT―True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement. For information on how electric service to residential electric customers may be terminated, please read “SERVICING RISKS—Limits on rights to terminate service might make it more difficult to collect the qualified rate stabilization charges” in the accompanying prospectus. Because the amount of qualified rate stabilization charge collections will depend largely on the amount of electricity consumed by customers within BGE’s service territory, the amount of collections may vary substantially from year to year. Please read “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR” in the accompanying prospectus.

Under the Rate Stabilization Act and the indenture, the indenture trustee or the holders of the Bonds have the right to foreclose or otherwise enforce the lien on the rate stabilization property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the rate stabilization property. Therefore, foreclosure might not be a realistic or practical remedy. Please read “RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RATE STABILIZATION PROPERTY―Foreclosure of the indenture trustee’s lien on the rate stabilization property for a series of rate stabilization bonds might not be practical, and acceleration of the rate stabilization bonds of such series before maturity might have little practical effect” in the accompanying prospectus.

Qualified Rate Order

On December 28, 2006, the Maryland Commission issued a qualified rate order relating to the Bonds to BGE. The qualified rate order authorizes BGE to securitize and cause to be issued rate stabilization bonds in one or more series in an aggregate principal amount not to exceed the rate stabilization costs consisting of the following three principal categories, which are estimated as of June 22, 2007 to be approximately $623.2 million: (a) $605.1 million of deferred power supply costs; (b) $13.7 million of carrying charges expected to be incurred with respect to such deferred power supply costs, at BGE’s actual short-term borrowing rates, through the expected date of issuance of the Bonds; and (c) $4.4 million representing a portion of the estimated upfront issuance costs, including the cost of the Maryland Commission’s financial advisor. The amount actually securitized is subject to adjustment in the issuance advice letter to be provided by BGE to the Maryland Commission prior to issuance of the Bonds to reflect updated estimated rate stabilization costs and other data. The qualified rate order also authorizes qualified rate stabilization charges in amounts expected to be sufficient to recover the principal and interest on the Bonds and certain ongoing administration and servicing costs related to the rate stabilization property.

Payment and Record Dates and Payment Sources

Beginning April 1, 2008, we will make payments on the Bonds semi-annually on April 1 and October 1 of each year, or, if that day is not a business day, the following business day (each, a payment date). So long as the Bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the record date. If we issue certificated rate stabilization bonds to beneficial owners of the Bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding Bonds from amounts available in the collection account and the related subaccounts held by the indenture trustee in the priority set forth under “How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. These available amounts, which will include amounts collected for us by the servicer of the rate stabilization property with respect to the qualified rate stabilization charges, are described in greater detail under “SECURITY FOR THE RATE STABILIZATION BONDS ― How Funds in

the Collection Account will be Allocated” and “THE SERVICING AGREEMENT―Remittances to Collection Account” in the accompanying prospectus.

Principal Payments

On each payment date, we will pay principal of the Bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any Bond whose legal final maturity date is on that payment date, plus

•	the unpaid principal amount of any Bond upon acceleration following an event of default relating to the Bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any Bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described below under “―Interest Payments.” To the extent funds are so available, we will make scheduled payments of principal of the Bonds in the following order:

1.	to the holders of the tranche A-1 Bonds, until the principal amount of that tranche has been reduced to zero,

2.	to the holders of the tranche A-2 Bonds, until the principal amount of that tranche has been reduced to zero,

3.	to the holders of the tranche A-3 Bonds, until the principal amount of that tranche has been reduced to zero.

However, we will not pay principal of any tranche of Bonds on any payment date if making the payment would reduce the principal amount of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date. The entire unpaid principal amount of each tranche of the Bonds will be due and payable on the legal final maturity date for the tranche.

If an event of default under the indenture has occurred and is continuing, the indenture trustee or the holders of a majority in principal amount of the rate stabilization bonds of each affected series then outstanding may declare the unpaid principal amount of the rate stabilization bonds of each such affected series, together with accrued interest thereon, to be due and payable, without priority of interest over principal or principal over interest and without regard to tranche. However, the nature of our business will result in payment of principal upon an acceleration of the Bonds being made as funds become available. Please read “RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RATE STABILIZATION PROPERTY―Foreclosure of the indenture trustee’s lien on the rate stabilization property for a series of rate stabilization bonds might not be practical, and acceleration of the rate stabilization bonds of such series before maturity might have little practical effect” and “RISK FACTORS―You may experience material payment delays or incur a loss on your investment in the rate stabilization bonds because the source of funds for payment is limited” in the accompanying prospectus. If there is a shortfall in the amounts available to make principal payments on rate stabilization bonds of a series that are due and payable, including upon an acceleration following an event of default, the indenture trustee will distribute principal from the collection account for that series pro rata to each tranche of rate stabilization bonds of that series based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on rate stabilization bonds of a series that are scheduled to be paid, the indenture trustee will distribute principal from the collection account for that series pro rata to each tranche of rate stabilization bonds of that series based on the principal amount then scheduled to be paid on the payment date.

The expected amortization schedule below sets forth the principal amount that is scheduled to remain outstanding on each payment date for each tranche of the Bonds from the issuance date to the scheduled maturity date.

EXPECTED AMORTIZATION SCHEDULE

Outstanding Principal Amount Per Tranche

Semi-Annual Payment Date	Tranche A-1 Principal Repayment	Tranche A-1 Balance	Tranche A-2 Principal Repayment	Tranche A-2 Balance	Tranche A-3 Principal Repayment	Tranche A-3 Balance
Settlement Date	$0	$284,000,000	$0	$220,000,000	$0	$119,200,000
4/1/2008	$33,258,714	$250,741,286	$0	$220,000,000	$0	$119,200,000
10/1/2008	$25,542,688	$225,198,598	$0	$220,000,000	$0	$119,200,000
4/1/2009	$26,607,890	$198,590,708	$0	$220,000,000	$0	$119,200,000
10/1/2009	$26,916,390	$171,674,318	$0	$220,000,000	$0	$119,200,000
4/1/2010	$28,124,396	$143,549,922	$0	$220,000,000	$0	$119,200,000
10/1/2010	$28,418,107	$115,131,815	$0	$220,000,000	$0	$119,200,000
4/1/2011	$29,674,481	$85,457,334	$0	$220,000,000	$0	$119,200,000
10/1/2011	$30,033,486	$55,423,848	$0	$220,000,000	$0	$119,200,000
4/1/2012	$31,280,948	$24,142,900	$0	$220,000,000	$0	$119,200,000
10/1/2012	$24,142,900	$0	$7,580,844	$212,419,156	$0	$119,200,000
4/1/2013	$0	$0	$33,000,294	$179,418,862	$0	$119,200,000
10/1/2013	$0	$0	$33,563,200	$145,855,662	$0	$119,200,000
4/1/2014	$0	$0	$34,885,482	$110,970,180	$0	$119,200,000
10/1/2014	$0	$0	$35,536,782	$75,433,398	$0	$119,200,000
4/1/2015	$0	$0	$36,883,610	$38,549,788	$0	$119,200,000
10/1/2015	$0	$0	$37,624,728	$925,060	$0	$119,200,000
4/1/2016	$0	$0	$925,060	$0	$38,072,765	$81,127,235
10/1/2016	$0	$0	$0	$0	$39,857,936	$41,269,298
4/1/2017	$0	$0	$0	$0	$41,269,298	$0

  On each payment date, the indenture trustee will make principal payments to the extent the principal amount of each tranche of the Bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest due and payable on that payment date.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of Bonds, the aggregate amount of each interest payment on each tranche of Bonds and the actual final payment date of each tranche of Bonds will depend on the timing of the servicer’s receipt of qualified rate stabilization charges. Please read “WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE RATE STABILIZATION BONDS” in the accompanying prospectus for further information. Changes in the expected weighted average lives of the tranches of the Bonds in relation to variances in actual energy consumption levels (residential electric deliveries) from forecast levels are shown below.

Assumptions

For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) the forecast error stays constant over the life of the Bonds and is equal to an overestimate of electricity consumption of 5% (1.51 standard deviations from the mean) or 15% (4.61 standard deviations from the mean) and (ii) the servicer makes timely and accurate filings to true-up the qualified rate stabilization charges at least semi-annually. There can be no assurance that the weighted average lives of the Bonds will be as shown.

Fees and Expenses

As set forth in the table below, the Issuing Entity is obligated to pay fees to the servicer, the indenture trustee, its independent managers, BGE as administrator and the rating agencies. The following tables illustrate this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Qualified Rate Stabilization Charge collections and investment earnings.	$311,600 per annum, which is equal to 0.05% of the original principal amount of the Bonds (so long as servicer is BGE), payable semi-annually
Indenture trustee	Qualified Rate Stabilization Charge collections and investment earnings.	$4,750 for the first year, $4,250 per annum thereafter, plus reasonable expenses
Independent Managers	Qualified Rate Stabilization Charge collections and investment earnings.	$4,400 per annum plus reasonable expenses

Administrator	Qualified Rate Stabilization Charge collections and investment earnings.	$100,000 per annum, payable semi-annually
Rating Agencies	Qualified Rate Stabilization Charge collections and investment earnings.	$30,000 per annum

The annual servicing fee payable to any servicer other than BGE shall not at any time exceed approximately $7,790,000, which is equal to 1.25% of the original principal amount of the Bonds, unless a higher rate is approved by the Maryland Commission.

Interest Payments

Holders of rate stabilization bonds in each tranche of Bonds will receive interest at the rate for that tranche as set forth in the table on page S-9 of this prospectus supplement.

Interest on each tranche of Bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the next applicable payment date until the Bonds have been paid in full, at the interest rate indicated in the table on page S-9 of this prospectus supplement. Each of those periods is referred to as an interest accrual period. On each payment date, we will pay interest on each tranche of the Bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal amount of each tranche of the Bonds as of the close of business on the preceding payment date, or the date of the original issuance of the Bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the Bonds before we pay principal on the Bonds. Please read “DESCRIPTION OF THE RATE STABILIZATION BONDS―Interest and Principal on the Rate Stabilization Bonds” in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the Bonds, the indenture trustee will distribute interest pro rata to each tranche of Bonds based on the amount of interest payable on each such outstanding tranche. Please read “CREDIT ENHANCEMENT―Collection Account and Subaccounts” in this prospectus supplement. We will calculate interest on tranches of the Bonds on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

We may not voluntarily redeem any tranche of the Bonds prior to the scheduled maturity date for such tranche.

THE INDENTURE TRUSTEE

Deutsche Bank Trust Company Americas is a New York banking corporation.  Deutsche Bank Trust Company Americas has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind.

CREDIT ENHANCEMENT

Credit enhancement for the Bonds is intended to protect you against losses or delays in scheduled payments on your Bonds. Please read “RISK FACTORS―You may experience material payment delays or incur a loss on your investment in the rate stabilization bonds because the source of funds for payment is limited” in the accompanying prospectus.

True-Up Mechanism for Payment of Scheduled Principal and Interest

The qualified rate order mandates that qualified rate stabilization charges to all existing and future residential electric customers will be adjusted at least semi-annually to ensure the expected recovery of amounts sufficient to provide timely payment of scheduled principal and interest on the Bonds and certain ongoing costs of administering and servicing the Bonds. Additionally, pursuant to the qualified rate order, adjustments other than the semi-annual adjustments may be made under certain circumstances, and, to the extent any Bonds remain outstanding after the scheduled maturity date of the last tranche, adjustments will be made quarterly.

There is no “cap” on the level of qualified rate stabilization charges that may be imposed on residential electric customers to pay on a timely basis scheduled principal and interest on the Bonds and certain ongoing administration and servicing costs related to the rate stabilization property.

Please read “The Qualified Rate Stabilization Charges” below and “BGE’S QUALIFIED RATE ORDER” and “THE SERVICING AGREEMENT―The Qualified Rate Stabilization Charge Adjustment Process” in the accompanying prospectus.

Collection Account and Subaccounts

The indenture trustee will establish a collection account for the Bonds to hold the capital contribution from BGE and collected qualified rate stabilization charges periodically remitted to the indenture trustee by the servicer. The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount, and

•	the capital subaccount.

For administrative purposes, the subaccounts may be established as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “SECURITY FOR THE RATE STABILIZATION BONDS―Description of Indenture Accounts” and “―How Funds in the Collection Account will be Allocated” in the accompanying prospectus.

The General Subaccount. The indenture trustee will deposit collected qualified rate stabilization charges remitted to it by the servicer with respect to the Bonds into the general subaccount. On each payment date, the indenture trustee will allocate amounts in the general subaccount as described under “―How Funds in the Collection Account Will Be Allocated” below.

The Excess Funds Subaccount. The excess funds subaccount will be funded with collected qualified rate stabilization charges and investment earnings on amounts in the collection account in excess of the amount necessary to pay on any payment date:

•	fees and expenses, including any indemnity payments, of the indenture trustee, our independent managers, the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the Bonds required to be paid or scheduled to be paid on that payment date, and

•	any amount required to replenish any amounts drawn from the capital subaccount.

The periodic adjustments of the qualified rate stabilization charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments generally will occur semi-annually but, to the extent any Bonds remain outstanding after the scheduled maturity date of the last tranche, will occur quarterly. Under certain other circumstances, these adjustments may occur more frequently.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses specified in the indenture due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the indenture trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount. On the date we issue the Bonds, BGE will deposit $3,116,000 into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the original principal amount of the Bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the Bonds described below under “Ratings for the Bonds.” If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the indenture trustee will draw on any amounts in the capital subaccount to make those payments.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the indenture trustee with respect to the Bonds, including any indemnity amounts and all investment earnings on amounts in the subaccounts in the collection account, will be deposited into the general subaccount of the collection account.

On each payment date, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Bonds in the following order of priority:

1.	payment of a pro rata portion of the indenture trustee’s fees, expenses (including the fees and expenses of its counsel) and any outstanding indemnity amounts, not to exceed $850,000 per annum;

2.	payment of the servicing fee relating to the Bonds, as described in the table on page S-14, plus any unpaid servicing fees from prior payment dates;

3.	payment of the administration fee, as described in the table on page S-15, plus any unpaid administration fees from prior payment dates;

4.
payment of a pro rata portion of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees, independent managers’ fees and certain reimbursable costs of the servicer under the servicing agreement, not to exceed $250,000 per annum;

5.	payment of the interest then due on the Bonds, including any past-due interest;

6.	payment of the principal then required to be paid on the Bonds as a result of acceleration upon an event of default or at final maturity;

7.	payment of the principal then scheduled to be paid on the Bonds in accordance with the expected amortization schedule, including any previously unpaid scheduled principal;

8.
payment of a pro rata portion of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the indenture trustee, but excluding the servicing fee and administration fee to the extent they exceed the amounts described below;

9.	replenishment of any amounts drawn from the capital subaccount for the Bonds;

10.	allocation of the remainder, if any, to the excess funds subaccount for the Bonds; and

11.
after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

If there are other series of rate stabilization bonds outstanding, amounts in items 1, 4 and 8 will be allocated among the different series based on their respective outstanding principal amounts. The annual servicing fee payable to BGE while it is acting as servicer of the rate stabilization property shall not at any time exceed 0.05% of the original principal amount of the Bonds. The annual servicing fee payable to any other servicer of the rate stabilization property appointed as a result of a default by the previous servicer or otherwise shall not at any time exceed 1.25% of the original principal amount of the Bonds unless a higher rate is approved by the Maryland Commission. The annual administration fee shall not at any time exceed $100,000. Although the annual amounts paid pursuant to items 2 and 3 may not exceed specified amounts, BGE may seek approval from the PSC to recover from customers incremental costs in excess of specified amounts, provided that such incremental costs shall neither be considered an operating expense nor be paid out of the collection account or included in the calculation of periodic true-up adjustments.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the indenture trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

12.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

13.	from the capital subaccount for allocations and payments contemplated in clauses 1 through 8.

If, on any payment date, available collections of qualified rate stabilization charges allocable to the Bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the Bonds. If, on any payment date, remaining collections of qualified rate stabilization charges allocable to the Bonds, together with available amounts in the related subaccounts, are not sufficient to pay principal due and payable on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of qualified rate stabilization charges allocable to the Bonds, together with available amounts in the related subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding Bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the indenture trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related qualified rate stabilization charges will take into account, among other things, the need to replenish those amounts.

Retail Electric Provider Deposits and Other Credit Support

Retail electric providers in BGE’s service territory that bill and collect qualified rate stabilization charges must remit such charges to the servicer, less an allowance for charge-offs and payment lags, as described under “RETAIL ELECTRIC PROVIDERS” in the accompanying prospectus. The qualified rate order provides that each retail electric provider that does not maintain a long-term, unsecured credit rating of at least “BBB” and “Baa2” (or the equivalent) from S&P and Moody’s, respectively, must provide a cash deposit or comparable security equal to two months’ maximum expected qualified rate stabilization charge collections to provide for payment of such amount of qualified rate stabilization charge collections in the event that the retail electric provider defaults in its payment obligations to the servicer.

Currently, there are no retail electric providers billing residential electric customers directly, although retail electric providers may do so in the future.

Retail electric provider cash deposits will be held by the indenture trustee, maintained in a segregated account, and invested in short-term high quality investments. If a retail electric provider defaults in making a payment of qualified rate stabilization charges to the servicer and does not remedy the default within a seven calendar-day grace period, the amounts on deposit (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit) will be used to make payments in respect of the Bonds. After the application of any security posted by a defaulting retail electric provider, the servicer will be permitted to account for the net shortfall in such retail electric provider’s remittances through the true-up mechanism. Please read “CREDIT ENHANCEMENT―True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement. In addition, the servicer will be entitled to assume all responsibility for billing all charges for services provided by BGE and the qualified rate stabilization charges, or transferring responsibility to a qualifying third party. Please read “RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS” and  “RETAIL ELECTRIC PROVIDERS” in the accompanying prospectus.

THE QUALIFIED RATE STABILIZATION CHARGES

BGE will be the initial servicer of the rate stabilization property. Beginning on the date we issue the Bonds, the initial qualified rate stabilization charge will be imposed on each residential electric customer based on consumption of electricity. The initial qualified rate stabilization charge will be $.0064 per kWh and will represent approximately 4% of the total bill received by a 1000 kWh residential electric customer in BGE’s service territory as of June 1, 2007. These qualified rate stabilization charges will be adjusted semi-annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the Maryland Commission. Please read “DESCRIPTION OF THE RATE STABILIZATION PROPERTY—Creation of Rate Stabilization Property; Qualified Rate Order” in the accompanying prospectus.

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, BGE and each of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase, the principal amount of the Bonds listed opposite such underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3
Barclays Capital Inc.	$71,000,000	$55,000,000	$29,800,000
Citigroup Global Markets Inc.	$71,000,000	$55,000,000	$29,800,000
Greenwich Capital Markets, Inc.	$71,000,000	$55,000,000	$29,800,000
Morgan Stanley & Co. Incorporated	$71,000,000	$55,000,000	$29,800,000
	$284,000,000	$220,000,000	$119,200,000

Under the underwriting agreement, the underwriters will take and pay for all of the Bonds we offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The Bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Bonds to dealers at such prices, less a selling concession not to exceed the percentage of the principal amount of the Bonds listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage of the principal amount of the Bonds listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1	0.24%	0.12%
Tranche A-2	0.24%	0.12%
Tranche A-3	0.24%	0.12%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the Bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Bonds to be higher than they would otherwise be. Neither we, BGE, the indenture trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to BGE and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the Bonds.

We estimate that our share of the total expenses of the offering to be paid from the proceeds of the sale of the Bonds will be $1,669,200. Additional expenses will be paid from our capital account.

We and BGE have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the Bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thelen Reid Brown Raysman & Steiner LLP, counsel to us and to BGE, interest paid on the Bonds generally will be taxable to a U.S. bondholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting for U.S. federal income tax purposes. Thelen Reid Brown Raysman & Steiner LLP has also issued an opinion, based on Revenue Procedure 2005-62, 2005-37 IRB, that, for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from BGE, our sole member, and (2) the Bonds will constitute indebtedness of BGE. Each beneficial owner of a Bond, by acquiring a beneficial interest, agrees to treat such Bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” in the accompanying prospectus.

RISK WEIGHTING OF THE BONDS UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, referred to herein as the Basel Accord), the Bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within those countries, which are accorded a 20% risk weighting.

We have been informed that the United Kingdom’s Financial Services Authority has issued individual guidance in respect of the Basel Accord to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Rate Stabilization Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U.S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

•	the ability to issue rate stabilization bonds has been established by the State of Maryland under the Rate Stabilization Act to finance the recovery of rate stabilization costs;

•	under the Rate Stabilization Act and the qualified rate order, BGE is authorized to establish us as a special purpose entity to issue rate stabilization bonds;

•	we are not owned by the Maryland Commission or the State of Maryland;

•
rate stabilization bonds are payable through qualified rate stabilization charges, which are a financial charge, on all existing and future residential electric customers located within BGE’s service territory, even if those customers elect to purchase electricity from a retail electric provider or if another entity, including a municipality, succeeds for any reason to the interests and obligations of BGE or otherwise provides electric delivery service to residential electric customers in BGE’s service territory;

•	the amount of qualified rate stabilization charges is designed to be sufficient to provide the timely payment of the rate stabilization bonds;

•
should customers fail to pay the qualified rate stabilization charges, then there is a true-up mechanism that allows us to recalculate the qualified rate stabilization charges such that those customers who do pay will make up the difference; see “BGE’S QUALIFIED RATE ORDER—True-Ups” in the accompanying prospectus;

•
pursuant to the Rate Stabilization Act, the State of Maryland pledges that it will not take or allow any action that would impair the value of the rate stabilization property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the qualified rate stabilization charges to be imposed, collected and remitted until the principal and interest, and any other charges incurred and contracts to be performed in connection with the related series of rate stabilization bonds, have been paid and performed in full;

•	the indenture trustee has a first priority lien on rate stabilization property and associated qualified rate stabilization charge collections; and

•	qualified rate stabilization charges are directly and expressly linked to payments of principal and interest on rate stabilization bonds.

We note that the United Kingdom has, since January 1, 2007 and the issuance of the guidance discussed above, implemented the International Convergence of Capital Measurement and Capital Standards:  A Revised Framework (as amended, referred to herein as Basel II).  There is a transitional period for full implementation of the Basel II framework in the United Kingdom, but, in any case, the individual guidance discussed above will lapse on December 31, 2007 at the latest and may no longer be relied upon by its original addressee beyond that point.

Under the new framework established by Basel II, the Bonds may also attract a risk weighting of 20% on the basis that the Bonds are rated in the highest rating category by a major credit rating agency.  It is a condition of issuance of the Bonds that they be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch.  In the alternative, under the new framework established by Basel II, the Bonds may attract the same risk weighting if they are considered to be “guaranteed” by a non-governmental public sector entity.  We note, however, that the analysis may be different than that under the Basel Accord.

We note that the timetable for the implementation of Basel II differs from country to country and it may not always be clear which regime—the Basel Accord or Basel II, or any transitional regime—may be applicable at any particular time.

However, we cannot assure you that the Bonds would attract a risk weighting of 20% under any national law, regulation or policy implementing the Basel Accord, Basel II or any transitional regime. Before acquiring any Bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to determine that an investment in the Bonds is permissible and in compliance with any applicable investment or other limits.

Please read “THE RATE STABILIZATION ACT—Recovery of Rate Stabilization Costs” and “—BGE and Other Utilities May Securitize Rate Stabilization Costs,” and “BGE’S QUALIFIED RATE ORDER—True-Ups” and “—True-Ups—Credit Risk” in the accompanying prospectus.

RATINGS FOR THE BONDS

It is a condition of each underwriter’s obligation to purchase the Bonds that each tranche of the Bonds be rated “AAA” by S&P, “AAA” by Fitch and “Aaa” by Moody’s.

A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the Bonds, and accordingly, we cannot assure you that a rating assigned to any tranche of the Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of the Bonds is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the Bonds other than payment in full of each tranche of the Bonds by the applicable legal final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

BGE as sponsor files annual, quarterly and current reports and other information with the SEC. We are incorporating by reference any future filings we or the sponsor make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Bonds, excluding any information that is furnished to, and not filed with, the SEC. Please read “WHERE YOU CAN FIND MORE INFORMATION” in the accompanying prospectus.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, indenture trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the Bonds.

LEGAL MATTERS

Certain legal matters relating to the Bonds, including certain U.S. federal income tax matters, will be passed on by Thelen Reid Brown Raysman & Steiner LLP, New York, New York, counsel to BGE and the Issuing Entity, by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuing Entity, by Miles & Stockbridge P.C., Baltimore, Maryland, special Maryland counsel to BGE and the Issuing Entity, and by Pillsbury Winthrop Shaw Pittman LLP, New York, New York, counsel to the underwriters. Pillsbury Winthrop Shaw Pittman LLP has also acted as special regulatory counsel to BGE in connection with the Rate Stabilization Act, the issuance of the qualified rate order by the Maryland Commission and related matters. In addition, from time to time, Pillsbury Winthrop Shaw Pittman LLP has acted as counsel to Constellation in connection with various matters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

Notice to Residents of Singapore

Each Underwriter acknowledges that this Preliminary Term Sheet has not been registered as a Prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter represents, warrants and agrees that it has not offered or sold any bonds or caused the Bonds to be made the subject of an invitation for subscription or purchase, and will not offer or sell any bonds or cause the Bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute this Preliminary Term Sheet or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of bonds, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (ii) to a relevant person pursuant to Section 275(1) or any person pursuant to Section 275(1a) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 by a relevant person which is:

(a)           a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)           a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

Shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Bonds pursuant to an offer made under Section 275 except:

(1)           to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)           where no consideration is or will be given for the transfer; or

(3)           where the transfer is by operation of law the Prospectus relating to the Bonds (“Prospectus”) will, prior to any sale of securities pursuant to the provisions of Section 106D of the Companies Act (Cap. 50), be lodged, pursuant to said Section 106D, with the Registrar of Companies in Singapore, which will take no responsibility for its contents. However, neither this Preliminary Term Sheet nor the Prospectus has been and nor will they be registered as a Prospectus with the Registrar of Companies in Singapore. Accordingly, the Bonds may not be offered, and neither this Preliminary Term Sheet nor any other offering document or material relating to the Bonds may be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than to institutional investors or other persons of the kind specified in Section 106C and Section 106D of the Companies Act or any other applicable exemption invoked under Division 5A of Part IV of the Companies Act. The first sale of securities acquired under a Section 106C or Section 106D exemption is subject to the provisions of Section 106E of the Companies Act.

Notice to Residents of The People’s Republic Of China

The Bonds have not been and will not be registered under the Securities Law of the People’s Republic of China (as the same may be amended from time to time) and are not to be offered or sold to persons within the People’s Republic of China (excluding the Hong Kong and Macau Special Administrative Regions) unless permitted by the laws of the People’s Republic of China.

Notice to Residents of Japan

The Bonds have not been and will not be registered under the Securities and Exchange Law of Japan (the “SEL”), and may not be offered or sold in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the SEL, and in compliance with the other relevant laws and regulations of Japan.

Notice to Residents of Hong Kong

Each Underwriter has represented and agreed that:

It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any bonds other than (a) to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder; or (b) in circumstances that do not result in the document being a “Prospectus” as defined in the Companies Ordinance (Cap. 32) of the laws of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance;

No invitation, advertisement, invitation or document relating to the Bonds may be issued, whether in Hong Kong or elsewhere, that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds that are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined under the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder that Ordinance.

Notice to Residents of the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of bonds to the public in that Relevant Member State prior to the publication of a Prospectus in relation to the Bonds which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of bonds to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the issuing entity of a Prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Residents of the United Kingdom

Each Underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

Notice to Residents of Malaysia

The Bonds have not been and will not be registered with the Securities Commission of Malaysia under the Securities Industry Act 1983 or the Securities Commission Act 1993 of Malaysia (as each may be amended from time to time) and are not to be offered or sold to persons within Malaysia unless permitted by the laws of Malaysia.

Notice to Residents of Taiwan

The Bonds have not been and will not be registered under the Securities and Exchange Act of Taiwan (as the same may be amended from time to time) and are not to be offered or sold to persons within Taiwan unless permitted by the laws of Taiwan.

Notice to Residents of Korea

The Bonds have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Bonds may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea.  None of the Underwriters or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Bonds to acquire the Bonds under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea.  In addition, any recipient or purchaser of the Bonds represents that it is purchasing or acquiring the Bonds as principal for its own account.  For a period of one year from the issue date of the Bonds, neither the holder of the Bonds nor any resident of Korea may transfer the Bonds in Korea or to any resident of Korea unless such transfer involves all of the Bonds held by it.  Also, for a period of one year from the issue date of the Bonds, the face amount of each certificate representing the Bonds held by a resident of Korea shall not be subdivided into more than one such certificate representing the Bonds.  Furthermore, the purchaser of the Bonds shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Bonds.  For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Bonds to determine whether such recipient or purchaser is eligible for the acquisition of the Bonds under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Bonds.

PROSPECTUS

RSB BondCo LLC
Issuing Entity

Baltimore Gas and Electric Company
Depositor, Sponsor and Initial Servicer

Rate Stabilization Bonds
Issuable in Series
_______________

You should carefully consider the “RISK FACTORS” beginning on page 15 of this prospectus before you invest in the rate stabilization bonds.

We, the Issuing Entity, may issue from time to time one or more series of the rate stabilization bonds as described in this prospectus. Each series of rate stabilization bonds may have one or more tranches. The rate stabilization bonds represent only our obligations and are backed only by our assets. Baltimore Gas and Electric Company and its affiliates, other than us, are not liable for any payments on the rate stabilization bonds. The rate stabilization bonds are not a debt or general obligation of the State of Maryland, the Maryland Public Service Commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Maryland or any governmental agency or instrumentality. Neither the State of Maryland nor any political subdivision, agency, authority or instrumentality of the State of Maryland, nor any other public or private entity, will be obligated to provide funds for the payment of the rate stabilization bonds.

We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the rate stabilization bonds.

We may offer and sell the rate stabilization bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the rate stabilization bonds. This prospectus may not be used to offer and sell the rate stabilization bonds unless accompanied by a prospectus supplement.

_______________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________

The date of this prospectus is June 15, 2007.

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READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT	1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	1

PROSPECTUS SUMMARY	3
Summary of the Rate Stabilization Bonds	3
Parties to Transaction and Responsibilities	6
Flow of Funds	7
The Collateral	7
The Rate Stabilization Property	8
Interest Payments	9
Principal Payments and Record Dates and Payment Sources	9
Priority of Distributions	9
Credit Enhancement	10
Allocation of Partial Customer Payments	11
Master Trust Structure; Issuance of Additional Series	12
Allocations as Between Series	12
State Pledge	12
Optional Redemption	13
Scheduled Maturity Dates and Legal Final Maturity Dates	13
Reports to Rate Stabilization Bondholders	13
Servicing Compensation	13
Federal Income Tax Status	13
ERISA Considerations	13

RISK FACTORS	15
You may experience material payment delays or incur a loss on your investment in the rate stabilization bonds because the source of funds for payment is limited.	15

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	15
We are not obligated to indemnify you for changes in law.	15
Future judicial action could reduce the value of your investment in the rate stabilization bonds.	15
The federal government might attempt to preempt the Rate Stabilization Act without full compensation.	17
Future state legislative action might attempt to reduce the value of your investment in the rate stabilization bonds.	17
The Maryland Commission might attempt to take actions that could reduce the value of your investment in the rate stabilization bonds.	17
Municipalities might form municipal utilities and thereby reduce BGE’s residential electric customer base.	18

SERVICING RISKS	18
Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the rate stabilization bonds.	18
Your investment in the rate stabilization bonds depends on BGE or its successor or assignee, acting as servicer of the rate stabilization property.	19
If we replace BGE as the servicer, we may experience difficulties finding and using a replacement servicer.	19
It might be difficult to collect qualified rate stabilization charges from retail electric providers.	19
Changes to billing and collection practices might reduce the value of your investment in the rate stabilization bonds.	20
Limits on rights to terminate service might make it more difficult to collect the qualified rate stabilization charges.	20

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RATE STABILIZATION PROPERTY	20
We will not receive qualified rate stabilization charges for any series of rate stabilization bonds in respect of electric service provided more than 12 years from the date of issuance of that series of rate stabilization bonds.	20
Foreclosure of the indenture trustee’s lien on the rate stabilization property for a series of rate stabilization bonds might not be practical, and acceleration of the rate stabilization bonds of such series before maturity might have little practical effect.	21

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SPONSOR	21

i

The servicer will commingle the qualified rate stabilization charges with other revenues it collects, which might obstruct or prevent access to the qualified rate stabilization charges in case of the servicer’s bankruptcy and reduce the value of your investment in the rate stabilization bonds.	21
If we are found to have only an unsecured claim in a bankruptcy of BGE, you may not receive full payment on the rate stabilization bonds.	22
The bankruptcy of BGE or any affiliate or any successor might result in losses or delays in payments on the rate stabilization bonds.	22
The sale of the rate stabilization property might be construed as a financing and not a sale in a case of BGE’s bankruptcy which might delay or limit payments on the rate stabilization bonds.	23
If the servicer enters bankruptcy proceedings, the collections of the qualified rate stabilization charges received by the servicer during a period prior to the bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the rate stabilization bonds.	24
Claims against BGE or any successor sponsor might be limited in the event of a bankruptcy of the sponsor.	24
The bankruptcy of BGE or any successor sponsor might limit the remedies available to the indenture trustee.	24

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS	25

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE RATE STABILIZATION BONDS	25
BGE’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the rate stabilization bonds.	25
BGE’s ratings might affect the market value of the rate stabilization bonds.	25
Technological change might make alternative energy sources more attractive in the future.	25
The absence of a secondary market for a series of rate stabilization bonds might limit your ability to resell your rate stabilization bonds of such series.	26
You might receive principal payments for a series of rate stabilization bonds later than you expect.	26
We may issue additional series of rate stabilization bonds.	26

THE RATE STABILIZATION ACT	27
Electric Utility Industry Deregulation in Maryland	27
Recovery of Rate Stabilization Costs	27
BGE and Other Utilities May Securitize Rate Stabilization Costs	27

BGE’S QUALIFIED RATE ORDER	30
BGE’s Securitization Proceeding and Qualified Rate Order	30
Collection of Qualified Rate Stabilization Charges	31
Issuance Advice Letter	31
Tariff	32
True-Ups	32
True-Ups―Credit Risk	33
Servicing Agreement	33
Effect of the Qualified Rate Order	33
Binding on Successors	33
Subsequent Qualified Rate Orders	33

RETAIL ELECTRIC PROVIDERS	34

DESCRIPTION OF THE RATE STABILIZATION PROPERTY	34
Creation of Rate Stabilization Property; Qualified Rate Order	34
Tariff; Qualified Rate Stabilization Charges	35
Billing and Collection Terms and Conditions	35

AFFILIATIONS AMONG TRANSACTION PARTIES	36

THE INITIAL SERVICER, DEPOSITOR AND SPONSOR	36
General	36
BGE Customer Base and Electric Energy Consumption	36
Electricity Delivered to Residential Electric Customers, Residential Electric Delivery Revenues and Residential Electric Customers	36
Forecasting Electricity Consumption	36
Billing and Servicing Procedures	37
Credit and Collection Policies and Procedures	38
Allocation of Partial Customer Payments	39

Historical Delinquency and Loss Experience	39

THE SERVICING AGREEMENT	80
Servicing Procedures	80
Servicing Standards and Covenants	81
The Qualified Rate Stabilization Charge Adjustment Process	82
Remittances to Collection Account	83
Servicing Compensation	84
Servicer Representations and Warranties	84
The Servicer Will Indemnify Us and Other Entities in Limited Circumstances	85

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v

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT

This prospectus is part of a registration statement that Baltimore Gas and Electric Company and RSB BondCo LLC have filed with the SEC using a “shelf” registration process. By using this process, we may offer the rate stabilization bonds in one or more offerings. This prospectus provides you with a general description of the rate stabilization bonds we may offer. Each time we offer rate stabilization bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in that prospectus supplement. Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

References in this prospectus to the term we, us, or the Issuing Entity mean RSB BondCo LLC, the entity which will issue rate stabilization bonds. References to BGE, the depositor or the sponsor mean Baltimore Gas and Electric Company. References to the servicer mean BGE and any successor servicer under the servicing agreement referred to in this prospectus. References to Constellation mean Constellation Energy Group, Inc., the parent company of BGE.

We also refer to the Maryland Public Service Commission as the Maryland Commission or the PSC. References to the Rate Stabilization Act means legislation passed by the State of Maryland in June 2006 which required BGE to implement a rate stabilization plan, and authorized BGE to finance or recover its costs incurred under its rate stabilization plan, generally referred to as the rate stabilization costs, on terms and conditions to be determined by the PSC.  References to the qualified rate order mean the order (Order No. 81181) issued by the Maryland Commission on December 28, 2006 pursuant to the Rate Stabilization Act, or any other order issued by the Maryland Commission under the Rate Stabilization Act, as applicable, which authorizes the issuance of rate stabilization bonds, and the recovery of qualified rate stabilization charges, which are expected to be sufficient to provide timely payment of scheduled principal and interest on the rate stabilization bonds and certain ongoing administration and servicing costs related to the rate stabilization property. In general terms, all of the rights and interests of BGE that relate to the rate stabilization bonds under the qualified rate order, upon transfer to the Issuing Entity pursuant to the sale agreement referred to in this prospectus, are referred to as the rate stabilization property.

Unless the context otherwise requires, the term customer or residential electric customer means a residential end user of electricity and related services provided by BGE or by an electric supplier licensed to provide electric generation supply to residential electric customers via BGE’s transmission and distribution system authorized to bill and collect qualified rate stabilization charges, referred to as a retail electric provider.

You can find a glossary of some of the other defined terms we use in this prospectus on page 102 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the rate stabilization bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this prospectus and the accompanying prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading “WHERE YOU CAN FIND MORE INFORMATION”, are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “objective”, “plan”, “potential”, “predict”, “projection”, “should”, “will”, or other similar words.

We have based our forward-looking statements on our management’s belief, expectations and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•
state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of BGE’s business;

•	non-payment of qualified rate stabilization charges due to financial distress of residential electric customers or retail electric providers;

•	the accuracy of the servicer’s estimates of market demand and prices for energy;

•	the accuracy of the servicer’s estimates of residential growth in BGE’s service territory;

•	changes in market demand and demographic patterns;

•	weather variations and other natural phenomena affecting residential electric customer energy usage in BGE’s service territory;

•	the operating performance of BGE’s facilities in BGE’s service territory;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of qualified rate stabilization charges;

•
the reliability of the systems, procedures and other infrastructure necessary to operate the residential electric business in BGE’s service territory, including the systems operated by the independent system operator in PJM Interconnection, LLC;

•	national or regional economic conditions affecting residential electric customer energy usage in BGE’s service territory;

•	acts of war or terrorism or other catastrophic events affecting residential electric customer energy usage in BGE’s service territory; and

•	other factors we discuss in this prospectus, any prospectus supplement and any of our or the sponsor’s SEC filings.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement, except as may be required by the federal securities laws.

PROSPECTUS SUMMARY

This summary contains a brief description of the rate stabilization bonds and applies to all series of rate stabilization bonds we may offer by use of this prospectus. You may find information relating to a specific series of rate stabilization bonds in the prospectus supplement relating to that series. You will find a more detailed description of the terms of the offering of the rate stabilization bonds following this summary.

You should carefully consider the “RISK FACTORS” beginning on page 15 of this prospectus before you invest in the rate stabilization bonds.

Summary of the Rate Stabilization Bonds

The Issuing Entity:
RSB BondCo LLC, a direct, wholly owned subsidiary of BGE and a limited liability company formed under Delaware law. We were formed solely to purchase and own rate stabilization property, to issue one or more series of rate stabilization bonds secured by rate stabilization property and to perform any activity incidental thereto.

Subsequent qualified rate orders relating to additional series of rate stabilization bonds may impose additional or different requirements. Please read “BGE’S QUALIFIED RATE ORDER—BGE’s Securitization Proceeding and Qualified Rate Order.”

Our address:	Suite 202 103 Foulk Road Wilmington, Delaware 19803
Our telephone number:	(302) 691-6409
Depositor, sponsor and initial servicer:
BGE is an electric transmission and distribution utility company and a gas distribution utility company with a service territory that covers the City of Baltimore and all or part of ten counties in central Maryland. BGE is regulated by the Maryland Commission and the Federal Energy Regulatory Commission with respect to rates and other aspects of its business. BGE's electric service territory includes an area of approximately 2,300 square miles. BGE is an operating subsidiary of Constellation, which is based in Baltimore, Maryland. BGE, Constellation and their affiliates (other than RSB BondCo LLC) are not obligors of the rate stabilization bonds.

BGE’s address:	110 W. Fayette Street Baltimore, Maryland 21201
BGE’s phone number:	(410) 685-0123
The servicer of the rate stabilization property:	BGE, acting as the initial servicer, and any successor servicer, will service the rate stabilization property under a servicing agreement with us.
The indenture trustee:	The indenture trustee for each series of rate stabilization bonds will be named in the applicable prospectus supplement.
Transaction overview:
The Rate Stabilization Act mandated that BGE implement a rate stabilization plan for the provision of market-based standard offer service to residential electric customers. The Rate Stabilization Act permits BGE to recover its rate stabilization costs, comprised of, among other things, (i) the excess of the contracted price incurred by BGE for the purchase of energy supplies for its standard offer service residential electric customers over the amount that BGE is authorized to recover from those customers, and other deferred costs incurred or to be incurred by BGE, pursuant to its approved rate stabilization plan, referred to as deferred power supply costs, (ii) the approved costs of issuing, supporting and servicing rate stabilization bonds, (iii) any approved costs for retiring and refunding any existing debt and equity securities issued to temporarily finance the rate stabilization costs, and (iv) BGE’s actual borrowing costs to carry the deferred power supply costs as a regulatory asset under the rate stabilization plan, through the issuance of rate stabilization bonds pursuant to and supported by an irrevocable qualified rate order issued by the Maryland Commission. The Rate Stabilization Act also permits the Maryland Commission to impose an irrevocable nonbypassable qualified rate stabilization charge on all existing and future residential electric customers located within BGE’s service territory, as such service territory was defined at the time of issuance of the qualified rate order, for payment of the rate stabilization bonds. We refer to this area in this prospectus, with regard to BGE, as BGE’s service territory. The amount and terms for collections of these qualified rate stabilization charges are governed by one or more qualified rate orders issued to BGE by the Maryland Commission. The Rate Stabilization Act permits BGE to transfer its rights and interests under a qualified rate order, including the right to impose, collect and receive qualified rate stabilization charges, to a special purpose entity formed by BGE to issue debt securities secured by the right to receive revenues arising from the qualified rate stabilization charges. BGE’s right to receive the qualified rate stabilization charges, all revenues and collections resulting from the qualified rate stabilization charges and its other rights and interests under a qualified rate order, upon transfer to the Issuing Entity, constitute rate stabilization property. Under the Rate Stabilization Act, rate stabilization property does not come into existence until BGE first transfers to an assignee or pledges in connection with the issuance of rate stabilization bonds its rights under a related qualified rate order. However, for convenience of reference in this prospectus, the transfer of BGE’s rights under such a qualified rate order is sometimes referred to as the sale or purchase of rate stabilization property.

On December 28, 2006, the Maryland Commission issued a qualified rate order to BGE authorizing the issuance of rate stabilization bonds to recover rate stabilization costs in an aggregate principal amount not to exceed the rate stabilization costs, consisting of the following three principal categories, which were estimated as of the date of issuance of the qualified rate order to be approximately $630 million: (a) $614 million of deferred power supply costs; (b) $7.3 million of carrying charges expected to be incurred with respect to such deferred power supply costs, at BGE’s actual short-term borrowing rates, through the expected date of issuance of the rate stabilization bonds (which had been March 1, 2007); and (c) an amount not to exceed $8.8 million representing the estimated upfront issuance costs, plus the cost of the Maryland Commission’s financial advisor. The qualified rate order further requires BGE to update the rate stabilization costs in the issuance advice letter to reflect the amount actually securitized and other more current information, which updated amount will be set forth in the related prospectus supplement. Please read “BGE’S QUALIFIED RATE ORDER.” Any subsequent qualified rate order relating to a separate series of rate stabilization bonds will be described in the applicable prospectus supplement.

The primary transactions underlying the offering of each series of rate stabilization bonds are as follows:

•  BGE will sell rate stabilization property to us in exchange for the net proceeds from the sale of a series of rate stabilization bonds,

•  we will sell the series of rate stabilization bonds, which will be secured primarily by the related rate stabilization property, to the underwriters named in the prospectus supplement, and

•  BGE will act as the initial servicer of the rate stabilization property.

The rate stabilization bonds are not obligations of the indenture trustee, our managers, BGE, Constellation or of any of their affiliates other than us. The rate stabilization bonds are also not obligations of the State of Maryland or any governmental agency, authority or instrumentality of the State of Maryland. Neither the State of Maryland nor any political subdivision, agency, authority or instrumentality of the State of Maryland, nor any other public or private entity, will be obligated to provide funds for the payment of the rate stabilization bonds.

Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of a series of rate stabilization bonds, their roles and their various relationships to the other parties:

*	Currently, there are no retail electric providers billing residential electric customers directly, although retail electric providers may do so in the future.
**
Payments of principal and interest will follow payment of certain fees and operating expenses. Please read “SECURITY FOR THE RATE STABILIZATION BONDS—How Funds in the Collection Account will be Allocated.”

Flow of Funds

The following chart represents a general summary of the flow of funds:

____________
*
As of December 31, 2006, BGE had approximately 1.1 million residential electric customers. During the 12 months ended December 31, 2006, BGE’s total residential electric deliveries comprised approximately 40.2% of its total electric deliveries.

**	Currently, there are no retail electric providers billing residential electric customers directly, although retail electric providers may do so in the future.
***
Payments of principal and interest will follow payment of certain fees and operating expenses. Please read “SECURITY FOR THE RATE STABILIZATION BONDS—How Funds in the Collection Account will be Allocated.”

The Collateral

Each series of rate stabilization bonds will be secured by all of the collateral relating to that series. The principal asset pledged will be rate stabilization property, which is a present property right created under the Rate Stabilization Act by a qualified rate order issued by the Maryland Commission. The collateral will also consist of:

•
our rights under the sale agreement pursuant to which we will acquire the related rate stabilization property, under an administration agreement and under all bills of sale delivered by BGE pursuant to the sale agreement,

•	our rights related to the true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency or collection agreements executed in connection with the servicing agreement,

•	the collection account for the particular series of rate stabilization bonds and all related subaccounts,

•	our rights in all deposits provided by retail electric providers pursuant to any qualified rate order,

•	all of our other property related to the series of rate stabilization bonds,

•	all existing and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The collateral for each series of rate stabilization bonds will be separate from the collateral for any other series, and holders of one series of rate stabilization bonds will have no recourse to collateral for a different series. Please read “SECURITY FOR THE RATE STABILIZATION BONDS.”

The Rate Stabilization Property

We will purchase rate stabilization property from BGE to support the issuance of the related series of rate stabilization bonds. Rate stabilization property includes the right to impose, collect and receive nonbypassable qualified rate stabilization charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the related series of rate stabilization bonds. Qualified rate stabilization charges are payable by existing and future residential electric customers located within BGE’s service territory. During the 12 months ended December 31, 2006, approximately 40.2% of BGE’s total electric deliveries were to residential electric customers. Neither the State of Maryland nor any political subdivision, agency, authority or instrumentality of the State of Maryland, nor any other public or private entity, will be obligated to provide funds for the payment of the rate stabilization bonds.

The rate stabilization property is not a receivable, and the principal collateral securing a series of rate stabilization bonds will not be a pool of receivables. Qualified rate stabilization charges authorized in a qualified rate order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Maryland Commission, except for periodic true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with a series of rate stabilization bonds. Please read “THE SERVICING AGREEMENT—The Qualified Rate Stabilization Charge Adjustment Process.” All revenues and collections resulting from qualified rate stabilization charges are part of the rate stabilization property with respect to a particular series of rate stabilization bonds.

Each retail electric provider authorized to bill and collect qualified rate stabilization charges will be required to pay the qualified rate stabilization charges on or before the 15th day after it receives the bill from the servicer, less an allowance for charge-offs and payment lags, whether or not the retail electric provider has collected all amounts owed to it by its residential electric customers. The servicer will collect the applicable qualified rate stabilization charges from retail electric providers. Prior to the date on which the retail electric provider remits the qualified rate stabilization charges to the servicer, the qualified rate stabilization charges may be commingled with the retail electric provider’s other funds. Please read “RETAIL ELECTRIC PROVIDERS” and “HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT.”

If a retail electric provider does not remit to the servicer the qualified rate stabilization charges that such retail electric provider is estimated to collect from those residential electric customers that it is authorized to bill on behalf of BGE, the servicer will be permitted to account for any shortfall in such retail electric provider’s remittances through the true-up mechanism after the application of any security posted by the retail electric provider. Please read “RETAIL ELECTRIC PROVIDERS” and “BGE’S QUALIFIED RATE ORDER—True-Ups.” For information on how electric service to residential electric customers may be terminated, please read “SERVICING RISKS—Limits on rights to terminate service might make it more difficult to collect the qualified rate stabilization charges.” Because the amount of qualified rate stabilization charge collections will largely depend on the amount of electricity consumed by customers within BGE’s service territory, the amount of collections may vary substantially from year to year. Please read “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR.”

Interest Payments

Interest on each tranche or series of rate stabilization bonds will accrue from the date we issue the tranche or series of rate stabilization bonds at the interest rate stated in the related prospectus supplement. On each payment date, we will pay interest on each tranche or series of rate stabilization bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal amount of each tranche or series of rate stabilization bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche or series of rate stabilization bonds) after giving effect to all payments of principal made on such preceding payment date, if any.

We will pay interest on each tranche or series of rate stabilization bonds before we pay the principal of each tranche or series of rate stabilization bonds. Please read “DESCRIPTION OF THE RATE STABILIZATION BONDS—Interest and Principal on the Rate Stabilization Bonds.” If there is a shortfall in the amounts available in the applicable collection account to make interest payments, the indenture trustee will distribute interest pro rata to each tranche of the applicable series of rate stabilization bonds based on the amount of interest payable on each outstanding tranche. Unless otherwise specified in the prospectus supplement, we will calculate interest on each tranche or series of rate stabilization bonds on the basis of a 360-day year of 12 30-day months.

Principal Payments and Record Dates and Payment Sources

On each payment date specified in the prospectus supplement for each series of rate stabilization bonds, we will pay amounts then due or scheduled to be paid on outstanding series of the rate stabilization bonds from amounts available in the collection account for that series and the related subaccounts held by the indenture trustee. We will make these payments to the holders of record of the rate stabilization bonds on the related record date specified in the prospectus supplement.

Amounts available to make these payments will include the applicable qualified rate stabilization charges collected by the servicer for us since the last payment date, and are described in greater detail under “SECURITY FOR THE RATE STABILIZATION BONDS―How Funds in the Collection Account will be Allocated” and “THE SERVICING AGREEMENT—Remittances to Collection Account.” The indenture trustee will pay the principal of each tranche of rate stabilization bonds in the amounts and on the payment dates specified in the expected amortization schedule described in the related prospectus supplement, but only to the extent qualified rate stabilization charge collections received from the servicer and amounts available from trust accounts held by the indenture trustee are sufficient to make principal payments after payment of amounts having a higher priority of payment. Please read “SECURITY FOR THE RATE STABILIZATION BONDS—How Funds in the Collection Account will be Allocated.”

Priority of Distributions

Unless otherwise specified in a prospectus supplement, on each payment date for a series of rate stabilization bonds, the indenture trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for that series in the following order of priority:

1.	payment of a pro rata portion of the indenture trustee’s fees, expenses and any outstanding indemnity amounts,

2.	payment of the servicing fee for the applicable series, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.	payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and BGE, plus any unpaid administration fees from prior payment dates,

4.
payment of a pro rata portion of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees, independent managers’ fees and certain reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on that series of rate stabilization bonds, including any past-due interest,

6.	payment of the principal then required to be paid on that series of rate stabilization bonds at final maturity or upon acceleration,

7.
payment of the principal then scheduled to be paid on that series of rate stabilization bonds, in accordance with the expected amortization schedule, including any previously unpaid scheduled principal,

8.
payment of a pro rata portion of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the indenture trustee, but excluding the servicing fee and administration fee to the extent they exceed the amounts described below,

9.	replenishment of any amounts drawn from the capital subaccount for that series,

10.	allocation of the remainder, if any, to the excess funds subaccount for that series, and

11.
after the rate stabilization bonds of the applicable series have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

If there are other series of rate stabilization bonds outstanding, amounts in items 1, 4 and 8 will be allocated among different series based on their respective outstanding principal amounts. The annual amounts paid pursuant to 1 and 4 may not exceed the amounts approved in the series supplement with respect to any series of rate stabilization bonds and will be described in the related prospectus supplement. Unless specified otherwise in a related prospectus supplement, (i) the annual servicing fee payable to BGE while it is acting as servicer of the rate stabilization property shall not at any time exceed 0.05% of the original principal amount of the rate stabilization bonds, (ii) the annual servicing fee payable to any other servicer of the rate stabilization property appointed as a result of a default by the previous servicer or otherwise shall not at any time exceed 1.25% of the original principal amount of the rate stabilization bonds unless a higher rate is approved by the Maryland Commission, and (iii) the annual administration fee shall not at any time exceed $100,000. Although the annual amounts paid pursuant to items 2 and 3 may not exceed the amounts approved in the series supplement with respect to any series of rate stabilization bonds, BGE may seek approval from the PSC to recover from customers incremental costs in excess of specified amounts, provided that such incremental costs shall neither be considered an operating expense nor be paid out of the collection account or included in the calculation of periodic true-up adjustments with respect to that series.

The priority of distributions for the collected qualified rate stabilization charges, as well as available amounts in the subaccounts, are described in more detail under “SECURITY FOR THE RATE STABILIZATION BONDS—How Funds in the Collection Account will be Allocated,” as well as in the prospectus supplement for each series of the rate stabilization bonds.

Credit Enhancement

Credit enhancement for the rate stabilization bonds, which is intended to protect you against losses or delays in scheduled payments on the rate stabilization bonds, will be as follows:

•
The servicer will make periodic adjustments to the qualified rate stabilization charges to make up for any shortfall or reduce any excess in collected qualified rate stabilization charges. We sometimes refer to these adjustments as the true-up adjustments or true-up mechanism. Unless specified otherwise in a related prospectus supplement, these adjustments will be made at least semi-annually, and to the extent any rate stabilization bonds remain outstanding after the scheduled maturity date of the last tranche, quarterly, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the rate stabilization bonds. More frequent true-ups are also permitted under certain circumstances. Please read “BGE’S QUALIFIED RATE ORDER—True-Ups.”

•
Collection Account—Under the indenture, the indenture trustee will hold a collection account for each series of rate stabilization bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•	the general subaccount—the indenture trustee will deposit into the general subaccount all qualified rate stabilization charge collections remitted to it by the servicer;

•	the capital subaccount—BGE will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of each series of the rate stabilization bonds; and

•	the excess funds subaccount—any excess amount of collected qualified rate stabilization charges will be held in the excess funds subaccount.

Each of these subaccounts will be available to make payments on the rate stabilization bonds of the related series on each payment date.

Additional credit enhancement will be as follows:

•
retail electric providers in BGE’s service territory that do not maintain a long-term, unsecured credit rating of at least “BBB” and “Baa2” (or the equivalent) from S&P and Moody’s, respectively, are required to provide a cash deposit or comparable security equal to two months’ maximum expected qualified rate stabilization charge collections to provide for payment of such amount of qualified rate stabilization charge collections in the event that the retail electric provider defaults in its payment obligations or a combination of any of the foregoing; and

•
if a retail electric provider defaults in making a payment of qualified rate stabilization charges to the servicer and does not remedy the default within a seven calendar-day grace period, amounts on deposit (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit) will be used to make payments in respect of rate stabilization bonds of the related series, and the servicer will be entitled to assume all responsibility for billing all charges for services provided by BGE and the qualified rate stabilization charges, or to transfer responsibility to a qualifying third party.

After application of any security posted by a defaulting retail electric provider, the servicer will be permitted to account for the net shortfall in a defaulting retail electric provider’s remittances through the true-up mechanism. Please read “RETAIL ELECTRIC PROVIDERS” and “BGE’S QUALIFIED RATE ORDER—True-Ups.”

Allocation of Partial Customer Payments

BGE must allocate customer payments in the order of priority established in regulations promulgated by the Maryland Commission. Because BGE issues a single monthly bill to its customers, customers receiving both electric and gas service from BGE receive a single bill reflecting charges for both services. Based on the Maryland Commission regulations, partial payments received from an electric and gas customer must first be applied to gas charges. With respect to partial payments of residential electric customer bills, the amount applied to electric utility service charges (whether arrearages or current charges) pursuant to the applicable posting priorities will be allocated by the servicer first, ratably based on the amount owed for qualified rate stabilization charges and the amount owed for other fees and charges, other than late charges owed to the servicer, and second, all remaining collections will be allocated to late charges. Please read “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments” and “DESCRIPTION OF THE RATE STABILIZATION BONDS—Allocations as Between Series” in this prospectus.

Master Trust Structure; Issuance of Additional Series

Our governing documents and the indenture have been structured as the functional equivalent of a master trust in that we may, subject to the terms of the qualified rate order or any subsequent qualified rate order but without your prior review or approval, acquire additional rate stabilization property and issue one or more additional series of rate stabilization bonds which are backed by such rate stabilization property, all of which rate stabilization bonds will be paid through collections of additional qualified rate stabilization charges from the same group of residential electric customers and associated retail electric providers. In addition, BGE may also sell rate stabilization property to one or more entities other than us in connection with the issuance of a new series of rate stabilization bonds without your prior review or approval. The indenture trustee will authenticate and deliver a new series of rate stabilization bonds, only if, among other conditions, the aggregate amount of the rate stabilization bonds outstanding does not exceed the amounts approved under all applicable qualified rate orders and such issuance will not result in the suspension, downgrading or withdrawal of any rating by a rating agency on any outstanding rate stabilization bonds, referred to in this prospectus as the rating agency condition. Please read “DESCRIPTION OF THE RATE STABILIZATION BONDS—Conditions of Issuance of Additional Series and Acquisition of Additional Rate Stabilization Property.” Each series of rate stabilization bonds will be secured by its own rate stabilization property, which will include the right to impose, collect and receive qualified rate stabilization charges calculated in respect of that series, and the right to impose semi-annual, or more frequent if necessary, true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the qualified rate stabilization charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of rate stabilization bonds. The collateral for each series of rate stabilization bonds will be separate from the collateral for any other series, and holders of one series of rate stabilization bonds will have no recourse to collateral for a different series. Accordingly, no series will be subordinated to any other series except that any tranche of a particular series may be subordinated to other tranches of such series if and to the extent set forth in the applicable prospectus supplement. In the event that more than one series of rate stabilization bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding principal amounts of each series. Please read “SECURITY FOR THE RATE STABILIZATION BONDS—Description of Indenture Accounts” and “—How Funds in the Collection Account will be Allocated.”

Allocations as Between Series

Although each series will have its own rate stabilization property, qualified rate stabilization charges relating to each series will be collected through single bills to individual residential electric customers and retail electric providers that include all charges related to the purchase of electricity. In the event a customer does not pay in full all amounts owed under any bill including qualified rate stabilization charges, BGE is required to allocate any resulting shortfalls in qualified rate stabilization charges ratably based on the amounts of qualified rate stabilization charges owing in respect of that series, any amounts owing to any other series and amounts owing to any other subsequently created special-purpose subsidiaries of BGE which issue rate stabilization bonds. Please read “DESCRIPTION OF THE RATE STABILIZATION BONDS—Allocations as Between Series” and “THE SERVICING AGREEMENT—Remittances to Collection Account.”

State Pledge

The State of Maryland has pledged in the Rate Stabilization Act that it will not take or allow any action that would impair the value of the rate stabilization property, or, except as permitted in connection with a true-up adjustment authorized by the Rate Stabilization Act or a qualified rate order, reduce, alter or impair the qualified rate stabilization charges until the principal and interest, and any other charges incurred and contracts to be performed in connection with the rate stabilization bonds, have been paid and performed in full. The rate stabilization bonds are not a debt or an obligation of the State of Maryland, the Maryland Commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Maryland or any governmental agency or instrumentality.

Optional Redemption

We will not have the option to redeem or otherwise prepay any rate stabilization bonds prior to their scheduled maturity date.

Scheduled Maturity Dates and Legal Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the rate stabilization bonds of any tranche or series by the scheduled maturity date will not result in a default with respect to that tranche or series. The failure to pay the entire outstanding principal amount of the rate stabilization bonds of any tranche or series will result in a default only if such payment has not been made by the legal final maturity date for the tranche or series. We will specify the scheduled maturity date and the legal final maturity date of each series and tranche of rate stabilization bonds in the related prospectus supplement.

Reports to Rate Stabilization Bondholders

Pursuant to the indenture, the indenture trustee will provide to the holders of record of the rate stabilization bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the related series of rate stabilization bonds. Unless and until the rate stabilization bonds of a series are issued in definitive certificated form, the reports for such series will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the rate stabilization bonds upon written request to the indenture trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “DESCRIPTION OF THE RATE STABILIZATION BONDS—Reports to Bondholders.”

Servicing Compensation

We will pay the servicer of the rate stabilization property on each payment date the servicing fee with respect to all series of the rate stabilization bonds. As long as BGE acts as servicer, this fee will be 0.05% of the initial principal amount of the rate stabilization bonds on an annualized basis, unless specified otherwise in a related prospectus supplement. If a successor servicer of the rate stabilization property is appointed as a result of a default by the previous servicer or otherwise, the servicing fee will be negotiated by the successor servicer and the indenture trustee, but will not, unless the Maryland Commission consents, exceed 1.25% of the initial principal amount of the rate stabilization bonds on an annualized basis. In no event will the indenture trustee be liable for any servicing fee in its individual capacity.

Federal Income Tax Status

In the opinion of Thelen Reid Brown Raysman & Steiner LLP, counsel to us and to BGE, for federal income tax purposes, the rate stabilization bonds will constitute indebtedness of BGE, our sole member, even though the rate stabilization bonds will not be an obligation of BGE or any of its affiliates other than the Issuing Entity. If you purchase a beneficial interest in any rate stabilization bond, you agree by your purchase to treat the rate stabilization bonds as debt of our sole member for federal income tax purposes.

ERISA Considerations

Pension plans and other investors subject to ERISA may acquire the rate stabilization bonds subject to specified conditions. The acquisition and holding of the rate stabilization bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by its purchase of the rate stabilization bonds, each holder, and any fiduciary acting in connection with the purchase on behalf of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the rate stabilization bonds through and including the date of disposition of any such bond either (i) that the acquisition, holding and the disposition of any such bond by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or other similar laws; or (ii) that the acquisition, holding and the disposition of any such bond by such holder constitutes or will constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or other similar laws but an exemption is available with respect to such transaction and the conditions of such exemption have at all relevant times been satisfied. Please read “ERISA CONSIDERATIONS.”

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and the statements in “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION”, before deciding whether or not to invest in the rate stabilization bonds.

You may experience material payment delays or incur a loss on your investment in the rate stabilization bonds because the source of funds for payment is limited.

The only source of funds for payment of a series of rate stabilization bonds will be our assets relating to such series, which consist of:

•
the rate stabilization property securing that series of rate stabilization bonds, including the right to impose, collect and receive related qualified rate stabilization charges pursuant to the qualified rate order;

•	the funds on deposit in the accounts held by the indenture trustee; and

•	our rights under various contracts we describe in this prospectus.

The rate stabilization bonds are not a charge on the full faith and credit or taxing power of the State of Maryland or any governmental agency or instrumentality, nor will the rate stabilization bonds be insured or guaranteed by BGE, including in its capacity as the servicer, or by its parent, Constellation, any of their respective affiliates (other than us), the indenture trustee or by any other person or entity. Thus, you must rely for payment of a series of rate stabilization bonds solely upon the Rate Stabilization Act, state and federal constitutional rights to enforcement of such Rate Stabilization Act, the irrevocable qualified rate order, collections of the qualified rate stabilization charges relating to such series, funds on deposit in the related accounts held by the indenture trustee relating to such series and our rights under various contracts we describe in this prospectus. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “RSB BONDCO LLC, THE ISSUING ENTITY.”

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

We are not obligated to indemnify you for changes in law.

Neither we nor BGE will indemnify you for any changes in the law, including any federal preemption or repeal, modification or amendment of the Rate Stabilization Act, that may affect the value of your rate stabilization bonds. BGE will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Rate Stabilization Act, the qualified rate order or any issuance advice letter that would be materially adverse to us, the indenture trustee or rate stabilization bondholders. Please read “THE SALE AGREEMENT—Covenants of the Depositor as Seller” and “THE SERVICING AGREEMENT—Servicing Standards and Covenants.” However, we cannot assure you that BGE would be able to take this action or that any such action would be successful.

Future judicial action could reduce the value of your investment in the rate stabilization bonds.

The rate stabilization property is the creation of the Rate Stabilization Act and one or more qualified rate orders that have been or may be issued by the Maryland Commission to BGE. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the rate stabilization property is a creation of the Rate Stabilization Act, any judicial determination affecting the validity of or interpreting the Rate Stabilization Act, the rate stabilization property or our ability to make payments on the rate stabilization bonds might have an adverse effect on the rate stabilization bonds because the rate stabilization bonds are secured primarily by the rate stabilization property. A federal or state court could be asked in the future to determine whether the relevant provisions of the Rate Stabilization Act are unlawful or invalid. The Rate Stabilization Act is part of broader legislation that included other provisions, including provisions requiring BGE to implement certain residential electric rate reductions.  BGE has entered into a standstill agreement with the Maryland Attorney General preserving BGE’s rights to challenge the provisions of that broader legislation relating to those rate reductions.  If the provisions for those credits were held to be invalid, a question may arise concerning the severability of those provisions from the Rate Stabilization Act.  Miles & Stockbridge P.C., special Maryland counsel to BGE and us, expects to deliver an opinion at the time of the closing of the offering of the rate stabilization bonds to the effect that the provisions of that legislation are severable so that even if those rate reduction provisions are challenged and held to be invalid, a Maryland court would find that the invalidity does not affect the provisions or application of the Rate Stabilization Act, which can be given effect even without the rate reduction provisions.  However, there can be no assurance as to the outcome of any such litigation and, if the Rate Stabilization Act is invalidated for any reason, the qualified rate order might also be invalidated.

At the time of the enactment of the Rate Stabilization Act, the Maryland legislature explicitly designated the Act as an “emergency” law in accordance with the Maryland Constitution.  Laws validly enacted as emergency laws under the Maryland Constitution go into effect immediately upon enactment, but remain subject to total or partial repeal through a voter referendum until a specific date, which was June 1, 2007 in the case of the Rate Stabilization Act.  In addition, under Maryland law, if an emergency designation for any law is not valid, the law will be treated as non-emergency legislation and will not go into effect, and will remain subject to a voter referendum, until a specific date, which again would have been June 1, 2007 in the case of the Rate Stabilization Act.  In either case, then, the Rate Stabilization Act was effective and no longer subject to a voter referendum as of June 1, 2007.  However, if the Rate Stabilization Act was not a valid emergency law and therefore was not effective until June 1, 2007, there may be uncertainty as to the validity and effectiveness of the qualified rate order, which was adopted by the PSC prior to June 1, 2007.  Miles & Stockbridge P.C., special Maryland counsel to BGE and us, expects to deliver an opinion at the time of the closing of the offering of the rate stabilization bonds to the effect that the qualified rate order has been duly authorized and issued in accordance with all applicable laws, is in full force and effect and is final and nonappealable.  Such conclusions are based on Miles & Stockbridge P.C.’s belief that the Rate Stabilization Act was passed as a valid emergency law and was therefore in force when the qualified rate order was adopted.  Even if the Rate Stabilization Act was not a valid emergency law, Miles & Stockbridge P.C. has concluded that, in light of the subsequent effectiveness of the Rate Stabilization Act as of June 1, 2007, a Maryland court would decline to invalidate the regulatory actions of the PSC, including the issuance of the qualified rate order, that were taken prior to June 1, 2007.  Because there is no controlling legal precedent directly on point, however, there can be no assurance as to the outcome of any such litigation.

Other states have passed laws similar to the Rate Stabilization Act, and some of those laws have been challenged by judicial actions.  To date, none of those challenges has succeeded, but future judicial challenges might be made.  An unfavorable decision regarding another state’s law would not automatically invalidate the Rate Stabilization Act or the qualified rate order, but it might provoke a challenge to the Rate Stabilization Act, establish a legal precedent for a successful challenge to the Rate Stabilization Act or heighten awareness of the political and other risks of the rate stabilization bonds, and in that way may limit the liquidity and value of the rate stabilization bonds.  Therefore, legal activity in other states may indirectly affect the value of your investment in the rate stabilization bonds.

If for any reason a court were to determine that the Rate Stabilization Act or the qualified rate order were unlawful, invalid or unenforceable in whole or in part, or if a court were in any way to impair the security of the rate stabilization bondholders, such actions could adversely affect the validity of the rate stabilization bonds, the State of Maryland's pledge not to take or allow certain actions that would impair the value of the rate stabilization bonds or the qualified rate stabilization charges, or the issuing entity's ability to make payments on the rate stabilization bonds. In that case, you could suffer a full or partial loss on your investment in the rate stabilization bonds or experience delays in recovering your investment.

BGE has agreed in the sale agreement to take such legal or administrative actions as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment of the Rate Stabilization Act by legislative enactment or constitutional amendment that would be materially adverse to you or would otherwise cause an impairment of your rights. However, there may be circumstances under which the Rate Stabilization Act could be determined to be unlawful, invalid or unenforceable, in whole or in part, that would not constitute a default under the sale agreement and, therefore, would not trigger any requirement for BGE to indemnify you, including if the actions taken by BGE pursuant to the sale agreement to block or overturn any such attempts by third parties were unsuccessful.  In addition, as discussed above, BGE has preserved its rights to challenge certain provisions of the broader legislation that includes the Rate Stabilization Act.  Although, also as discussed above, we have received an opinion of counsel as to the severability of those provisions from the Rate Stabilization Act, if those provisions were found to be invalid, there can be no assurance that a court would not also invalidate the Rate Stabilization Act.  In such an event, you could also suffer a full or partial loss on your investment in the rate stabilization bonds or experience delays in recovering your investment, which we believe would also not constitute a default under the sale agreement and, therefore, would not trigger any requirement for BGE to indemnify you.

The federal government might attempt to preempt the Rate Stabilization Act without full compensation.

In the past, bills have been introduced in Congress that would prohibit the recovery of all or some types of stranded costs, and that or a similar prohibition could have the effect of negating the existence of rate stabilization property.

If federal legislation attempting to preempt the Rate Stabilization Act or the qualified rate order is enacted, there is no assurance that the courts would consider it a “taking” under the United States Constitution for which the government would be required to pay just compensation or, if it is considered a “taking,” there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the rate stabilization bonds or to offset interest lost pending such recovery even if you ultimately recover your investment in full.

Future state legislative action might attempt to reduce the value of your investment in the rate stabilization bonds.

Despite its pledge in the Rate Stabilization Act not to take or allow certain actions that would impair the value of the rate stabilization property or the qualified rate stabilization charges, the Maryland legislature might attempt to repeal or amend the Rate Stabilization Act in a manner that limits or alters the rate stabilization property so as to reduce its value. For a description of the State’s pledge, please read “THE RATE STABILIZATION ACT—BGE and Other Utilities May Securitize Rate Stabilization Costs—State Pledge.” It might be possible for the Maryland legislature to repeal or amend the Rate Stabilization Act notwithstanding the State’s pledge if the legislature acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the rate stabilization bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the rate stabilization bonds.

If an action of the Maryland legislature adversely affecting the rate stabilization property or the ability to collect qualified rate stabilization charges were considered a “taking” under the United States or Maryland Constitutions, the State of Maryland might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the rate stabilization bonds or to offset interest lost pending such recovery even if you ultimately recover your investment in full.

The Maryland Commission might attempt to take actions that could reduce the value of your investment in the rate stabilization bonds.

The Rate Stabilization Act provides that a qualified rate order is irrevocable and that the Maryland Commission may not directly or indirectly, by any subsequent action, rescind or amend a qualified rate order or reduce or impair the qualified rate stabilization charges authorized under a qualified rate order, except for the true-up adjustments to the qualified rate stabilization charges. However, the Maryland Commission retains the power to adopt, revise or rescind rules or regulations affecting BGE. The Maryland Commission also retains the power to interpret the qualified rate order granted to BGE, and in that capacity might be called upon to rule on the meanings of provisions of the qualified rate order that might need further elaboration. Any new or amended regulations or orders from the Maryland Commission might attempt to affect the ability of the servicer to collect the qualified rate stabilization charges in full and on a timely basis, the rating of the rate stabilization bonds or their price and, accordingly, the amortization of the rate stabilization bonds and their weighted average lives.

The servicer is required to file with the Maryland Commission, on our behalf, certain adjustments of the qualified rate stabilization charges. Please read “BGE’S QUALIFIED RATE ORDER—True-Ups” and “THE SERVICING AGREEMENT—The Qualified Rate Stabilization Charge Adjustment Process.” True-up adjustment procedures in other states have been challenged in the past and may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the rate stabilization bonds. Also, any litigation might materially delay qualified rate stabilization charge collections due to delayed implementation of true-up adjustments and might result in missed or delayed payments of principal and interest according to the expected amortization schedule and lengthened weighted average life of the rate stabilization bonds.

Municipalities might form municipal utilities and thereby reduce BGE’s residential electric customer base.

Maryland law may authorize certain local municipalities to seek to acquire portions of BGE’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. Although the power of eminent domain has not been used by municipalities in Maryland in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of BGE’s electric distribution facilities while rate stabilization bonds remain outstanding. The Rate Stabilization Act specifies that qualified rate stabilization charges approved by a Maryland Commission order shall be collected by an electric utility as well as its “successors,” which includes any municipality or public entity that succeeds to any interest or obligation of BGE. The qualified rate order provides that, to the extent that any entity other than BGE, including any municipal or public entity, provides electric transmission or distribution services to residential electric customers within BGE’s service territory (as it existed on the date of issuance of the qualified rate order), the Maryland Commission shall ensure, as a condition to the assumption of any such service, that such entity is required to bill and collect the qualified rate stabilization charges from residential electric customers to whom it is providing such services, and remit the same to the servicer. In addition, in the servicing agreement, BGE has covenanted to assert in an appropriate forum that any municipality that acquires any portion of BGE’s electric distribution facilities must be treated as a successor to BGE under the Rate Stabilization Act and the qualified rate order and that residential electric customers in such municipalities remain responsible for payment of qualified rate stabilization charges. However, the Maryland Commission may not enforce its above obligation to ensure billing by such other parties. In addition, the involved municipality might assert that it should not be treated as a successor to BGE for these purposes and that its distribution customers are not responsible for payment of qualified rate stabilization charges. In any such cases, there can be no assurance that the qualified rate stabilization charges will be collected from residential electric customers of municipally-owned utilities who were formerly residential electric customers of BGE. If qualified rate stabilization charges cannot be collected from such residential electric customers of municipally-owned utilities, our ability to make scheduled payments on the rate stabilization bonds in full and on a timely basis may be impaired.

SERVICING RISKS

Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the rate stabilization bonds.

The qualified rate stabilization charges are calculated based on forecasted kilowatt-hours of electricity consumed by residential electric customers. The amount and the rate of qualified rate stabilization charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for residential electric customers. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the qualified rate stabilization charges, there could be a shortfall or material delay in qualified rate stabilization charge collections, which might result in missed or delayed payments of principal and interest according to the expected amortization schedule and lengthened weighted average life of the rate stabilization bonds. Please read “BGE’S QUALIFIED RATE ORDER—True-Ups” and “THE SERVICING AGREEMENT—The Qualified Rate Stabilization Charge Adjustment Process.”

BGE, the servicer, has historically forecasted customer usage based on kilowatt-hours. Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing residential electric customers to migrate from BGE’s service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; or customers unexpectedly switching to alternative sources of energy, including self-generation of electric power. Past accuracy of BGE’s forecasts is not necessarily indicative of the accuracy of its future forecasts, and there can be no assurance that actual usage, delinquencies, customer payment patterns and charge-offs will not differ significantly from future forecasts thereof. For example, the introduction of retail electric providers providing consolidated billing and assuming responsibility for payment of the qualified rate stabilization charges could render past projections less meaningful as a tool in predicting future delinquencies and charge-offs.

The servicer’s use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy or the unanticipated declaration of a moratorium on terminating electric service to customers, either of which would cause greater delinquencies or charge-offs than expected, or any other unanticipated change in law or regulation that makes it more difficult for BGE to terminate service to nonpaying customers or that requires BGE or retail electric providers to apply more lenient credit standards.

Your investment in the rate stabilization bonds depends on BGE or its successor or assignee, acting as servicer of the rate stabilization property.

BGE, as servicer, will be responsible for, among other things, calculating, billing and collecting the qualified rate stabilization charges from residential electric customers and retail electric providers, submitting adjustments to these charges to the Maryland Commission, monitoring the collateral for a series of rate stabilization bonds and taking certain actions in the event of non-payment by a retail electric provider. The indenture trustee’s receipt of collections in respect of the qualified rate stabilization charges, which will be used to make payments on the related series of rate stabilization bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the State of Maryland and the servicer have in place for qualified rate stabilization charge billings and collections might, under certain circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. For instance, the servicer may have limited ability to terminate service to residential electric customers or otherwise take action against residential electric customers for non-payment of the qualified rate stabilization charges. If the servicer fails to make collections for any reason, then the servicer’s payments to the indenture trustee in respect of the qualified rate stabilization charges might be delayed or reduced. In that event, our payments on the rate stabilization bonds might be delayed or reduced.

If we replace BGE as the servicer, we may experience difficulties finding and using a replacement servicer.

If BGE ceases to service the rate stabilization property related to a series of rate stabilization bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than BGE and might experience difficulties in collecting qualified rate stabilization charges and determining appropriate adjustments to the qualified rate stabilization charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might charge fees that, while permitted under the qualified rate order, are substantially higher than the fees paid to BGE as servicer. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the indenture trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment.

It might be difficult to collect qualified rate stabilization charges from retail electric providers.

Residential electric customers will pay the qualified rate stabilization charges to BGE or to retail electric providers who supply them with electric power. Currently, no retail electric providers are providing billing and collection services to BGE. However, any retail electric providers that, in the future, provide billing and collection services will be obligated to remit payments of the qualified rate stabilization charges within 15 days of billing from the servicer, less an allowance for charge-offs and payment lags, even if they do not collect the qualified rate stabilization charges from residential electric customers. Please read “RETAIL ELECTRIC PROVIDERS.”

Failure by the retail electric providers to remit qualified rate stabilization charges to the servicer might cause delays in payments on the rate stabilization bonds and adversely affect your investment in the rate stabilization bonds. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward qualified rate stabilization charge collections.

Adjustments to the qualified rate stabilization charges and any credit support provided by a retail electric provider, while available to compensate for a failure by a retail electric provider to pay the qualified rate stabilization charges to the servicer, might not be sufficient to protect the value of your investment in the rate stabilization bonds. Please read “BGE’S QUALIFIED RATE ORDER—True-Ups” and “THE SERVICING AGREEMENT—The Qualified Rate Stabilization Charge Adjustment Process.”

Changes to billing and collection practices might reduce the value of your investment in the rate stabilization bonds.

The qualified rate order specifies the methodology for determining the amount of the qualified rate stabilization charges we may impose. The servicer may not change this methodology without approval from the Maryland Commission. However, the servicer may set its own billing and collection arrangements with residential electric customers, provided that these arrangements comply with the Maryland Commission’s residential customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend a residential electric customer’s payment schedule or to write off the remaining portion of the bill, including the qualified rate stabilization charges. Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of residential electric customer payments and might reduce qualified rate stabilization charge collections, thereby limiting our ability to make scheduled payments on the rate stabilization bonds. Separately, the Maryland Commission might require changes to these practices. Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the qualified rate stabilization charges and adversely affect the value of your investment in the rate stabilization bonds.

Limits on rights to terminate service might make it more difficult to collect the qualified rate stabilization charges.

Maryland statutory requirements and the rules and regulations of the Maryland Commission, which may change from time to time, regulate and control the right to terminate service. For example, BGE generally may not terminate service to a residential electric customer if the forecasted temperature is not expected to exceed 32 degrees Fahrenheit for the next 24 hours, or if termination would aggravate an existing serious illness or prevent the use of life-support equipment. To the extent these residential electric customers do not pay for their electric service, BGE and retail electric providers will not be able to collect qualified rate stabilization charges from these residential electric customers. Although retail electric providers will have to pay the servicer the qualified rate stabilization charges on behalf of those customers, continuing service to non-paying customers could affect the ability of retail electric providers to make such payments.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RATE STABILIZATION PROPERTY

We will not receive qualified rate stabilization charges for any series of rate stabilization bonds in respect of electric service provided more than 12 years from the date of issuance of that series of rate stabilization bonds.

BGE will not be entitled to charge qualified rate stabilization charges for any series of rate stabilization bonds for electricity delivered after the 12th anniversary of the issuance of that series of rate stabilization bonds. If qualified rate stabilization charges collected for electricity delivered through the twelfth anniversary of a series of rate stabilization bonds are not sufficient to repay that series of the rate stabilization bonds in full, no other funds will be available to pay the unpaid balance due on that series of the rate stabilization bonds.

Foreclosure of the indenture trustee’s lien on the rate stabilization property for a series of rate stabilization bonds might not be practical, and acceleration of the rate stabilization bonds of such series before maturity might have little practical effect.

Under the Rate Stabilization Act and the indenture, the indenture trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the rate stabilization property securing a series of rate stabilization bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the rate stabilization property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of such series of rate stabilization bonds will be due and payable upon acceleration of such series of rate stabilization bonds before maturity, qualified rate stabilization charges relating to such series likely could not be effectively accelerated since rate stabilization charges can only be passed through to the residential electric customers as such customers use electricity. Therefore, the principal of such series of rate stabilization bonds can only be paid as funds become available after billing and collecting qualified rate stabilization charges from residential electric customers based on such usage. If there is an acceleration of a series of rate stabilization bonds, all tranches of such series of rate stabilization bonds will be paid pro rata; therefore, to the extent that any payment is made on the rate stabilization bonds of that series, some tranches might be paid earlier than expected and some tranches might be paid later than expected, and there may be some reduction in payment or recovery on the rate stabilization bonds.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS
OF THE SPONSOR OR THE SERVICER

For an additional discussion of certain bankruptcy risks, please read “HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT.”

The servicer will commingle the qualified rate stabilization charges with other revenues it collects, which might obstruct or prevent access to the qualified rate stabilization charges in case of the servicer’s bankruptcy and reduce the value of your investment in the rate stabilization bonds.

The servicer will not segregate the qualified rate stabilization charges from the other funds it collects from residential electric customers or retail electric providers or its general funds. The qualified rate stabilization charges will be segregated only when the servicer pays them to the indenture trustee.

Under the servicing agreement, the servicer is required to remit collections to the indenture trustee each business day. Daily remittance of estimated qualified rate stabilization charge collections by the servicer is intended to offset the risk of commingling qualified rate stabilization charges with the other funds the servicer collects from residential electric customers or retail electric providers. Despite this requirement, the servicer might fail to pay the full amount of the qualified rate stabilization charges to the indenture trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of qualified rate stabilization charge collections available to make payments on the rate stabilization bonds.

The Rate Stabilization Act provides that the priority of a lien and security interest perfected in rate stabilization property is not impaired by the commingling of the funds arising from qualified rate stabilization charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Rate Stabilization Act and might decline to recognize our right to collections of the qualified rate stabilization charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the qualified rate stabilization charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the rate stabilization bonds. In this case, we would have only an unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your rate stabilization bonds and could materially reduce the value of your investment in the rate stabilization bonds, particularly if it occurred in the twelfth year of the rate stabilization bonds after the completion of which no qualified rate stabilization charges can be charged.

If we are found to have only an unsecured claim in a bankruptcy of BGE, you may not receive full payment on the rate stabilization bonds.

In general, an unsecured claim is a creditor's claim against a debtor without a priority for payment and for which the creditor holds no security or collateral. If the available funds of the debtor extend to payment of unsecured claims, the claims are paid in proportion to the size of the claim relative to the total of claims in the class of unsecured claims. Under certain circumstances in a bankruptcy of BGE, we may only obtain such an unsecured claim against BGE and so may receive a distribution in such a case on a pro rata basis with other unsecured creditors of BGE. If so, there may be delays or reductions in payments on the rate stabilization bonds of such series.

The bankruptcy of BGE or any affiliate or any successor might result in losses or delays in payments on the rate stabilization bonds.

The Rate Stabilization Act and the qualified rate order provide that as a matter of Maryland state law:

•	the rights and interests of a selling utility under a qualified rate order, including the right to impose, collect and receive qualified rate stabilization charges, are contract rights of the seller,

•
the seller may make a present transfer of its rights under a qualified rate order, including the right to impose, collect and receive future qualified rate stabilization charges that residential electric customers do not yet owe,

•
upon the transfer to us, the rights will become rate stabilization property, and rate stabilization property constitutes a present property right, even though the imposition and collection of qualified rate stabilization charges depend on further acts that have not yet occurred, and

•
a transfer of the rate stabilization property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the rate stabilization property and not a pledge of the rate stabilization property to secure a financing by the seller.

These provisions are important to maintaining payments on a series of rate stabilization bonds in accordance with their terms during any bankruptcy of BGE. In addition, the transaction has been structured with the objective of keeping us legally separate from BGE and its affiliates in the event of a bankruptcy of BGE or any such affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a BGE bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the rate stabilization bonds might be similar to the treatment you would receive in a BGE bankruptcy if the rate stabilization bonds had been issued directly by BGE. A decision by the bankruptcy court that, despite our separateness from BGE, our assets and liabilities and those of BGE should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with BGE, as the sponsor, to reduce the risk that in the event the sponsor or an affiliate of the sponsor were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of BGE or an affiliate. Nonetheless, these steps might not be completely effective, and thus if BGE or an affiliate of the sponsor were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of BGE or an affiliate of the sponsor.

A BGE bankruptcy may therefore cause material delays in payment of, or losses on, your rate stabilization bonds and might materially reduce the value of your investment in the rate stabilization bonds. For example:

•	without permission from the bankruptcy court, the indenture trustee might be prevented from taking actions against BGE or recovering or using funds on your behalf or replacing BGE as the servicer,

•	the bankruptcy court might order the indenture trustee to exchange the rate stabilization property for other property, of lower value,

•
tax or other government liens on BGE’s property might have priority over the indenture trustee’s lien and might be paid from collected qualified rate stabilization charges before payments on the related series of rate stabilization bonds,

•
the indenture trustee’s lien might not be properly perfected in, or might otherwise be invalidated with respect to, the rate stabilization property collections prior to or as of the date of BGE’s bankruptcy, with the result that the rate stabilization bonds would represent only unsecured claims against BGE,

•
the bankruptcy court might rule that neither our property interest nor the indenture trustee’s lien extends to qualified rate stabilization charges in respect of electricity consumed after the commencement of BGE’s bankruptcy case, with the result that the related series of rate stabilization bonds would represent only unsecured claims against BGE,

•
we and BGE might be relieved of any obligation to make any payments on the rate stabilization bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	BGE might be able to alter the terms of each series of rate stabilization bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the qualified rate stabilization charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•
the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against BGE that may be difficult to prove or, if proven, to collect in full.

Furthermore, if BGE enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the rate stabilization bonds. Also, the mere fact of a servicer or sponsor bankruptcy proceeding might have an adverse effect on the resale market for the rate stabilization bonds and on the value of the rate stabilization bonds.

The sale of the rate stabilization property might be construed as a financing and not a sale in a case of BGE’s bankruptcy which might delay or limit payments on the rate stabilization bonds.

The Rate Stabilization Act provides that the characterization of a transfer of rate stabilization property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for tax, financial reporting or other purposes. We and BGE will treat the transaction as a sale under applicable law, although for financial reporting and tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of BGE, a party in interest in the bankruptcy might assert that the sale of the rate stabilization property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the indenture trustee, be treated as a secured creditor of BGE in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against BGE. Even if we had a security interest in the rate stabilization property, we would not likely have access to the related qualified rate stabilization charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of a series of rate stabilization bonds might besignificantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related qualified rate stabilization charge collections and therefore the amount and timing of funds available to us to pay rate stabilization bondholders.

If the servicer enters bankruptcy proceedings, the collections of the qualified rate stabilization charges received by the servicer during a period prior to the bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the rate stabilization bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt and if it was determined that there was not a valid lien on the rate stabilization property. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, including transfers of those same funds to the rate stabilization bondholders, and the funds could be required to be returned to the bankruptcy estate of the servicer, even if such funds were already distributed to the rate stabilization bondholders. To the extent that qualified rate stabilization charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase because of the risk that the bankruptcy court may determine that there was no lien on such funds. Also, we or the servicer may be considered an “insider” with any retail electric provider that is affiliated with us or the servicer. If we or the servicer are considered to be an “insider” of an affiliated retail electric provider, any remittance made within one year of the filing of the bankruptcy petition also could be voided as a preference by the bankruptcy court. In either case, we or the indenture trustee would merely be an unsecured creditor of the servicer with respect to such funds. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future qualified rate stabilization charges would be increased through the true-up mechanism to recover such amount. However, the ability to recoup any losses from the true-up mechanism may be limited by other factors considered by the bankruptcy court.

Claims against BGE or any successor sponsor might be limited in the event of a bankruptcy of the sponsor.

If the sponsor were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the sponsor as seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the sponsor and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the sponsor might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the sponsor based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the sponsor.

The bankruptcy of BGE or any successor sponsor might limit the remedies available to the indenture trustee.

Upon an event of default for a series of rate stabilization bonds under the indenture, the Rate Stabilization Act permits the indenture trustee to enforce the security interest in the related rate stabilization property in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request the Circuit Court for Baltimore City, Maryland to order the sequestration and payment to bondholders of such series of all revenues arising with respect to the related rate stabilization property. There can be no assurance, however, that the Circuit Court for Baltimore City, Maryland would issue this order if BGE as the sponsor, or any successor, were to become a debtor in a bankruptcy, in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. Section 362 of the United States Bankruptcy Code prohibits creditors, including secured creditors, from taking action against any property of the debtor, including property on which the creditor holds a valid lien, without first seeking and obtaining permission from the bankruptcy court. In that event, the indenture trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Maryland court, and an order requiring an accounting and segregation of the revenues arising from the rate stabilization property. There can be no assurance that a court would grant either order. This could result in losses or material delays in payment on your rate stabilization bonds and could materially reduce the value of your investment.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS

Retail electric providers may issue a single bill to individual residential electric customers that includes all charges related to the purchase of electricity, without separately itemizing the qualified rate stabilization charge component of the bill. A retail electric provider’s use of a consolidated bill might increase the risk that customers who have claims against the retail electric provider will attempt to offset those claims against qualified rate stabilization charges or increase the risk that, in the event of a bankruptcy of a retail electric provider, a bankruptcy court would find that the retail electric provider has an interest in the rate stabilization property that could lead to losses or delays in payments on the rate stabilization bonds and adversely affect your investment in the rate stabilization bonds. A bankruptcy of a retail electric provider would make it more difficult to terminate the services of a bankrupt retail electric provider or collect qualified rate stabilization charges from its customers. Please read “RETAIL ELECTRIC PROVIDERS.”

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE RATE STABILIZATION BONDS

BGE’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the rate stabilization bonds.

BGE is obligated under the sale agreement to indemnify us and the indenture trustee, for itself and on behalf of the rate stabilization bondholders, only in specified circumstances and will not be obligated to repurchase any rate stabilization property in the event of a breach of any of its representations, warranties or covenants regarding the rate stabilization property. Similarly, BGE is obligated under the servicing agreement to indemnify us, the indenture trustee, for itself and on behalf of the rate stabilization bondholders only in specified circumstances. Please read “THE SALE AGREEMENT” and “THE SERVICING AGREEMENT.”

Neither the indenture trustee nor the rate stabilization bondholders will have the right to accelerate payments on a series of rate stabilization bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to such series of rate stabilization bonds as described in “Security for the Rate Stabilization Bonds—Right of Foreclosure.” Furthermore, BGE might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by BGE might not be sufficient for you to recover all of your investment in the rate stabilization bonds. In addition, if BGE becomes obligated to indemnify rate stabilization bondholders, the ratings on the rate stabilization bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that rate stabilization bondholders will be unsecured creditors of BGE with respect to any of these indemnification amounts.

BGE’s ratings might affect the market value of the rate stabilization bonds.

A downgrading of the credit ratings on the debt of BGE might have an adverse effect on the market value of your rate stabilization bonds.

Technological change might make alternative energy sources more attractive in the future.

Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through BGE’s distribution facilities for increasing numbers of residential electric customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of residential electric customers. For example, roof-top solar photovoltaic systems generate electricity using solar rays and may be installed on the roof of a residence; as a result, the electricity generated would not need to be transported over BGE’s distribution system. Thus, if such systems become more economical, they might allow greater numbers of residential electric customers to avoid qualified rate stabilization charges, which may reduce the total number of residential electric customers from whom qualified rate stabilization charges will be collected.

The absence of a secondary market for a series of rate stabilization bonds might limit your ability to resell your rate stabilization bonds of such series.

The underwriters for a series of rate stabilization bonds might assist in resales of the rate stabilization bonds of such series, but they are not required to do so. A secondary market for a series of rate stabilization bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your rate stabilization bonds of such series. Please read “PLAN OF DISTRIBUTION.”

You might receive principal payments for a series of rate stabilization bonds later than you expect.

The amount and the rate of collection of the qualified rate stabilization charges for a series of rate stabilization bonds, together with the related qualified rate stabilization charge adjustments, will generally determine whether or not there is a delay in the scheduled repayments of rate stabilization bond principal for such series. The servicer will generally base its true-up adjustment on any overcollection or shortfalls during the prior adjustment period and on forecasts of future electricity usage and residential electric customers’ payment of their electric bills, which forecasts could prove to be inaccurate for a variety of reasons. If the servicer collects the qualified rate stabilization charges at a slower rate than expected, it might have to request adjustments of the qualified rate stabilization charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest, a lengthened weighted average life of such series of rate stabilization bonds, and a decrease in the value of your investment in such series of rate stabilization bonds. Except for the failure to pay in full the unpaid balance of any tranche or series upon the legal final maturity date for such tranche or series, the failure to make a scheduled payment of principal on the rate stabilization bonds because there are not sufficient funds in the collection account for that series does not constitute a default or an event of default with respect to such series under the indenture.

We may issue additional series of rate stabilization bonds.

We may issue one or more additional series of rate stabilization bonds under the qualified rate order or under a subsequent qualified rate order, and BGE may also sell rate stabilization property to one or more entities other than us in connection with the issuance of a new series of rate stabilization bonds, in any such case without your prior review or approval. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional rate stabilization bonds nor may BGE sell rate stabilization property to other entities issuing rate stabilization bonds if the issuance would result in the credit ratings on any outstanding series of rate stabilization bonds being suspended, reduced or withdrawn. In the event a customer does not pay in full all amounts owed under any bill including qualified rate stabilization charges, BGE is required to credit the amount received among all of the charges included on such bill in the order of priority determined by regulations promulgated by the Maryland Commission. BGE will allocate any resulting shortfalls in qualified rate stabilization charges ratably based on the amounts of qualified rate stabilization charges owing in respect of the related series of rate stabilization bonds, and any amounts owing in respect of any other series and amounts owing in respect of rate stabilization bonds issued by any other subsequently created special-purpose subsidiaries of BGE. Please see “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments.” However, we cannot assure you that a new series or issuance would not cause reductions or delays in payments on your rate stabilization bonds. In addition, some matters relating to the rate stabilization bonds issued by us require the vote of the holders of all series and classes of rate stabilization bonds issued by us. Your interests in these votes may conflict with the interests of the beneficial owners of rate stabilization bonds of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

THE RATE STABILIZATION ACT

Electric Utility Industry Deregulation in Maryland

In 2000, as a part of the deregulation of the electric utility industry, BGE’s retail rates for residential standard offer service were first reduced, and then frozen through the period ending June 30, 2006. After that date, BGE’s residential electric supply rates were required by law to change to reflect the actual market cost of purchased power. In June 2006, the State of Maryland enacted the Rate Stabilization Act, which, among other things, requires that BGE: (i) limit the increase in total residential electric rates for its standard offer service to residential electric customers to 15%, for the period beginning July 1, 2006 to May 31, 2007; (ii) defer charging customers for the balance of its residential electric supply costs; and (iii) structure such deferral in a competitively neutral manner so that residential electric customers not on utility standard offer service would also receive the same benefit. The Maryland Commission approved BGE’s rate stabilization plan, as amended, on June 30, 2006, and BGE began the deferrals as of July 1, 2006.

Under the Rate Stabilization Act, the total amount of costs deferred as a result of BGE’s deferral credits is to be a rate stabilization cost and recorded by BGE as a regulatory asset. In addition, BGE is authorized to apply to the Maryland Commission for a qualified rate order for the financing and recovery of its rate stabilization costs through the issuance of rate stabilization bonds. The Rate Stabilization Act further provides that the period over which such rate stabilization costs may be recovered through qualified rate stabilization charges pursuant to a qualified rate order are not to exceed 12 years from the date of issuance of rate stabilization bonds.

Recovery of Rate Stabilization Costs

The Rate Stabilization Act allows BGE an opportunity to recover, through securitization, its deferred costs incurred in purchasing power for the provision of standard offer service to its residential electric customers, and other deferred costs incurred, pursuant to the terms of its rate stabilization plan, together with related costs.

BGE and Other Utilities May Securitize Rate Stabilization Costs

We May Issue Rate Stabilization Bonds to Recover BGE’s Rate Stabilization Costs.

The Rate Stabilization Act authorizes the Maryland Commission to issue qualified rate orders approving the issuance of rate stabilization bonds, such as the rate stabilization bonds issued by us, to recover certain rate stabilization costs. Multiple series of rate stabilization bonds may be issued under one qualified rate order, and each series of rate stabilization bonds will relate to only one qualified rate order. A utility, its successors or a third-party assignee of a utility may issue rate stabilization bonds. The Rate Stabilization Act requires the proceeds of the rate stabilization bonds to be used solely for the purpose of financing or recovering rate stabilization costs. The rate stabilization bonds are secured by and payable from rate stabilization property, which includes the right to impose, collect and receive qualified rate stabilization charges. Rate stabilization bonds may have a maximum legal maturity of 12 years. Qualified rate stabilization charges can be imposed only when and to the extent that rate stabilization bonds are issued.

The Rate Stabilization Act contains a number of provisions designed to facilitate the securitization of rate stabilization costs.

Creation of Rate Stabilization Property.

Under the Rate Stabilization Act, rate stabilization property is created when the rights and interests of an electric utility or successor under a qualified rate order, including the right to impose, collect and receive qualified rate stabilization charges authorized in the qualified rate order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of rate stabilization bonds.

A Qualified Rate Order is Irrevocable.

A qualified rate order, once effective, together with the qualified rate stabilization charges authorized in the qualified rate order, is irrevocable and not subject to reduction, impairment, or adjustment by the Maryland Commission, except for periodic true-up adjustments pursuant to the Rate Stabilization Act in order to correct overcollections or undercollections and to provide for the expected collection of funds in an amount sufficient to provide on a timely basis for payments of debt service and other required amounts in connection with the related series of rate stabilization bonds.

State Pledge.

Under the Rate Stabilization Act, the State of Maryland has pledged, for the benefit and protection of rate stabilization bondholders and the electric utility, that it will not take or allow any action that would impair the value of the rate stabilization property, or, except for adjustments discussed in “BGE’S QUALIFIED RATE ORDER—True-ups” and “THE SERVICING AGREEMENT—The Qualified Rate Stabilization Charge Adjustment Process”, reduce, alter, or impair the qualified rate stabilization charges to be imposed, collected and remitted to rate stabilization bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related rate stabilization bonds have been paid and performed in full. Please read “RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS.”

Constitutional Matters.

Despite the state pledge, the Maryland legislature might attempt to repeal the Rate Stabilization Act, or attempt to amend the Rate Stabilization Act, or as described below, the PSC might take certain actions that impair the rate stabilization property. As of the date of this prospectus, we are not aware of any pending legislation in the Maryland legislature or pending proceeding at the PSC that would affect any provisions of the Rate Stabilization Act. To date, no federal or Maryland cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Rate Stabilization Act have been decided.

Thelen Reid Brown Raysman & Steiner LLP, counsel to BGE and us, expects to deliver an opinion prior to the closing of the offering of the rate stabilization bonds to the effect that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that, absent a demonstration that such action or failure to act was necessary to serve a significant and legitimate public purpose, the bondholders could successfully challenge under applicable federal constitutional principles relating to the impairment of contracts any action or failure to act by the State of Maryland (or the PSC in exercising its legislative powers) in violation of the state pledge if the court determines that such action or failure to act would substantially limit, alter, impair or reduce the value of the rate stabilization property or the qualified rate stabilization charges.

It might be possible for (i) the Maryland legislature to enact legislation, or (ii) the State of Maryland (or the PSC) to take any action, or fail to take any action, that would impair the rights and remedies of rate stabilization bondholders without violating the state pledge, if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety, or responding to a national or regional catastrophe affecting a utility’s service area, or if the legislature otherwise acts in the valid exercise of the state’s police power.

Thelen Reid Brown Raysman & Steiner LLP expects to deliver an opinion prior to the closing of the offering of the rate stabilization bonds to the effect that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State of Maryland would be required to pay just compensation to the bondholders under the “takings” provisions of the United States Constitution if the State of Maryland (or the PSC) takes any action or fails to take any action required by the state pledge that affected a substantial property interest of the bondholders in the rate stabilization property and either (i) constituted a permanent appropriation of that property interest or denied all economically beneficial or productive use of the rate stabilization property; (ii) destroyed the rate stabilization property, other than in response to so-called emergency conditions; or (iii) substantially reduced, altered or impaired the value of the rate stabilization property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investment in the rate stabilization bonds. Miles & Stockbridge, special Maryland counsel to BGE and us, expects to deliver an opinion to the same effect under the comparable provisions of the Maryland Constitution. Even if you are provided with an amount deemed to be just compensation, it might not be sufficient for you to fully recover your investment. We cannot assure you of the likelihood or legal validity of any action of this type by the Maryland legislature, or whether the action or inaction would be considered a “taking.” We also cannot assure you that a court would or could compel the Maryland legislature to take such action.

In general, these issues are decided on a case-by-case basis and the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and there are no reported controlling judicial precedents that are directly on point. The degree of impairment necessary to meet the standards for relief as an impairment of contracts or a “taking” could be substantially in excess of what a rate stabilization bondholder would consider material. For a discussion of risks associated with potential judicial, legislative or regulatory actions, please read “RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS.”

We cannot assure you that a repeal or amendment to the Rate Stabilization Act will not be sought or adopted or that any action by the State of Maryland adverse to your investment in the bonds will not occur. The servicer has agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal, modification or amendment to the Rate Stabilization Act, the qualified rate order or the rate stabilization property. However, such litigation could be costly and time consuming and could result in a shortfall or material delay in collections of qualified rate stabilization charges.

For a discussion of risks associated with potential judicial, legislative or regulatory actions, please read “RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS.”

Qualified Rate Stabilization Charges May Be Adjusted.

The Rate Stabilization Act requires the Maryland Commission to provide in all qualified rate orders a mechanism requiring that qualified rate stabilization charges be adjusted at least annually. The purpose of these adjustments is:

•	to correct any overcollections or undercollections during the preceding 12 months, and

•	to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the rate stabilization bonds.

Qualified Rate Stabilization Charges Are Nonbypassable.

The Rate Stabilization Act provides that the qualified rate stabilization charges are nonbypassable. “Nonbypassable” means that a utility collects these charges from all existing and future residential electric customers located within the utility’s service territory.

The Rate Stabilization Act Protects the Bondholders’ Lien on Rate Stabilization Property.

The Rate Stabilization Act provides that a valid and enforceable lien and security interest in rate stabilization property may be created only by a qualified rate order and the execution and delivery of a security agreement in connection with the issuance of rate stabilization bonds. The security interest automatically attaches from the time value is received by the issuer of the rate stabilization bonds and, on perfection through filing of a notice with the Maryland State Department of Assessments and Taxation, such security interest will be a continuously perfected lien and security interest in the related rate stabilization property.

Upon perfection, the statutorily created lien attaches both to rate stabilization property and to all proceeds of rate stabilization property, whether the related qualified rate stabilization charges have accrued or not, and shall have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. The Rate

Stabilization Act provides that the transfer of an interest in rate stabilization property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:

•	the qualified rate order becomes effective,

•	transfer documents have been delivered to the assignee, and

•	a notice of the transfer has been filed with the Maryland State Department of Assessments and Taxation.

If the notice of the transfer is filed within 10 days after the delivery of transfer documentation, perfection is retroactive to the date value was received. Otherwise, the transfer is perfected against third parties as of the date the notice is filed. The Rate Stabilization Act provides that priority of security interests in rate stabilization property will not be impaired by:

•	commingling of funds arising from qualified rate stabilization charges with other funds, or

•	modifications to the qualified rate order resulting from any true-up adjustment.

Please read “RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RATE STABILIZATION PROPERTY.”

The Rate Stabilization Act Characterizes the Transfer of Rate Stabilization Property as a True Sale.

The Rate Stabilization Act provides that an electric utility’s or an assignee’s transfer of rate stabilization property is a “true sale” under Maryland law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “THE SALE AGREEMENT” and “RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SPONSOR OR THE SERVICER.”

The Rate Stabilization Act Provides a Tax Exemption.

The Rate Stabilization Act provides that “transactions involving the transfer and ownership of rate stabilization property and the receipt of qualified rate stabilization charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.”

BGE’S QUALIFIED RATE ORDER

BGE’s Securitization Proceeding and Qualified Rate Order

We have filed the qualified rate order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to and qualified by reference to the provisions of the qualified rate order.

On December 28, 2006, the Maryland Commission issued its qualified rate order which authorized BGE to securitize and cause to be issued rate stabilization bonds to recover rate stabilization costs in an aggregate principal amount not to exceed the rate stabilization costs, consisting of three principal categories, which were estimated as of the date of issuance of the qualified rate order to be approximately $630 million: (a) $614 million of deferred power supply costs and other deferred costs; (b) $7.3 million of carrying charges expected to be incurred with respect to such deferred power supply costs, at BGE’s actual short-term borrowing rates, through the then-expected date of issuance of the Bonds (March 1, 2007); and (c) an amount not to exceed $8.8 million representing the estimated upfront issuance costs, plus the cost of the Maryland Commission’s financial advisor. The qualified rate order became final and non-appealable on January 12, 2007. The qualified rate order requires BGE to update the rate stabilization costs in the issuance advice letter to reflect the actual issuance date and other more current information. The qualified rate order authorizes BGE to cause rate stabilization bonds to be issued to securitize the updated aggregate principal amount reflected in the issuance advice letter in accordance with the terms of the qualified rate order, which updated amount will be set forth in the related prospectus supplement.

Such qualified rate order, pursuant to the provisions of the Rate Stabilization Act, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the Maryland Commission, except as contemplated by the periodic true-up adjustments.

Pursuant to the qualified rate order of the Maryland Commission relating to the initial series of rate stabilization bonds:

•
our organizational documents and transaction documents prohibit us from engaging in any activities other than acquiring rate stabilization property, issuing rate stabilization bonds, and performing other activities as specifically authorized by such qualified rate order, and

•	the servicer must file on our behalf all true-up adjustments required under the order.

In addition, the indenture governing the rate stabilization bonds will require the servicer on our behalf to submit certain reports to the Maryland Commission.

Subsequent qualified rate orders relating to additional series of rate stabilization bonds may impose additional or different requirements.

Collection of Qualified Rate Stabilization Charges

The qualified rate order authorizes BGE to collect qualified rate stabilization charges from existing and future residential electric customers and from the retail electric providers serving residential electric customers in BGE’s service territory in an amount expected to be sufficient to provide for timely recovery of its aggregate rate stabilization costs which include principal and interest and certain ongoing fees and expenses associated with the rate stabilization bonds. There is no “cap” on the level of qualified rate stabilization charges that may be imposed on residential electric customers to pay on a timely basis scheduled principal and interest on the rate stabilization bonds. However, we may not charge qualified rate stabilization charges for a series of rate stabilization bonds for electricity delivered after the twelfth anniversary of the date of issuance of that series of rate stabilization bonds.

Issuance Advice Letter

No later than 48 hours following the determination of the final terms of a series of rate stabilization bonds and prior to their issuance, BGE is required to file with the Maryland Commission an issuance advice letter, which will, among other things:

•	accept the qualified rate order,

•	demonstrate compliance with the requirements of the qualified rate order,

•	evidence the actual terms on which such series of rate stabilization bonds will be issued,

•	show the actual dollar amount of the initial qualified rate stabilization charges relating to such series of rate stabilization bonds,

•	identify the rate stabilization property relating to such series of rate stabilization bonds we will purchase,

•	identify us, and

•	certify that, based on information reasonably available, market conditions and the structuring and pricing of such series of rate stabilization bonds, the total amount of revenue to be collected under the qualified rate order is less than the rate stabilization costs revenue that would be recovered over the same period using BGE’s weighted average cost of capital consistent with the terms of the qualified rate order and the Rate Stabilization Act, and

•
certify that, based on information reasonably available, the structuring and pricing of such series of rate stabilization bonds will result in the lowest qualified rate stabilization charge consistent with market conditions at the date and time of pricing and the terms of the qualified rate order.

The issuance advice letter becomes effective on the date of issuance of a series of rate stabilization bonds.

Tariff

We are required, prior to the issuance of any rate stabilization bonds, to complete and file a tariff in the form attached to the qualified rate order. Pursuant to the qualified rate order, the tariff defines the qualified rate stabilization charge as a nonbypassable charge assessed on each kilowatt-hour delivered to all existing and future residential electric customers beginning as of the date of issuance of the rate stabilization bonds for a period not to exceed 12 years. In addition, the tariff informs customers that the qualified rate stabilization charges will be calculated based on forecasted, weather normalized deliveries, and that any under- or overrecoveries of rate stabilization costs will be trued up semi-annually. Residential electric customers will be referred to BGE’s website for the then-current qualified rate stabilization charge. Please read “DESCRIPTION OF THE RATE STABILIZATION PROPERTY—Tariff; Qualified Rate Stabilization Charges.”

True-Ups

The qualified rate order mandates that qualified rate stabilization charges be adjusted at least semi-annually to correct any undercollections or overcollections in the preceding six months, including any caused by the default of retail electric providers. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the rate stabilization bonds and to replenish the capital subaccount to its required level. Neither the Rate Stabilization Act nor the qualified rate order cap the level of qualified rate stabilization charges that may be imposed on residential electric customers as a result of the true-up process.

The servicer will also be required to implement interim true-up adjustments more frequently than semi-annually:

•
if the servicer determines that collection of qualified rate stabilization charges for the upcoming payment date would result in a variance of more than 5% in absolute value between (i) the actual amounts on deposit in the excess funds subaccount and the actual outstanding principal amounts of the rate stabilization bonds and (ii) the outstanding principal amounts of the rate stabilization bonds set forth in the expected amortization schedule; or

•	to meet any rating agency requirement that the rate stabilization bonds be paid in full at scheduled maturity.

The servicer may also be required to implement interim true-up adjustments more frequently than semi-annually to correct any undercollection or overcollection of qualified rate stabilization charges, regardless of cause, in order to ensure timely payment of the rate stabilization bonds based on rating agency and bondholder considerations.

In addition, under the terms of the servicing agreement, to the extent any rate stabilization bonds remain outstanding after the scheduled maturity date of the last tranche, the servicer must make quarterly true-up adjustments.

The qualified rate order also requires BGE, as servicer, to seek approval from the PSC of a “non-standard” amendment of the true-up mechanisms specified in the qualified rate order for the periodic true-up adjustments if BGE deems an amendment to be necessary or appropriate to address any material deviations between qualified rate stabilization charge collections and the amounts needed to meet our payment obligations. No such amendment may cause any of the then-current credit ratings of the rate stabilization bonds to be suspended, withdrawn or downgraded.

Any true-up adjustment filed with the Maryland Commission will be effective on its proposed effective date, which will be not less than 15 days after its filing. The Maryland Commission will have 15 days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the adjustment. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

True-Ups—Credit Risk

The State of Maryland has pledged in the Rate Stabilization Act that it will not take or allow any action that would impair the value of the rate stabilization property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the qualified rate stabilization charges to be imposed, collected and remitted until the principal and interest, and any other charges incurred and contracts to be performed in connection with the related series of rate stabilization bonds, have been paid and performed in full.

Servicing Agreement

In the qualified rate order, the Maryland Commission authorized BGE, as the initial servicer, to enter into a servicing agreement described under “THE SERVICING AGREEMENT” in this prospectus.

Effect of the Qualified Rate Order

Once the qualified rate order becomes effective, it becomes irrevocable, and is not subject to reduction, impairment, or adjustment by further action of the Maryland Commission except under certain limited circumstances. The qualified rate order gives rise to rights, interests, obligations and duties of various parties, and it is the Maryland Commission’s express intent to provide for those rights, interests, obligations and duties by issuing the qualified rate order to BGE and undertaking to exercise its authority to enforce such rights.

Binding on Successors

The qualified rate order, along with the qualified rate stabilization charges authorized in the qualified rate order, is binding on:

•	BGE,

•	any successor to BGE that provides electric transmission and distribution service directly to residential electric customers in BGE’s service territory,

•
each retail electric provider that sells electric energy to residential electric customers located within BGE’s service territory and is authorized to bill and collect rate stabilization charges on our behalf, or any such retail electric provider’s successor, and

•	the Maryland Commission and any successor to the Maryland Commission.

Subsequent Qualified Rate Orders

We may issue additional series of rate stabilization bonds secured by separate rate stabilization property under a subsequent qualified rate order of the Maryland Commission. We will describe the material terms of any such qualified rate order in the related prospectus supplement.

RETAIL ELECTRIC PROVIDERS

As part of the restructuring of the Maryland electric industry, residential electric customers of BGE were able to purchase energy from retail electric providers rather than BGE beginning in July 2000. The Electric Customer Choice and Competition Act of 1999 grants all residential electric customers the ability to contract with retail electric providers for energy and other retail electric services and the option to have all charges for electric service included on a single bill. In addition, as a result of restructuring, BGE’s retail rates for residential standard offer service were first reduced and then frozen through the period ending June 30, 2006. Although BGE does not sell electricity to all customers in its service territory, BGE continues to deliver electricity to all of its customers and provides meter reading, billing, emergency response, regular maintenance, and balancing services.

Under the Electric Customer Choice and Competition Act of 1999, the PSC may establish specific standards for metering, billing and other activities by retail electric providers participating in the competitive electric retail supply market in Maryland. Currently, no retail electric providers are providing billing and collection services in Maryland, although retail electric providers may provide such services in the future. In order for a retail electric provider to qualify to undertake billing and collection responsibilities with respect to qualified rate stabilization charges, the qualified rate order requires the retail electric provider to maintain at least a “Baa2” and “BBB” or the equivalent long term unsecured credit rating from Moody’s or S&P, respectively, or maintain with the servicer a cash deposit or comparable security equal to two months’ maximum estimated collections of all charges payable to the servicer. In doing so, retail electric providers must comply with all applicable PSC billing and collection requirements. Each retail electric provider must also agree to remit the full amount of all charges it bills to customers for the electric transmission and distribution services BGE or its successor provides, together with qualified rate stabilization charge payments, less an allowance for charge-offs and payment lags, within 15 days of BGE’s or its successor’s bill for such charges regardless of whether payments are received from its customers. If a retail electric provider fails to remit charges within a further seven days, BGE, as servicer, or its successor may assume responsibility for billing or transfer responsibility to another qualified retail electric provider. Only BGE or a successor electric public utility may disconnect or reconnect a customer’s distribution service.

Neither BGE nor any successor servicer will pay any shortfalls resulting from the failure of any retail electric provider to remit payments arising from the qualified rate stabilization charges to the servicer. The semi-annual true-up and interim true-up adjustment mechanisms for the qualified rate stabilization charges, as well as the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur may delay the distribution of interest on and principal of the rate stabilization bonds.

DESCRIPTION OF THE RATE STABILIZATION PROPERTY

Creation of Rate Stabilization Property; Qualified Rate Order

The Rate Stabilization Act defines rate stabilization property as the rights and interests of an electric utility or successor under a qualified rate order, including the right to impose, collect and receive qualified rate stabilization charges established in the qualified rate order. Rate stabilization property becomes property at the time that it is first transferred to an assignee or pledged in connection with the issuance of rate stabilization bonds. The rate stabilization bonds will be secured by rate stabilization property, as well as the other collateral described under “SECURITY FOR THE RATE STABILIZATION BONDS.”

Unless otherwise specified in the accompanying prospectus supplement, in addition to the right to impose, collect and receive qualified rate stabilization charges, each qualified rate order will:

•
authorize the transfer, in an absolute transfer and not as security, the rights to impose, collect and receive qualified rate stabilization charges along with the other rights arising pursuant to each qualified rate order, which becomes rate stabilization property;

•	authorize the issuance of rate stabilization bonds;

•	establish procedures for periodic true-up adjustments to qualified rate stabilization charges in the event of overcollection or undercollection;

•	implement guidelines for retail electric providers who collect qualified rate stabilization charges; and

•
provide that the qualified rate order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Maryland Commission (except for the periodic adjustments to the qualified rate stabilization charges).

A form of issuance advice letter and a form of tariff will be attached to each qualified rate order. We will complete and file both documents with the Maryland Commission within 48 hours after the pricing of the rate stabilization bonds.

The issuance advice letter confirms to the Maryland Commission the interest rate and expected amortization schedule for the rate stabilization bonds and sets forth the actual dollar amount of the initial qualified rate stabilization charges as described above under “BGE’S QUALIFIED RATE ORDER—Issuance Advice Letter.” The dollar amount of the initial qualified rate stabilization charges for any series, along with any other terms of the issuance advice letter and tariff affecting the terms of the rate stabilization bonds, will be more fully described in the related prospectus supplement.

The tariff provides for the imposition of qualified rate stabilization charges.

Tariff; Qualified Rate Stabilization Charges

The following is a description of the tariff to be filed by BGE with the Maryland Commission pursuant to the qualified rate order creating rate stabilization property.

Pursuant to the qualified rate order, the tariff defines the qualified rate stabilization charge as a nonbypassable charge assessed on each kilowatt-hour delivered to all existing and future residential electric customers beginning as of the date of issuance of the rate stabilization bonds for a period not to exceed 12 years. In addition, the tariff informs customers that the qualified rate stabilization charges will be calculated based on forecasted, weather normalized deliveries, and that any under- or overrecoveries of rate stabilization costs will be trued up semi-annually. Residential electric customers will be referred to BGE’s website for the then-current qualified rate stabilization charge.

The qualified rate stabilization charges will be payable by all existing and future residential electric customers located within BGE’s service territory. A single qualified rate stabilization charge will be applied to all existing and future residential electric customers, across all residential electric customer classes.

Billing and Collection Terms and Conditions

Qualified rate stabilization charges will be assessed by the servicer, for our benefit as owner of the rate stabilization property, based on a residential electric customer’s actual consumption of electricity from time to time. Qualified rate stabilization charges, less an allowance for charge-offs and payment lags, will be collected by the servicer from a retail electric provider that is authorized to bill and collect qualified rate stabilization charges from residential electric customers. Qualified rate stabilization charges will be deposited by the servicer into each applicable collection account under the terms of the indenture and the servicing agreement. The servicer will deposit in the applicable collection account estimated payments of qualified rate stabilization charges on each business day, based on the estimated residential electric charge-off percentage and on the collections curve then in effect.

Retail electric providers that bill residential electric customers are responsible for billing, collecting and paying to the servicer the residential electric customer’s qualified rate stabilization charges. Each retail electric provider will be responsible for paying qualified rate stabilization charges billed to residential electric customers of the retail electric provider, less an allowance for charge-offs and payment lags, whether or not the residential electric customers pay the retail electric provider.

The obligation to pay qualified rate stabilization charges is not subject to any right of set-off in connection with the bankruptcy of the sponsor or any other entity. Qualified rate stabilization charges are “nonbypassable” in accordance with the provisions set forth in the Rate Stabilization Act and the qualified rate order. Please see “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments” and “DESCRIPTION OF THE RATE STABILIZATION BONDS—Allocation as Between Series.”

AFFILIATIONS AMONG TRANSACTION PARTIES

BGE, the initial servicer, depositor, sponsor and administrator, is a wholly-owned direct subsidiary of Constellation. We are a wholly-owned subsidiary of BGE.

THE INITIAL SERVICER, DEPOSITOR AND SPONSOR
General

BGE will be the depositor and initial servicer of the rate stabilization property securing the rate stabilization bonds, and will be the sponsor of each securitization in which rate stabilization bonds covered by this prospectus are issued.

BGE is an electric transmission and distribution utility company and a gas distribution utility company with a service territory that covers the City of Baltimore and all or part of ten counties in central Maryland. BGE is regulated by the Maryland Commission and the Federal Energy Regulatory Commission with respect to rates and other aspects of its business. BGE's electric service territory includes an area of approximately 2,300 square miles. During the 12 months ended December 31, 2006, BGE billed approximately 13 million megawatt hours of electricity deliveries to residential electric customers resulting in operating revenues of $1.1 billion.

BGE, incorporated under the laws of the State of Maryland in 1906, is an operating subsidiary of Constellation, which is based in Baltimore, Maryland.

BGE Customer Base and Electric Energy Consumption

The following tables show the electricity delivered to residential electric customers, residential electric delivery revenues and number of residential electric customers for the past five years. There can be no assurances that the residential electricity deliveries, residential electric delivery revenues and number of residential electric customers will remain at or near the levels reflected in the following tables.

Electricity Delivered to Residential Electric Customers, Residential Electric Delivery Revenues and Residential Electric Customers

	2002	2003	2004	2005	2006
Deliveries (GWH)	12,652	12,754	13,313	13,762	12,886
Revenues ($MM)	946.6	959.0	1,015.8	1,066.6	1,092.1
Customers (000’s)	1,052.3	1,061.7	1,072.1	1,084.1	1,093.3

Forecasting Electricity Consumption

BGE’s electric delivery forecast was last updated in September 2006 and is based on a set of econometric equations utilizing recorded delivery data through August 2006 and the most recently available economic and demographic projections for service area household and commercial activity. Economic and demographic projections for the Baltimore Metropolitan Statistical Area, which approximately matches the BGE service territory, are developed by Economy.com. BGE uses these projections to develop econometric models of electric deliveries for the residential market segment. These forecast models will be used to calculate the qualified rate stabilization charges for any given period, in order to determine the revenue required to meet the expected amortization schedules for the rate stabilization bonds.

For the residential sector, electricity consumption is modeled as a function of weather, the number of households, electric prices, and economic conditions. In the forecast, weather is assumed normal, where normal is defined as a rolling 30-year average for heating and cooling degree-days.

BGE’s electric delivery forecast models have been in use for five years and have undergone extensive internal review. BGE updates these models three times a year with the most recent recorded data, and conducts testing to ensure that model statistics meet appropriate standards.

Forecast Variances. BGE conducts delivery forecast variance analyses on a regular basis to monitor how well forecasts track recorded consumption. This is important for short-term resource procurement functions as well as budgeting and financial reporting. The table below shows a comparison between actual deliveries (not normalized for weather) and forecasted deliveries for the most recent five-year period available.

Variance for the Amount of Electricity Consumed (GWH)

	2002	2003	2004	2005	2006
Forecast	12,412	12,626	12,716	13,120	13,365
Actual	12,652	12,754	13,313	13,762	12,886
Variance %	1.93	1.02	4.70	4.89	(3.58)

If actual consumption of electricity is higher than the forecast, there may be an excess of qualified rate stabilization charge collections. Similarly, if actual consumption is lower than the forecast, there may be a shortfall in qualified rate stabilization charge collections.

Billing and Servicing Procedures

Billing Process. Two days after a meter is scheduled to be read, bills are processed and mailed to customers. BGE bills its customers on average once every 30 days, with approximately an equal number of bills being distributed on each business day. BGE mails out an average of 57,500 bills daily to customers. BGE customers are billed in accordance with applicable regulations as well as pursuant to rules and tariffs filed and approved by the PSC.

For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills for potential meter reading errors and possible meter malfunctions.

All customers receive an energy statement containing relevant information as to usage and charges, with gas and electric information provided separately.

Payment Processing. BGE offers multiple payment options for customers to pay their bills. The following table outlines, for all BGE customers, current payment options, percentages of dollars received, and payment transactions for each type of transaction and the processing time for each respective payment option:

Customer Payment Options	% of Payment Dollars Received from All Customers	% of Payment Transactions	Payment Processing Time
U.S. Mail	54.8%	58.3%	Within 24 hours
Payment Station	0.1%	0.3%	Within 24 hours

Customer Payment Options	% of Payment Dollars Received from All Customers	% of Payment Transactions	Payment Processing Time
On-line Energy Payment, Pay-By-Phone (ATM), REACH, LIHEAP, Wire Transfer	17.0%	19.3%	Within 24 hours
Automatic Payment Service	3.9%	6.1%	Within 24 hours
Electronic Funds Transfer	10.7%	8.7%	Within 24 hours
Electronic Data Interchange	13.5%	7.3%	Within 24 hours

The standard due date for residential customers’ bills is 20 days after the bill is rendered. Please read “—Historical Delinquency and Loss Experience” in this prospectus.

Credit and Collection Policies and Procedures

Credit and Collections. BGE’s credit and collection operations comply with applicable regulations established by the Maryland Commission. Customer accounts are billed and maintained in BGE’s customer information system which is linked to an automated collections system, with credit and collection action parameters programmed in a manner consistent with PSC regulations.

The applicable regulations permit BGE to require a customer to establish credit satisfactory to BGE in accordance with reasonable parameters that it may adopt. BGE uses credit scoring as a means to determine an individual’s credit. To establish credit, BGE’s residential electric customers may be requested to provide BGE with a cash deposit in an amount that will be sufficient to secure two-twelfths of the forecasted charges for service to the customer for the ensuing 12 months. BGE may refund the customer’s deposit if the customer establishes a good payment record, defined as paying bills by the due date for 12 months without having more than two occasions in which a bill was not paid when it became due, and the customer is not delinquent in payment when BGE reviews the account.

Active accounts of customers who demonstrate poor payment habits are identified by BGE’s automated collections system, and the system will automatically take action to prompt a payment from the customer, in a manner consistent with applicable regulations. Such actions include (i) sending a reminder or termination notice to the customer, (ii) placing a telephone call to the customer, and, ultimately (iii) sending a BGE representative to terminate service to the customer’s premises. Accounts also may be placed in queues for follow-up, allowing a BGE representative to negotiate payment arrangements with individual customers in an appropriate manner, and to monitor the accounts of customers who have established chronic poor payment habits.

Additionally, BGE maintains a dedicated unit to process bankruptcy filings, which performs all functions and transactions that keep BGE in compliance with federal bankruptcy law, including filing appropriate claims and documentation with the bankruptcy court in an attempt to obtain for BGE reimbursement of any debt created by the bankruptcy filing.

Both internal collectors and external third party collection agencies are used to minimize unpaid debt. BGE recently completed an initiative to maximize collections by third party agencies by engaging a full suite of services that include early stage, primary, secondary, and tertiary collections, and by developing a web-based, secure, file transfer process to transact with agencies.

Please read “SERVICING RISKS—Changes to billing and collection practices might reduce the value of your investment in the rate stabilization charges” in this prospectus.

Special Services and Programs. BGE is obligated under applicable regulations to offer an alternate payment plan to residential electric customers who are unable to pay service charges. BGE offers a wide variety of programs and services intended to assist residential electric customers so that they are able to pay the charges for service, including levelized budget billing and payment extension plans. BGE has coded certain accounts to identify customers with special needs or interests, requiring a manual review before any adverse action is taken against the customer.

Termination of Service. Maryland Commission regulations control the right to terminate service. For example, BGE generally may not terminate service to a residential electric customer if the forecasted temperature is not expected to exceed 32 degrees Fahrenheit for the next 24 hours, or if termination would aggravate an existing serious illness or prevent the use of life-support equipment. Please read “SERVICING RISKS—Limits on rights to terminate service might make it more difficult to collect the qualified rate stabilization charges” in this prospectus.

Allocation of Partial Customer Payments

As of December 31, 2006, BGE provided electric delivery service to approximately 1.1 million residential electric customers. Of those customers, approximately 600,000 also receive gas delivery service from BGE. Because BGE issues a single monthly bill to its customers, customers receiving both electric and gas service from BGE receive a single bill reflecting charges for both services. In accordance with regulations promulgated by the Maryland Commission, BGE is required to post customer payments in the following order of priority:

1.  gas utility service arrearages;
2.  electric utility service arrearages;
3.  gas supplier arrearages;
4.  retail electric provider arrearages;
5.  gas utility service current charges;
6.  electric utility service current charges;
7.  gas supplier current charges;
8.  retail electric provider current charges; and
9.  charges for other services.

Payment posting steps that do not apply in a given instance are disregarded. Thus, for example, for residential electric customers who obtain electric supply from BGE but who do not also receive gas delivery service or any other services from BGE, payments are posted first to electric arrearages, and then to current electric charges. Similarly, for residential electric customers, who obtain gas and electric service and supply from BGE, payments are posted first to gas arrearages, next to electric arrearages, then to current gas charges, and finally to current electric charges.

With respect to partial payments of residential electric customer bills, the amount applied to electric utility service charges (whether arrearages or current charges) pursuant to the above posting priorities will be allocated by the servicer first, ratably based on the amount owed for qualified rate stabilization charges and the amount owed for other fees and charges, other than late charges owed to the servicer, and second, all remaining collections will be allocated to late charges. The portion owed in respect of qualified rate stabilization charges may be further allocated as between different series of rate stabilization bonds, including amounts owed to other special-purpose subsidiaries of BGE who have issued rate stabilization bonds under the Rate Stabilization Act.

Historical Delinquency and Loss Experience

Based on recent historical data, BGE collects approximately 99.0% of its billings to all residential gas, electric and combined gas and electric customers. Of those cash receipts, BGE collects 79.5% within 30 days, 14.7% between 31 and 60 days, 3.2% between 61and 90 days, 1.1% between 91 and 120 days, and the remaining 1.5% in over 120 days.

The following table sets forth information relating to BGE’s residential electric and gas account delinquency experience for the past five years.

END-OF-YEAR RESIDENTIAL ELECTRIC AND GAS DELINQUENCIES
Percent of Open Accounts at Year End (%)

	2002	2003	2004	2005	2006
31-60 Days	6	6	7	6	6
61-90 Days	3	4	3	3	4
90+ Days	8	12	12	11	15

Write-off Procedures. When a customer’s account with BGE is voluntarily or involuntarily closed, the customer information system converts the account status from “active” to “final.” Absent a bankruptcy notice being filed with BGE on behalf of the customer, if the final bill is unpaid after six months, the customer information system changes the account status to “uncollectible.” Upon notification of bankruptcy, the account is immediately converted to uncollectible status. Uncollectible accounts are recognized as write-offs and are reported on a monthly basis to BGE’s finance and accounting department for proper treatment and recording on BGE’s financial statements. The following table sets forth BGE’s net write-offs for the past five years with respect to residential electric customers and the electric portion of bills to combined residential electric and gas customers.

NET TOTAL RESIDENTIAL ELECTRIC WRITE-OFFS

	2002	2003	2004	2005	2006
$000s	7,941	4,833	7,445	5,971	7,601
%	0.8	0.5	0.7	0.6	0.7

Please read “SERVICING RISKS—Limits on rights to terminate service might make it more difficult to collect the qualified rate stabilization charges” in this prospectus.

RSB BONDCO LLC, THE ISSUING ENTITY

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to the filing of a certificate of formation with the Secretary of State of the State of Delaware. Our limited liability company agreement will be amended and restated in connection with the issuance and sale of the rate stabilization bonds, and references in this prospectus and any prospectus supplement to our limited liability company agreement mean the amended and restated limited liability company agreement. Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay BGE for administrative services in accordance with an administration agreement. We have summarized selected provisions of our limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of the rate stabilization bonds, our capital will be equal to 0.5% of the principal amount of such rate stabilization bonds issued or such other amount as may allow us to achieve the desired security rating and treat the rate stabilization bonds as debt under applicable IRS regulations. Our capitalization after giving effect to the issuance of any rate stabilization bonds will be set forth in the prospectus supplement for the related series.

As of the date of this prospectus, we have not carried on any business activities and have no operating history. We are not an agency or instrumentality of the State of Maryland.

Our assets will consist of:

•	the rate stabilization property,

•	our rights under the sale agreement (and under any bills of sale delivered thereunder), the servicing agreement, the administration agreement, and the other basic documents,

•	collections of qualified rate stabilization charges that are allocated to us and the trust accounts (other than the retail electric provider deposit accounts) held by the indenture trustee, and

•	any money distributed by the indenture trustee from the collection accounts in accordance with the indenture.

Restricted Purpose

We have been created for the sole purpose of:

•	purchasing and owning the rate stabilization property and the other collateral;

•	registering and issuing from time to time one or more series of rate stabilization bonds, each of which may be comprised of one or more tranches;

•	making payment on the rate stabilization bonds;

•	distributing amounts released to us;

•	pledging our interest in the rate stabilization property and other collateral to the indenture trustee under the indenture in order to secure the rate stabilization bonds; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the rate stabilization bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of all of our independent managers.

Transactions with BGE

On the issue date for each series of rate stabilization bonds, except in the event of a series issued solely to refund outstanding rate stabilization bonds, BGE will sell rate stabilization property to us pursuant to a sale agreement between us and BGE. BGE will service the rate stabilization property pursuant to a servicing agreement between us and BGE. Additionally, BGE will provide certain administrative services related to the rate stabilization property pursuant to an administration agreement between us and BGE. Please read “THE SALE AGREEMENT,” “THE SERVICING AGREEMENT” and “THE ADMINISTRATION AGREEMENT.”

Our Management

Pursuant to our limited liability company agreement, our business will be managed by five managers appointed from time to time by BGE or, in the event that BGE transfers its interest in us, by our owner or owners. Following the issuance of the initial series of rate stabilization bonds, we will have at least two independent managers who, among other things, are not and have not been for at least five years from the date of their appointment:

•	a direct or indirect legal or beneficial owner of us, our owner, any of our respective affiliates or any of our owner’s affiliates,

•
a relative, supplier (other than an independent manager provided by a corporate services company that provides independent managers in the ordinary course of its business), employee, officer, director (other than as an independent director), manager (other than as an independent manager), contractor or material creditor of us, our owner or any of our affiliates or any of our owner’s affiliates, or

•
a person who controls (whether directly, indirectly or otherwise) our owner or its affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of our owner or its affiliates; provided, that the indirect or beneficial ownership of stock of our owner or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The remaining managers will be employees or officers of BGE, its affiliates or any new owner. The managers will devote the time necessary to conduct our affairs.

BGE, as our sole member, will appoint two independent managers prior to the issuance of the initial series of the rate stabilization bonds. None of our managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K.

Manager Fees and Limitation on Liabilities

We have not paid any compensation to any manager since we were formed. We will not compensate our managers, other than the independent managers to whom we will pay annual fees, for their services on our behalf, although we will reimburse our managers for their reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the managers may employ in connection with the exercise and performance of their rights and duties under our limited liability company agreement, the indenture, the sale agreement and the servicing agreement. Our limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities solely by reason of being a manager. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct. In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described in “SECURITY FOR THE RATE STABILIZATION BONDS―Allocation; Payments.”

We Are a Separate and Distinct Legal Entity from BGE

Under our limited liability company agreement, there are a number of actions that we are permitted to take only with the affirmative vote of our member and the affirmative vote of all of our managers, including all of the independent managers. These actions include, but are not limited to, a decision to dissolve or liquidate, a decision to sell all or substantially all of our assets, a decision to amend certain provisions of our limited liability company agreement, and a decision to file a voluntary petition for relief under the Bankruptcy Code. Our limited liability company agreement requires us, except for financial reporting purposes and for certain tax purposes, to maintain our existence separate from BGE including:

•	taking all reasonable steps to continue our identity as a separate legal entity;

•	making it apparent to third persons that we are an entity with assets, liabilities and financial accounts distinct from those of BGE, other affiliates of BGE, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of BGE or any of its affiliated entities, any of our affiliates or any other person.

Administration Agreement

BGE will, pursuant to an administration agreement between BGE and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay BGE a fixed fee of $100,000 per annum, payable in installments of $50,000 on each payment date for performing these services, plus we will reimburse BGE for all costs and expenses for services performed by unaffiliated third parties and actually incurred by BGE in performing such services described above.

USE OF PROCEEDS

We will use the proceeds of the issuance of a series of rate stabilization bonds to pay certain of the expenses of the issuance and sale of the rate stabilization bonds of such series and to purchase related rate stabilization property from BGE. In accordance with the applicable qualified rate order, BGE will use the proceeds it receives from the sale of the rate stabilization property for the purpose of financing or recovering the rate stabilization costs.

DESCRIPTION OF THE RATE STABILIZATION BONDS

General

We will issue the rate stabilization bonds pursuant to the terms of an indenture between us and the indenture trustee specified in the applicable prospectus supplement. The particular terms of the rate stabilization bonds of any series will be established in a supplement to the indenture referred to herein as a series supplement and the material terms of that series will be described in the related prospectus supplement. Although we have summarized below selected provisions of the indenture and the rate stabilization bonds, this summary does not purport to be complete and is subject to the terms and provisions of the indenture and related supplements, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Please read “WHERE YOU CAN FIND MORE INFORMATION.”

We may issue the rate stabilization bonds in one or more series, any one or more of which may be comprised of one or more tranches. Tranches of rate stabilization bonds may differ as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.

While the prospectus supplement will describe the specific terms of only a series of rate stabilization bonds (and the tranches of that series (if any)) in respect of which this prospectus is being delivered, the terms of that series and any tranches will not be subject to the prior review of or consent of the holders of outstanding rate stabilization bonds. All rate stabilization bonds of the same series will be identical in all respects except for the denominations, unless that series is comprised of more than one tranche, in which case all rate stabilization bonds of the same tranche will be identical in all respects except for the denominations.

All rate stabilization bonds that we issue under the indenture will be payable solely from, and secured solely by, a pledge of and lien on the rate stabilization property and the other collateral for that series as provided in the indenture. Please read “SECURITY FOR THE RATE STABILIZATION BONDS―Pledge of Collateral.”

The prospectus supplement for a series of rate stabilization bonds will describe the following terms of that series of rate stabilization bonds and, if applicable, the tranches of that series:

•	the designation of the series and, if applicable, the tranches of that series,

•	the principal amount of the series and, if applicable, the tranches of that series,

•	the qualified rate stabilization charges applicable to such series,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate,

•	the payment dates,

•	the collateral for such series,

•	the scheduled maturity date and the legal final maturity date of the series and, if applicable, the tranches of that series,

•	the issuance date of the series,

•	the authorized denominations,

•	the expected amortization schedule for principal of the series and, if applicable, the tranches of that series,

•
any other material terms of the tranches or series that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding tranche of rate stabilization bonds, and

•	the identity of the indenture trustee.

The rate stabilization bonds are not a debt, liability or other obligation of the State of Maryland, the Maryland Commission or of any political subdivision, governmental agency, authority or instrumentality of the State of Maryland and do not represent an interest in or legal obligation of BGE or any of its affiliates, other than us. Neither BGE nor any of its affiliates will guarantee or insure the rate stabilization bonds. Qualified rate orders authorizing the issuance of the rate stabilization bonds do not constitute a pledge of the full faith and credit of the State of Maryland or of any of its political subdivisions. The issuance of the rate stabilization bonds under the Rate Stabilization Act will not directly, indirectly or contingently obligate the State of Maryland or any of its political subdivisions to levy or to pledge any form of taxation for the rate stabilization bonds or to make any appropriation for their payment.

Interest and Principal on the Rate Stabilization Bonds

Interest will accrue on the principal amount of a tranche of rate stabilization bonds at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable on each payment date, commencing on the date specified in the related prospectus supplement. Interest payments for each series will be made from collections of qualified rate stabilization charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount for the related series. In the event of a payment default by a retail electric provider, after a seven calendar-day grace period, the amounts in the retail electric provider deposit account (up to an amount of the lesser of the payment defaults of a retail electric provider or that retail electric provider’s cash deposit) will be used to make interest payments to the bondholders on each payment date for the rate stabilization bonds. Please read “SECURITY FOR THE RATE STABILIZATION BONDS―How Funds in the Collection Account will be Allocated.”

Principal of the rate stabilization bonds of each series and tranche will be payable in the amounts and on the payment dates specified in the related prospectus supplement, but only to the extent that amounts in the applicable collection account are available, and subject to the other limitations described below, under “SECURITY FOR THE RATE STABILIZATION BONDS―How Funds in the Collection Account will be Allocated.” Accordingly, principal of the series of rate stabilization bonds may be paid later, but generally not sooner, than reflected in the expected amortization schedule for such series, except in the case of an acceleration of payment upon default. Each prospectus supplement will set forth the expected amortization schedule for the related series of rate stabilization bonds and, if applicable, the tranches of that series. The expected amortization schedule will be established in a manner required by the qualified rate order. If principal of any tranche or series is not paid in full on the legal final maturity date for such tranche or series, an event or default will occur. On any payment date, unless an event of default has occurred and is continuing and the rate stabilization bonds have been declared due and payable, the indenture trustee will make principal payments on the rate stabilization bonds only until the outstanding principal amounts of those rate stabilization bonds have been reduced to the principal amounts specified in the applicable expected amortization schedule for that payment date. The indenture trustee will retain in the excess funds subaccount for payment on later payment dates any collections of qualified rate stabilization charges in excess of amounts payable as:

•	fees and expenses of the servicer, the independent managers and the indenture trustee (including the servicing fee),

•	payments of interest on and principal of the rate stabilization bonds, and

•	allocations to the capital subaccount (all as described under “SECURITY FOR THE RATE STABILIZATION BONDS―How Funds in the Collection Account will be Allocated”).

If the indenture trustee receives insufficient collections of qualified rate stabilization charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) of the related series are not sufficient to make up the shortfall, principal of any tranche of rate stabilization bonds may be payable later than expected, as described in this prospectus. Please read “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE RATE STABILIZATION BONDS.” The failure to make a scheduled payment of principal on the rate stabilization bonds because there are not sufficient funds in the collection account for that series does not constitute a default or an event of default with respect to such series under the indenture, except for the failure to pay in full the unpaid balance of any tranche or series upon the legal final maturity date for such tranche or series. If an event of default (other than a breach by the State of Maryland of its pledge) has occurred and is continuing, then the indenture trustee or the holders of not less than a majority in principal amount of the rate stabilization bonds of each affected series then outstanding may declare the rate stabilization bonds of each such affected series to be immediately due and payable, in which event the entire unpaid principal amount of the rate stabilization bonds of each such affected series will become due and payable. An event of default under one series of rate stabilization bonds will not automatically trigger an event of default under other outstanding series of rate stabilization bonds. Please read “―Events of Default; Rights Upon Event of Default.”

Unless the context requires otherwise, all references in this prospectus to principal of the rate stabilization bonds of a series include any premium that might be payable if rate stabilization bonds of that series are redeemed, as described in the related prospectus supplement.

Payments on the Rate Stabilization Bonds

The indenture trustee will pay on each payment date to the holders of each tranche of rate stabilization bonds, to the extent of available funds in the applicable collection account, all payments of principal and interest then due. The indenture trustee will make each payment other than the final payment with respect to any rate stabilization bonds to the holders of record of the rate stabilization bonds of the applicable tranche on the record date for that payment date. The indenture trustee will make the final payment for each tranche of rate stabilization bonds, however, only upon presentation and surrender of the rate stabilization bonds of that tranche at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in qualified rate stabilization charges received) will result in an event of default for the applicable series of rate stabilization bonds unless such failure is cured within five business days. Please read “―Events of Default; Rights Upon Event of Default.” Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the indenture trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date.

At least 10 days before any special record date, the indenture trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

At the time, if any, we issue the rate stabilization bonds of any series in the form of definitive bonds and not to DTC or its nominee, the indenture trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the rate stabilization bonds of that series. Upon application by a holder of any tranche of rate stabilization bonds in the principal amount of $10,000,000 or more to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

If any special payment date or other date specified for any payments to bondholders is not a business day, the indenture trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Registration and Transfer of the Rate Stabilization Bonds

If specified in the related prospectus supplement, we may issue one or more tranches of rate stabilization bonds in definitive form, which will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, there will be no service charge for any registration or transfer of the rate stabilization bonds, but the indenture trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of rate stabilization bonds in the minimum initial denominations set forth in the related prospectus supplement.

The indenture trustee will make payments of interest and principal on each payment date to the bondholders in whose names the rate stabilization bonds were registered on the record date.

Rate Stabilization Bonds Will Be Issued in Book-Entry Form

Unless we specify otherwise in the related prospectus supplement, the rate stabilization bonds will be available to investors only in the form of book-entry rate stabilization bonds. You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the related prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the rate stabilization bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries.

These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Function of Clearstream

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of rate stabilization bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of rate stabilization bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving rate stabilization bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Rate Stabilization Bonds

Rate stabilization bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, rate stabilization bonds may do so only through participants and indirect participants. In addition, rate stabilization bondholders will receive all distributions of principal of and interest on the rate stabilization bonds from the indenture trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, rate stabilization bondholders may experience some delay in their receipt of payments because payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or rate stabilization bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The indenture trustee will not recognize rate stabilization bondholders as bondholders, as that term is used in the indenture, and rate stabilization bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of rate stabilization bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the rate stabilization bonds and is required to receive and transmit distributions of principal and interest on the rate stabilization bonds. Participants and indirect participants with whom rate stabilization bondholders have accounts with respect to the rate stabilization bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective rate stabilization bondholders. Accordingly, although rate stabilization bondholders will not possess rate stabilization bonds, rate stabilization bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a rate stabilization bondholder to pledge rate stabilization bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those rate stabilization bonds.

DTC has advised us that it will take any action permitted to be taken by a rate stabilization bondholder under the indenture only at the direction of one or more participants to whose account with DTC the rate stabilization bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

How Rate Stabilization Bond Payments Will Be Credited by Clearstream and Euroclear

Distributions with respect to rate stabilization bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a rate stabilization bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the rate stabilization bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Rate Stabilization Bonds

Unless otherwise specified in the related prospectus supplement, we will issue rate stabilization bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) DTC or us advising the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds of that series and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the indenture trustee, or (3) after the occurrence of an event of default under the indenture, holders of rate stabilization bonds representing not less than a majority of the aggregate outstanding principal amount of the rate stabilization bonds of any series maintained as book-entry bonds advising us, the indenture trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds of a series, the rate stabilization bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

Upon surrender by DTC of the definitive securities representing the rate stabilization bonds and instructions for registration, the indenture trustee will issue the rate stabilization bonds in the form of definitive bonds, and thereafter the indenture trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The indenture trustee will make payment of principal of and interest on the rate stabilization bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the related prospectus supplement. The indenture trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The indenture trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the indenture trustee or in such other manner as may be provided in the related series supplement and except that certain payments will be made by wire transfer as described in the indenture. The indenture trustee will make the final payment on any rate stabilization bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The indenture trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the indenture trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption

The indenture does not permit an optional redemption of rate stabilization bonds under any circumstances.

Conditions of Issuance of Additional Series and Acquisition of Additional Rate Stabilization Property

Our governing documents and the indenture have been structured as the functional equivalent of a master trust in that we may, subject to the terms of the qualified rate order or any subsequent qualified rate order but without your prior review or approval, acquire additional rate stabilization property and issue one or more additional series of rate stabilization bonds which are backed by such rate stabilization property, all of which rate stabilization bonds will be paid through collections of additional qualified rate stabilization charges from the same group of residential electric customers and associated retail electric providers. The indenture allows us to issue additional series of rate stabilization bonds, up to the aggregate amounts that are authorized in all applicable qualified rate orders, without notice to or the consent of holders of any other series. Each series will have its own rate stabilization property, which will include the right to impose, collect and receive qualified rate stabilization charges calculated in respect of that series, and the right to impose semi-annual and interim true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the qualified rate stabilization charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of rate stabilization bonds. The collateral for each series of rate stabilization bonds will be separate from the collateral for any other series, and holders of one series of rate stabilization bonds will have no recourse to collateral for a different series. Although each series of rate stabilization bonds we may issue will in form be backed by legally separate rate stabilization property, all such bonds will be backed by qualified rate stabilization charges imposed on the same group of residential electric customers. Please read “―Allocations as Between Series” and “THE SERVICING AGREEMENT―Remittances to Collection Account.” No series will be subordinated to any other series except that any tranche of a particular series may be subordinated to other tranches of such series if and to the extent set forth in the applicable prospectus supplement.

Our acquisition of rate stabilization property and issuance of any series of rate stabilization bonds with respect thereto after the initial acquisition and issuance is subject to the following conditions, among others:

•
all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and the limited liability company agreement, including indenture trustee’s certificates or supplements to the limited liability company agreement;

•
the depositor must have irrevocably assigned all of its right, title and interest in the additional rate stabilization property to us and made a filing required by Section 7-542 of the Rate Stabilization Act to perfect our interest in such rate stabilization property;

•	the rating agency condition must have been satisfied with respect to all outstanding series;

•
the sponsor must receive and deliver to us and the indenture trustee an opinion or opinions of outside tax counsel (as selected by the sponsor, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that: (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the rate stabilization bonds will be treated as debt of our sole owner for United States federal tax purposes, (ii) for United States federal income tax purposes, the issuance of the rate stabilization bonds will not result in gross income to the sponsor and (iii) in the case of a subsequent issuance of rate stabilization bonds only, that such issuance will not adversely affect the characterization of any then outstanding rate stabilization bonds as obligations of our sole owner;

•	no event of default may have occurred and be continuing under the indenture;

•
as of the date of issuance, we must have sufficient funds available to pay the purchase price for the additional rate stabilization property, and all conditions to the issuance of a new series of rate stabilization bonds must have been satisfied or waived; and

•	we must deliver certain certificates and opinions specified in the indenture to the indenture trustee.

Our obligation to purchase rate stabilization property on any transfer date is also subject to the satisfaction or waiver of the conditions described in “THE SALE AGREEMENT―Conditions to the Sale of Rate Stabilization Property.”

Allocations as Between Series

Although each series will have its own rate stabilization property, qualified rate stabilization charges relating to each series will be collected through single bills to individual residential electric customers and retail electric providers that include all charges related to the purchase of electricity. The portion owed in respect of qualified rate stabilization charges may be further allocated as between different series of rate stabilization bonds, including amounts owed to other special-purpose subsidiaries of BGE who have issued rate stabilization bonds under the Rate Stabilization Act. Please read “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments” and “THE SERVICING AGREEMENT―Remittances to Collection Account.”

Access of Bondholders

Upon written request of any bondholder or group of bondholders of any series or of all outstanding series of rate stabilization bonds evidencing not less than 10% of the aggregate outstanding principal amount of the rate stabilization bonds of that series or all series, as applicable, the indenture trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders of that series or of all outstanding series, as the case may be, for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any series or tranche of rate stabilization bonds, the indenture trustee will deliver, to the bondholders of that series or tranche, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	with respect to each series or tranche of rate stabilization bonds, the amount of the payment to bondholders allocable to (1) principal and (2) interest,

•
with respect to each series or tranche of rate stabilization bonds, the aggregate outstanding principal amount of the rate stabilization bonds, before and after giving effect to payments allocated to principal reported immediately above,

•
with respect to each series or tranche of rate stabilization bonds, the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the indenture trustee and the servicer, and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until rate stabilization bonds are no longer issued in book-entry form, the reports will be provided to the depository for the rate stabilization bonds, or its nominee, as sole beneficial owner of the rate stabilization bonds. The reports will be available to bondholders upon request to the indenture trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the rate stabilization bonds, the indenture trustee, so long as it is acting as paying agent and transfer agent and registrar for the rate stabilization bonds, will, upon written request by us or any rate stabilization bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the rate stabilization bonds, a statement containing certain information for the purposes of the bondholder’s preparation of U.S. federal and state income tax returns.

We and the Indenture Trustee May Modify the Indenture

Modifications of the Indenture that Do Not Require Consent of Rate Stabilization Bondholders

From time to time, and without the consent of the bondholders of any series, we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including, among others:

•
to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the indenture trustee the property subject to the indenture, or to add additional property,

•	to add to the covenants for the benefit of the bondholders and the indenture trustee, or surrender any right or power conferred to us with the indenture,

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee,

•
to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto,

•	to evidence the succession of another person to us or to the indenture trustee in accordance with the terms of the indenture,

•	to effect qualification under the Trust Indenture Act of 1939 or under any similar or successor federal statute hereafter enacted,

•	to set forth the terms of any additional series or tranche of rate stabilization bonds,

•	to qualify the rate stabilization bonds for registration with a clearing agency,

•	to satisfy any rating agency requirements.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of rate stabilization bonds then outstanding in any material respect, and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture that Require the Approval of Rate Stabilization Bondholders.

We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the rate stabilization bonds of all affected series or tranches, enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder of each series or tranche affected thereby, take certain actions enumerated in the indenture, including, among others:

•
change the date of payment of any installment of principal of or premium, if any, or interest on any rate stabilization bond of such series or tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•
change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the rate stabilization bonds of such series or tranche, or change the coin or currency in which any rate stabilization bond or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment,

•
reduce the percentage of the aggregate amount of the outstanding rate stabilization bonds, or of a series or tranche thereof, the consent of the rate stabilization bondholders of which is required for any supplemental indenture, or the consent of the rate stabilization bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

•
reduce the percentage of the outstanding principal amount of the rate stabilization bonds of such series or tranche the holders of which are required to consent to direct the indenture trustee to sell or liquidate the collateral,

•
modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any rate stabilization bond of such series or tranche on any payment date or change the expected amortization schedules or final maturity dates of any rate stabilization bonds of such series or tranche,

•	decrease the required capital amount with respect to such series, or

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the rate stabilization bonds of such series or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any rate stabilization bond of the security provided by the lien of the indenture.

Promptly following the execution of any supplement to the indenture, the indenture trustee will furnish written notice of the substance of the supplement to each bondholder.

Notification of the Rating Agencies, the Indenture Trustee and the Rate Stabilization Bondholders of Any Modification

If we, BGE or the servicer or any other party to the applicable agreement:

•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

•	waives timely performance or observance by BGE or the servicer under the sale agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of rate stabilization bondholders, we must first notify the rating agencies of the proposed amendment, modification, waiver, supplement, termination or surrender. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the indenture trustee in writing and the indenture trustee shall notify the rate stabilization bondholders of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the rating agency condition has been satisfied with respect thereto. The indenture trustee will consent to this proposed amendment, modification, supplement, waiver, termination or surrender only with the written consent of the holders of a majority of the outstanding principal amount of the rate stabilization bonds of the series or tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, rate stabilization bonds owned by us, BGE or any affiliate of us to BGE shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any rate stabilization bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement

With the prior written consent of the indenture trustee, the sale agreement, the administration agreement and the servicing agreement, in each case relating to a particular series of rate stabilization bonds, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the rate stabilization bondholders of the related series. However, any such amendment may not adversely affect the interest of any rate stabilization bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the rate stabilization bonds of the affected series.

Enforcement of the Sale Agreement, the Administration Agreement and the Servicing Agreement

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement and the servicing agreement applicable to each series of rate stabilization bonds. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by BGE, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement and the servicing agreement applicable to each series of rate stabilization bonds. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement and the servicing agreement applicable to each series of rate stabilization bonds. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the qualified rate stabilization charges, we must notify the indenture trustee in writing and the indenture trustee must notify the rate stabilization bondholders of this proposal. In addition, the indenture trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding rate stabilization bonds of the series or tranches materially and adversely affected thereby and only if the rating agency condition is satisfied.

If an event of default occurs and is continuing, the indenture trustee may, and, at the written direction of the holders of a majority of the outstanding principal amount of the rate stabilization bonds of all affected series shall, exercise all of our rights, remedies, powers, privileges and claims against BGE, the administrator and servicer, under or in connection with the sale agreement, administration agreement and servicing agreement, and any right of ours to take this action shall be suspended.

Our Covenants

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and any series supplement;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•
we have delivered to BGE, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to BGE and the indenture trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, BGE, the indenture trustee or the then existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the related series supplement has been taken, as evidenced by an opinion of outside counsel; and

•
we have delivered to the indenture trustee an officer’s certificate and an opinion of outside counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a U.S. citizen or an entity organized under the laws of the United States or any State,

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and any series supplement,

•	expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders,

•
unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the indenture trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the related series supplement and the rate stabilization bonds,

•
expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the rate stabilization bonds, and

•
if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable.

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•
we have delivered to BGE, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to BGE and the indenture trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, BGE, the indenture trustee or the then existing bondholders;

•
any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the related series supplement has been taken as evidenced by an opinion of outside counsel; and

•
we have delivered to the indenture trustee an officer’s certificate and an opinion of outside counsel , each stating that the conveyance or transfer complies with the indenture and the related series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any rate stabilization bonds are outstanding:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the indenture trustee;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the rate stabilization bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	to the fullest extent permitted by law, terminate our existence, or dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture or any series supplement to be impaired;

•
permit the lien of the indenture and the related series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the rate stabilization bonds except as may be expressly permitted by the indenture;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture or the related series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture or the related series supplement not to constitute a valid first priority perfected security interest in the related collateral;

•	enter into any swap, hedge or similar financial arrangement;

•
elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

•
change our name, identity or structure or the location of our chief executive office, unless at least 10 days prior to the effective date of any such change, we deliver to the indenture trustee such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the related series supplement; or

•	take any action which is subject to the rating agency condition without satisfying the rating agency condition.

We may not engage in any business other than financing, purchasing, owning and managing the rate stabilization property and the other collateral and the issuance of the rate stabilization bonds in the manner contemplated by the qualified rate order and the basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the rate stabilization bonds. Also, we will not, except as contemplated by the rate stabilization bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except as contemplated by the rate stabilization bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

We will cause the servicer to deliver to the indenture trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An “event of default” with respect to any series of rate stabilization bonds is defined in the indenture as any one of the following events:

•
a default for five business days in the payment of any interest on any rate stabilization bond (whether such failure to pay interest is caused by a shortfall in qualified rate stabilization charges received or otherwise),

•	a default in the payment of the then unpaid principal of the rate stabilization bonds on the final maturity date for that tranche or series,

•
a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the rate stabilization bonds of that series then outstanding or (ii) the date that we had actual knowledge of the default,

•
any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the rate stabilization bonds of that series then outstanding or (ii) the date that we had actual knowledge of the default,

•	certain events of bankruptcy, insolvency, receivership or liquidation,

•	a breach by the State of Maryland or any of its agencies (including the Maryland Commission), officers or employers that violates or is not in accordance with the State’s pledge, or

•	any other event designated as such in the related series supplement as described in the related prospectus supplement.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to any series of rate stabilization bonds, the indenture trustee or holders of not less than a majority in principal amount of the rate stabilization bonds of such affected series then outstanding may declare the unpaid principal of the rate stabilization bonds of such affected series and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of a series of rate stabilization bonds being made as funds become available. Please read “RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RATE STABILIZATION PROPERTY―Foreclosure of the indenture trustee’s lien on the rate stabilization property for a series of rate stabilization bonds might not be practical, and acceleration of the rate stabilization bonds of such series before maturity might have little practical effect” and “RISK FACTORS―You may experience material payment delays or incur a loss on your investment in the rate stabilization bonds because the source of funds for payment is limited.” The holders of a majority in principal amount of the rate stabilization bonds of any such series may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the indenture trustee may exercise all of our rights, remedies, powers, privileges and claims against BGE under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the indenture trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State’s pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer would be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the qualified rate stabilization charges, perform adjustments and discharge its obligations under the servicing agreement. The costs of any such action initially would be payable by the depositor as seller pursuant to the sale agreement, but will be treated as an operating expense and paid out of the general subaccount of the collection account.

If the rate stabilization bonds of a series have been declared to be due and payable following an event of default, the indenture trustee may, at the written direction of the holders of a majority in principal amount of the rate stabilization bonds of such series, either sell the rate stabilization property relating to such series or elect to have us maintain possession of such rate stabilization property and continue to apply qualified rate stabilization charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the rate stabilization property following a foreclosure, in light of the event of default, the unique nature of the rate stabilization property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling the rate stabilization property following an event of default with respect to any series, other than a default in the payment of any principal upon the legal final maturity date therefor or a default for five business days or more in the payment of any interest on any rate stabilization bond of any series, unless:

•	the holders of all the outstanding rate stabilization bonds of all series consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding rate stabilization bonds of all series, or

•
the indenture trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the rate stabilization bonds of all series as those payments would have become due if the rate stabilization bonds had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the rate stabilization bonds of all series.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the rate stabilization bonds at the request or direction of any of the holders of rate stabilization bonds of any series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

•
the holders of not less than a majority in principal amount of the outstanding rate stabilization bonds of an affected series or tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and,

•
the holders of not less than a majority in principal amount of the rate stabilization bonds of the affected series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding rate stabilization bonds of all series or tranches affected thereby.

With respect to the rate stabilization bonds, no holder of any rate stabilization bond of any series will have the right to institute any proceeding, to avail itself of any remedies provided in the Rate Stabilization Act or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or indenture trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default with respect to that series,

•
the holders of not less than a majority in principal amount of the outstanding rate stabilization bonds of all series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

•	the holder or holders have offered the indenture trustee satisfactory indemnity,

•	the indenture trustee has for 60 days failed to institute the proceeding, and

•
no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding rate stabilization bonds of all series.

In addition, each of the indenture trustee, solely in its capacity as a creditor, the bondholders and the servicer, solely in its capacity as a creditor, will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of the Circuit Court of Baltimore City to order sequestration and payment of revenues arising with respect to the rate stabilization property.

Neither any manager nor the indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the rate stabilization bonds of any series or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding principal amount of the rate stabilization bonds of the affected series or tranche or tranches will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, of exercising any trust or power conferred on the indenture trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the indenture trustee in personal liability or expense;

•	subject to any other conditions specified in the indenture, the consent of 100% of the bondholders of the affected series is required to direct the indenture trustee to sell the collateral; and

•	the indenture trustee may take any other action deemed proper by the indenture trustee which is not inconsistent with the direction.

In circumstances under which the indenture trustee is required to seek instructions from the holders of the rate stabilization bonds of any tranche with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of rate stabilization bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its rate stabilization bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its rate stabilization bonds on the legal final maturity date therefor.

Annual Report of Indenture Trustee

If required by the Trust Indenture Act of 1939, the indenture trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:

•	the indenture trustee’s eligibility and qualification to continue as the indenture trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the indenture trustee in the indenture trustee’s individual capacity,

•	the property and funds physically held by the indenture trustee,

•	any additional issue of a series of rate stabilization bonds not previously reported, and

•	any action taken by it that materially affects the rate stabilization bonds or any series and that has not been previously reported.

Annual Compliance Statement

We will file annually with the indenture trustee, the rating agencies, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the rate stabilization bonds of any series and the indenture trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the rate stabilization bonds of such series, when:

•
either all rate stabilization bonds of such series which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the indenture trustee for cancellation or, either (1) the legal final maturity date has occurred with respect to all rate stabilization bonds of such series not already delivered to the indenture trustee for cancellation or (2) such rate stabilization bonds will be due and payable on their respective legal final maturity dates within the same calendar year, and, in either case, we have irrevocably deposited or caused to be irrevocably deposited in trust with the indenture trustee (i) cash or (ii) U.S. government obligations which are in an amount sufficient to pay principal, interest and premium, if any, on such rate stabilization bonds not already delivered to the indenture trustee for cancellation and all other sums payable under the indenture by us with respect to such rate stabilization bonds when scheduled to be paid and to discharge the entire indebtedness on such rate stabilization bonds when due;

•	we have paid all other sums payable by us under the indenture with respect to the rate stabilization bonds of such series; and

•
we have delivered to the indenture trustee an officer’s certificate, an opinion of outside counsel, and if required by the Trust Indenture Act or the indenture trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture with respect to the rate stabilization bonds of such series.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture with respect to the rate stabilization bonds of any series, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “―Our Covenants”, referred to herein as our covenant defeasance option.

We may exercise the legal defeasance option with respect to any series of the rate stabilization bonds notwithstanding our prior exercise of the covenant defeasance option with respect to that series. If we exercise the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled maturity date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the scheduled maturity date or redemption date, as applicable. If we exercise the covenant defeasance option with respect to any series, the final payment of the rate stabilization bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option with respect to any series of rate stabilization bonds only if:

•
we irrevocably deposit or cause to be deposited in trust with the indenture trustee cash or U.S. government obligations or both in an aggregate amount sufficient to pay principal, interest and premium, if any, on the rate stabilization bonds of that series and other sums payable by us under the indenture with respect to such rate stabilization bonds when scheduled to be paid and to discharge the entire indebtedness on such rate stabilization bonds when due,

•
we deliver to the indenture trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the rate stabilization bonds of that series:

•	principal in accordance with the expected amortization schedule therefor,

•	interest when due, and

•	all other sums payable by us under the indenture with respect to such rate stabilization bonds,

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•
in the case of the legal defeasance option, we deliver to the indenture trustee an opinion of outside counsel stating that: we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the rate stabilization bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•
in the case of the covenant defeasance option, we deliver to the indenture trustee an opinion of outside counsel to the effect that the holders of the rate stabilization bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•
we deliver to the indenture trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•
we deliver to the indenture trustee an opinion of counsel to the effect that (a) in a case under the Bankruptcy Code in which BGE (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of BGE (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event BGE (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of BGE (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of BGE or such other affiliate, and

•	the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

THE INDENTURE TRUSTEE

The indenture trustee for each series of rate stabilization bonds will be identified in the prospectus supplement. You will find the address of the principal office of the indenture trustee, as well as a description of its experience as an indenture trustee, in the prospectus supplement. The indenture trustee may resign at any time by so notifying us. The holders of a majority in principal amount of the rate stabilization bonds of all series then outstanding may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. We will remove the indenture trustee if the indenture trustee ceases to be eligible to continue in this capacity under the indenture, the indenture trustee becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent, a receiver, other public officer takes charge of the indenture trustee or its property, the indenture trustee becomes incapable of acting or the indenture trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws. If the indenture trustee resigns or is removed or a vacancy exists in the office of indenture trustee for any reason, we will be obligated promptly to appoint a successor indenture trustee eligible under the indenture. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. We are responsible, initially, for payment of the expenses associated with any such removal or resignation, but any such expenses will be treated as an operating expense and paid out of the general subaccount of the collection account.

The indenture trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of “BBB” (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor indenture trustee.

The indenture trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, gross negligence or bad faith. We have agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, gross negligence or bad faith.

SECURITY FOR THE RATE STABILIZATION BONDS

General

The rate stabilization bonds issued under the indenture are payable solely from and secured solely by a pledge of and lien on the rate stabilization property and the other collateral as provided in the indenture. As noted under, “DESCRIPTION OF THE RATE STABILIZATION BONDS”, we will issue the rate stabilization bonds pursuant to the terms of the indenture. We will establish the particular terms of the rate stabilization bonds of any series in a series supplement. We will describe the material terms of the rate stabilization bonds in the prospectus supplement for the related series of rate stabilization bonds.

Pledge of Collateral

To secure the payment of principal of and interest on each series of the rate stabilization bonds, we will grant to the indenture trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:

•	the rate stabilization property relating to such series and all related qualified rate stabilization charges,

•	our rights under the true-up mechanism,

•	our rights under a sale agreement pursuant to which we will acquire the related rate stabilization property, and under all bills of sale delivered by BGE pursuant to the sale agreement,

•	our rights under the servicing agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement,

•	our rights under the administration agreement,

•
the collection account for the particular series of rate stabilization bonds and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•	our rights in all deposits provided by or on behalf of retail electric providers pursuant to any qualified rate order,

•	all of our other property related to the series of rate stabilization bonds,

•	all existing and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	amounts deposited in the capital subaccount or any other subaccount that have been released to us or as we direct following retirement of all series of rate stabilization bonds, and

•	amounts deposited with us on any series issuance date for payment of costs of issuance with respect to the related series of rate stabilization bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the depositor, will grant the indenture trustee a security interest as the collateral. The collateral for each series of rate stabilization bonds will be separate from the collateral for any other series, and holders of one series of rate stabilization bonds will have no recourse to collateral for a different series. The qualified rate stabilization charges relating to each such series, however, will be imposed on the same group of residential electric customers. Please read “―How Funds in the Collection Account Will Be Allocated.”

Security Interest in the Collateral

Section 7-542(a) of the Rate Stabilization Act provides that rate stabilization property does not constitute property in which a security interest may be created under the Maryland Commercial Law Article. Rather, Section 7-542(b) of the Rate Stabilization Act provides that a valid and enforceable security interest in rate stabilization property will attach and be perfected only by a qualified rate order and the execution and delivery of a security agreement in connection with issuance of the rate stabilization bonds. The lien and security interest attach automatically at the time when value is received for the rate stabilization bonds. Upon perfection by filing notice with the Maryland State Department of Assessments and Taxation under Section 7-542(b) of the Rate Stabilization Act, in accordance with procedures under Section 7-542(d) of the Rate Stabilization Act, the lien and security interest will be a continuously perfected lien and security interest in the rate stabilization property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If notice is filed within 10 days after value is received for the rate stabilization bonds, the security interest will be perfected retroactively to the date that value was received. Otherwise, the security interest will be perfected as of the date of filing.

The qualified rate order creates a valid and enforceable lien and security interest in the rate stabilization property and the indenture states that it constitutes a security agreement within the meaning of the Rate Stabilization Act. The servicer pledges in the servicing agreement to file with the Maryland State Department of Assessments and Taxation on or before the date of issuance of any series of rate stabilization bonds the filing required by Section 7-542(b) of the Rate Stabilization Act to perfect the lien of the indenture trustee in the rate stabilization property. The sponsor will represent, at the time of issuance of any series of rate stabilization bonds, that no prior filing has been made under the terms of Section 7-542(b) of the Rate Stabilization Act with respect to the rate stabilization property securing the rate stabilization bonds to be issued other than a filing which provides the indenture trustee with a first priority perfected security interest in the rate stabilization property on a parity basis with that securing any other outstanding series of rate stabilization bonds.

Certain items of the collateral may not constitute rate stabilization property and the perfection of the indenture trustee’s security interest in those items of collateral would therefore be subject to the Uniform Commercial Code or common law and not Section 7-542(b) of the Rate Stabilization Act. These items consist of our rights in:

•	the sale agreement, the servicing agreement, the administration agreement and any other basic documents,

•
the capital subaccount or any other funds on deposit in the applicable collection account which do not constitute qualified rate stabilization charge collections together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute qualified rate stabilization charge collections,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters-of-credit, letter-of-credit rights, money, commercial tort claims and supporting obligations and all of our other property to the extent not rate stabilization property, and

•	proceeds of the foregoing items.

Additionally, any contractual rights we have against residential electric customers (other than the right to impose qualified rate stabilization charges and rights otherwise included in the definition of rate stabilization property) would be collateral to which the Uniform Commercial Code applies.

As a condition to the issuance of any series of rate stabilization bonds, we will have made all filings and taken any other action required by the Uniform Commercial Code or common law to perfect the lien of the indenture trustee in all the items included in collateral which do not constitute rate stabilization property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will represent, along with the sponsor, at the time of issuance of any series of rate stabilization bonds, that no prior filing has been made with respect to the collateral under the terms of the Uniform Commercial Code, other than a filing which provides the indenture trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding rate stabilization bonds.

Right of Foreclosure

Section 7-542(f) of the Rate Stabilization Act provides that if an event of default occurs under the rate stabilization bonds, the holders of the rate stabilization bonds or their representatives, as secured parties, may foreclose or otherwise enforce the lien in the rate stabilization property securing the rate stabilization bonds as if they were secured parties under Article 9 of the Uniform Commercial Code. The Maryland Commission may order that amounts arising from qualified rate stabilization charges be transferred to a separate account for the holders’

benefit, to which their lien and security interest will apply. Alternatively, the indenture trustee is permitted to request the Circuit Court for Baltimore City, Maryland to order the sequestration and payment to bondholders of such series of all revenues arising with respect to the related rate stabilization property.

Description of Indenture Accounts

Collection Account.

Pursuant to the indenture, we will establish a segregated trust account in the name of the indenture trustee with an eligible institution, for each series of rate stabilization bonds called the collection account. The collection accounts will be under the sole dominion and exclusive control of the indenture trustee. The indenture trustee will hold the collection accounts for our benefit as well as for the benefit of the bondholders of the related series. The collection account for each series of rate stabilization bonds will consist of three subaccounts: a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the indenture trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include each applicable collection account and each of the subaccounts contained therein.

Permitted Investments for Funds in the Collection Account.

Funds in the collection account and the retail electric provider deposit accounts may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

•	demand deposits, time deposits, certificates of deposit and bankers’ acceptances of eligible institutions,

•
commercial paper (other than commercial paper issued by BGE or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available,

•	money market funds which have the highest rating from each rating agency from which a rating is available,

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions,

•
repurchase obligations with respect to any security or whole loan entered into with an eligible institution or a registered broker-dealer, acting as principal and that meets certain ratings criteria, or

•	any other investment permitted by each rating agency.

The indenture trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit qualified rate stabilization charge payments to the collection accounts in the manner described under “THE SERVICING AGREEMENT―Remittances to Collection Account.”

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all qualified rate stabilization charge payments relating to a series to the general subaccount for that series. On each payment date, the indenture trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the rate stabilization bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The servicer will allocate to the excess funds subaccount qualified rate stabilization charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account.

Capital Subaccount

In connection with the issuance of each series of rate stabilization bonds, the sponsor, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level, which will be 0.50% of the original principal amount of that series of rate stabilization bonds issued. This amount will be funded by the sponsor and not from the proceeds of the sale of such series of rate stabilization bonds, and will be deposited into the capital subaccount for the related series at the time of issuance. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the rate stabilization bonds and payments of fees and expenses contemplated by the first eight bullets under “―How Funds in the Collection Account Will Be Allocated”, the indenture trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected qualified rate stabilization charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the rate stabilization bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If any series of the rate stabilization bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount allocable to that series will be released to us, free of the lien of the indenture.

Retail Electric Provider Deposit Accounts

Deposits received from retail electric providers as described under “RETAIL ELECTRIC PROVIDERS” will be held in the retail electric provider deposit accounts by the indenture trustee. Retail electric provider deposit accounts are not a subaccount of the collection account. Amounts in the retail electric provider deposit accounts are not our property and may not be commingled with any other moneys. To the extent permitted by law, the retail electric provider deposit accounts will be subject to a perfected first priority security interest in favor of the indenture trustee for the benefit of the rate stabilization bondholders, and will be under the sole dominion and exclusive control of the indenture trustee. Amounts in the retail electric provider deposit accounts will only be available to make payments on the rate stabilization bonds in the event that a retail electric provider defaults in payment after a seven calendar-day grace period, in which case the servicer may direct the indenture trustee to withdraw the amount of the payment default from the applicable retail electric provider deposit account or, if less, the amount of that retail electric provider’s security deposit. Amounts in the retail electric provider deposit accounts will be invested in the eligible investments described above.

How Funds in the Collection Account will be Allocated

On each payment date, the indenture trustee will with respect to each series of rate stabilization bonds, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account for such series (including investment earnings thereon) which have accumulated from the first billing date of the month in which the prior payment date occurred until the final billing date of the month immediately preceding the month of the relevant payment date, to pay the following amounts in the following order of priority:

•	on a pro rata basis amounts owed by us to the indenture trustee in an amount not to exceed the amount set forth in the related series supplement;

•
a servicing fee, which will be a fixed percentage of the initial principal amount of the rate stabilization bonds of the applicable series, and any unpaid servicing fees from prior payment dates as described under “THE SERVICING AGREEMENT―Servicing Compensation,” to the servicer;

•	an administration fee, which will be a fixed amount specified in the administration agreement between us and BGE, and any unpaid administration fees from prior payment dates;

•
on a pro rata basis all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees, independent managers’ fees, and certain reimbursable costs of the servicer under the servicing agreement;

•	interest then due on the rate stabilization bonds of the applicable series, including any past-due interest;

•	principal then due and payable on the rate stabilization bonds as a result of an event of default or on the final maturity date for the series of rate stabilization bonds;

•
scheduled principal payments of any series of rate stabilization bonds according to its expected amortization schedule, together with any overdue scheduled principal payments of any series, paid pro rata among such rate stabilization bonds if there is a deficiency;

•
on a pro rata basis any remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including indemnity amounts owed to the indenture trustee, but excluding the servicing fee and administration fee to the extent they exceed the amounts described below;

•	replenishment of any shortfalls in the applicable capital subaccount;

•	the indenture trustee will pay the remainder, if any, to the applicable excess funds subaccount for distribution on subsequent payment dates; and

•
after principal of and premium, if any, and interest on all rate stabilization bonds of the related series and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the related series supplement.

Amounts described in the first, fourth and eighth bullets will be allocated among different series of rate stabilization bonds based on their respective outstanding principal amounts. The annual amounts paid pursuant to the first and fourth bullets may not exceed the amounts approved in the series supplement with respect to any series of rate stabilization bonds and will be described in the related prospectus supplement. Unless specified otherwise in a related prospectus supplement, (i) the annual servicing fee payable to BGE while it is acting as servicer of the rate stabilization property shall not at any time exceed 0.05% of the original principal amount of the rate stabilization bonds, (ii) the annual servicing fee payable to any other servicer for the rate stabilization property appointed as a result of a default by the previous servicer or otherwise shall not at any time exceed 1.25% of the original principal amount of the rate stabilization bonds unless a higher rate is approved by the Maryland Commission, and (iii) the annual administration fee shall not at any time exceed $100,000. Although the annual amounts paid pursuant to the second and third bullets may not exceed specified amounts, BGE may seek approval from the PSC to recover from customers incremental costs in excess of specified amounts, provided that such incremental costs shall neither be considered an operating expense nor be paid out of the collection account or included in the calculation of periodic true-up adjustments.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by the first eight bullet points above, the indenture trustee will first, draw from amounts on deposit in the applicable excess funds subaccount, and second, draw from amounts on deposit in the applicable capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the indenture trustee uses amounts on deposit in the applicable capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the qualified rate stabilization charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the applicable general subaccount are insufficient to make the transfers described in the ninth bullet point above, the indenture trustee will draw from amounts on deposit in the applicable excess funds subaccount to make the transfers notwithstanding the fact that, on that payment date, the obligation to pay unpaid operating expenses to the persons entitled thereto may not have been fully satisfied. If more than one series of rate stabilization bonds is outstanding, the payments described in the preceding sentence will be made pro rata from the respective collection accounts of each series based upon the amounts of principal and/or interest owed.

If a retail electric provider defaults in making a payment of qualified rate stabilization charges to the servicer and does not remedy the default within a seven calendar-day grace period, the amounts on deposit (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit) will be used to make payments in respect of the rate stabilization bonds.

The indenture trustee will make payments to the bondholders of a series as specified in the related prospectus supplement.

State Pledge

Section 7-535(a) of the Rate Stabilization Act provides: “A rate stabilization bond issued under this part is not a debt, liability, or a pledge of the full faith and credit of the State or any other governmental unit.”

Section 7-535(d) of the Rate Stabilization Act further provides, however, that: “(1) The State pledges, for the benefit and protection of financing parties and the electric company, that it will not take or allow any action that would impair the value of rate stabilization property, or, except as allowed in accordance with §§ 7-531, 7-533, and 7-534 [relating to true-up adjustments] of this subtitle, reduce, alter, or impair the qualified rate stabilization charges to be imposed, collected, and remitted to financing parties, until the principal and interest, and any other charges incurred and contracts to be performed in connection with the related rate stabilization bonds have been paid and performed in full. (2) Any party issuing rate stabilization bonds is authorized to include this pledge in any documentation relating to those bonds.”

The bondholders and the indenture trustee, for the benefit of the bondholders, will be entitled to the benefit of the pledges and agreements of the State of Maryland set forth in Section 7-535 of the Rate Stabilization Act and we are authorized to include these pledges and agreements in any contract with the bondholders, the indenture trustee or with any assignees pursuant to the Rate Stabilization Act. We have included these pledges and agreements in the indenture and the rate stabilization bonds for the benefit of the indenture trustee and the bondholders, and acknowledge that any purchase by a bondholder of a rate stabilization bond is made in reliance on these agreements and pledges of the State of Maryland.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE RATE STABILIZATION BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each series or tranche of the rate stabilization bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected qualified rate stabilization charges by the indenture trustee and the true-up mechanism. The aggregate amount of collected qualified rate stabilization charges and the rate of principal amortization on the rate stabilization bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The qualified rate stabilization charges are required to be adjusted from time to time based in part on the actual rate of collected qualified rate stabilization charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the qualified rate stabilization charges that will cause collected qualified rate stabilization charges to be received at any particular rate. Please read “SERVICING RISKS”, “―Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the rate stabilization bonds” and “BGE’S QUALIFIED RATE ORDER―True-Ups.”

If the servicer receives qualified rate stabilization charges at a slower rate than expected, the rate stabilization bonds may be retired later than expected. Except in the event of an acceleration of the final payment date of the rate stabilization bonds after an event of default, however, the rate stabilization bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule for each series or tranche of the rate stabilization bonds even if the receipt of collected qualified rate stabilization charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the rate stabilization bonds in accordance with the applicable expected amortization schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Acceleration of the final maturity date after an event of default in accordance with the terms thereof may result in payment of principal earlier than the related scheduled maturity dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the rate stabilization bonds is received in later years, the rate stabilization bonds may have a longer weighted average life.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase rate stabilization property from the depositor, BGE, as the seller under the sale agreement. We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreement.

Sale and Assignment of the Rate Stabilization Property

From time to time the depositor will offer and sell rate stabilization property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance each purchase of rate stabilization property through the issuance of one or more series of rate stabilization bonds. On each date of issuance of a series of rate stabilization bonds (other than an issuance solely to refinance another series), the depositor will sell to us, without recourse, its entire right, title and interest in and to the rate stabilization property to be transferred to us on that transfer date. The rate stabilization property will include all of the depositor’s rights under the qualified rate order related to such rate stabilization property to impose, collect and receive qualified rate stabilization charges in an amount sufficient to recover the rate stabilization costs approved in that qualified rate order.

Under the Rate Stabilization Act, each such sale of rate stabilization property will constitute a true sale under state law whether or not

•	we have any recourse against BGE,

•	BGE retains any equity interest in the rate stabilization property under state law,

•	BGE acts as a collector of qualified rate stabilization charges relating to the rate stabilization property, or

•	BGE treats the transfer as a financing for tax, financial reporting or other purposes.

In accordance with the Rate Stabilization Act, a valid and enforceable lien and security interest in the rate stabilization property will be created upon the issuance of the qualified rate order and the execution and delivery of the sale agreement in connection with the issuance of a series of the rate stabilization bonds. The lien and security interest attaches automatically from the time that value is received for the series of the rate stabilization bonds and, on perfection through the timely filing of a notice with the Maryland State Department of Assessments and

Taxation, in accordance with the rules prescribed under the Rate Stabilization Act, will be a continuously perfected lien and security interest in the rate stabilization property and all proceeds of the rate stabilization property. Upon the issuance of the qualified rate order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Maryland State Department of Assessments and Taxation, in accordance with the rules prescribed under the Rate Stabilization Act, the transfer of the rate stabilization property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Rate Stabilization Property

Our obligation to purchase and the depositor’s obligation to sell rate stabilization property on any transfer date is subject to the satisfaction or waiver of each of the following conditions:

•	on or prior to the transfer date, the depositor must deliver to us a duly executed bill of sale identifying rate stabilization property to be conveyed on that date;

•	on or prior to the transfer date, the depositor must have received and accepted a qualified rate order from the Maryland Commission creating the rate stabilization property;

•
as of the transfer date, the depositor may not be insolvent and may not be made insolvent by the sale of rate stabilization property to us, and the depositor may not be aware of any pending insolvency with respect to itself;

•
as of the transfer date, the representations and warranties of the depositor in the sale agreement must be true and correct (except to the extent they relate to an earlier date), the depositor may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

•
as of the transfer date, we must have sufficient funds available to pay the purchase price for rate stabilization property to be conveyed and all conditions to the issuance of one or more series of rate stabilization bonds intended to provide the funds to purchase that rate stabilization property must have been satisfied or waived;

•
on or prior to the transfer date, the depositor must have taken all action required to transfer ownership of rate stabilization property to be conveyed to us on the transfer date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Rate Stabilization Act or the Uniform Commercial Code; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a first priority perfected security interest in the collateral and maintain that security interest as of the transfer date;

•	in the case of a subsequent issuance of rate stabilization bonds only, on or prior to the transfer date, the depositor must provide timely notice to us and to the rating agencies;

•	the depositor must deliver appropriate opinions of counsel to us and to the rating agencies;

•
the depositor must receive and deliver to us and the indenture trustee an opinion or opinions of outside tax counsel (as selected by the depositor, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that: (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the rate stabilization bonds will be treated as debt of our sole owner for United States federal income tax purposes, (ii) for United States federal income tax purposes, the issuance of the rate stabilization bonds will not result in gross income to the depositor and (iii) in the case of a subsequent issuance of rate stabilization bonds only, such issuance will not adversely affect the characterization of any then outstanding rate stabilization bonds as obligations of our sole owner;

•
on and as of the transfer date, our limited liability company agreement, the servicing agreement, the administration agreement, the sale agreement, the indenture, the Rate Stabilization Act, any issued qualified rate order and any tariff authorizing the collection of qualified rate stabilization charges must be in full force and effect;

•	the rating agency condition must be satisfied with respect to any outstanding rate stabilization bonds; and

•	the depositor must deliver to us and to the indenture trustee an officers’ certificate confirming the satisfaction of each of these conditions.

Representations and Warranties of the Depositor as Seller

In the sale agreement, the depositor will represent and warrant to us, as of each transfer date, to the effect, among other things, that:

•
no portion of the transferred rate stabilization property has been sold, transferred, assigned or pledged or otherwise conveyed by the depositor to any person other than us and immediately prior to the sale of the rate stabilization property, the depositor owns the rate stabilization property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the rate stabilization property;

•
on the transfer date, immediately upon the sale under the sale agreement, the rate stabilization property transferred on the transfer date will be validly transferred and sold to us, we will own the transferred rate stabilization property free and clear of all liens (except for liens created in favor of the secured parties by the Rate Stabilization Act, or any lien created under the basic documents) and all filings and action to be made or taken by the depositor (including filings with the Maryland State Department of Assessments and Taxation under the Rate Stabilization Act) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in favor of the secured parties by the Rate Stabilization Act, or any lien created under the basic documents) in the transferred rate stabilization property will have been made or taken;

•
subject to the clause below regarding assumptions used in calculating the qualified rate stabilization charges as of the transfer date, all written information, as amended or supplemented from time to time, provided by the depositor to us with respect to the rate stabilization property (including the expected amortization schedule, the qualified rate order and the issuance advice letter relating to the rate stabilization property) is true and correct in all material respects;

•	under the laws of the State of Maryland (including the Rate Stabilization Act) and the United States in effect on the transfer date:

•	the Rate Stabilization Act is in full force and effect;

•
the qualified rate order pursuant to which the rights and interests of the depositor have been created, including the right to impose, collect and receive the qualified rate stabilization charges and, the interest in and to the rate stabilization property, has become final and non-appealable and is in full force and effect;

•
as of the issuance of the rate stabilization bonds, those rate stabilization bonds are entitled to the protection provided in the Rate Stabilization Act and, accordingly, the related qualified rate order, qualified rate stabilization charges and issuance advice letter are not revocable by the Maryland Commission;

•
as of the issuance of the related rate stabilization bonds, the related tariff is in full force and effect and is not subject to modification by the Maryland Commission except for true-up or other adjustments made in accordance with the Rate Stabilization Act;

•	the process by which the qualified rate order was approved and the qualified rate order, issuance advice letter and tariff comply with all applicable laws, rules and regulations;

•
the issuance advice letter and the tariff have been filed in accordance with the related qualified rate order and an officer of the depositor has provided the certification to the Maryland Commission required by the issuance advice letter; and

•
no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the rate stabilization property transferred on the transfer date, except those that have been obtained or made.

•
under the Rate Stabilization Act, the State of Maryland has pledged that it will not take or allow any action that would impair the value of the rate stabilization property, or, except for true-up or other adjustments made in accordance with the Rate Stabilization Act, reduce, alter, or impair the qualified rate stabilization charges to be imposed, collected and remitted to financing parties until the principal and interest, and any other charges incurred and contracts to be performed in connection with the related rate stabilization bonds have been paid and performed in full;

•
under the laws of United States, neither the State of Maryland nor the PSC could constitutionally take any action of a legislative character including the repeal or amendment of the Rate Stabilization Act, which would substantially limit, alter or impair the rate stabilization property or other rights vested in the rate stabilization bondholders pursuant to the qualified rate order or substantially limit, alter or reduce the value or amount of the rate stabilization property, unless such action is a reasonable exercise of the sovereign powers of the State of Maryland and of a character reasonable and appropriate to further a significant and legitimate public purpose;

•
under the takings clauses of the United States and Maryland Constitutions, the State of Maryland could not repeal or amend the Rate Stabilization Act, and neither the State of Maryland nor the PSC could take any other action in contravention of the pledge quoted above without paying just compensation to the rate stabilization bondholders, as determined by a court of competent jurisdiction if doing so would constitute a permanent appropriation of a substantial property interest of the rate stabilization bondholders in the rate stabilization property and deprive the rate stabilization bondholders of their reasonable expectations arising from their investments in the rate stabilization bonds. The depositor, however, does not represent or warrant that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the rate stabilization bonds;

•
based on information available to the depositor on the transfer date, the assumptions used in calculating the qualified rate stabilization charges as of the transfer date are reasonable and are made in good faith; however, notwithstanding the foregoing, the depositor makes no representation or warranty, express or implied, that amounts actually collected arising from those qualified rate stabilization charges will in fact be sufficient to meet the payment obligations on the related rate stabilization bonds or that the assumptions used in calculating such qualified rate stabilization charges will in fact be realized;

•
upon the effectiveness of the qualified rate order, the issuance advice letter and the tariff with respect to the transferred rate stabilization property and the transfer of such rate stabilization property to us:

•
the rights and interests of the depositor under the qualified rate order, including the right to impose, collect and receive the qualified rate stabilization charges established in the qualified rate order, become rate stabilization property;

•	the rate stabilization property constitutes a present property right vested in us;

•
the rate stabilization property includes the right, title and interest of the depositor in the qualified rate order and the qualified rate stabilization charges, the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) of the qualified rate stabilization charges, and the rates and other charges authorized by the qualified rate order and all revenues, collections, claims, payments, money or proceeds of or arising from the qualified rate stabilization charges;

•
the owner of the rate stabilization property is legally entitled to bill qualified rate stabilization charges and collect payments in respect of the qualified rate stabilization charges in the aggregate sufficient to pay the interest on and principal of the related rate stabilization bonds in accordance with the indenture, to pay the fees and expenses of servicing the rate stabilization bonds, to replenish the capital subaccount to the required capital level until the rate stabilization bonds are paid in full or until the last date permitted for the collection of payments in respect of the qualified rate stabilization charges under the qualified rate order, whichever is earlier, and the other provisions of the qualified rate order do not prohibit the owner of the transferred rate stabilization property from obtaining adjustments and effecting allocations to the qualified rate stabilization charges in order to collect payments of such amounts; and

•	the rate stabilization property is not subject to any lien other than the lien created by the basic documents;

•
the depositor is a corporation duly organized and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•
the depositor has the corporate power and authority to obtain the qualified rate order and to own the rights and interests under the qualified rate order relating to the rate stabilization bonds, to sell and assign those rights and interests to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become rate stabilization property;

•
the depositor has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the depositor by all necessary corporate action;

•
the sale agreement constitutes a legal, valid and binding obligation of the depositor, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•
the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the depositor’s organizational documents or any indenture, or other agreement or instrument to which the depositor is a party or by which it or any of its properties is bound, (b) result in the creation or imposition of any lien upon the depositor’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in our favor or any liens created by us pursuant to the Rate Stabilization Act) or (c) violate any existing law or any existing order, rule or regulation applicable to the depositor of any government authority having jurisdiction over the depositor or its properties;

•	no petition for a referendum seeking to prevent the Rate Stabilization Act from becoming effective, or seeking to repeal the Rate Stabilization Act, has been filed;

•
no proceeding is pending and, to the depositor’s knowledge, no proceeding is threatened and no investigation is pending or threatened, before any governmental authority having jurisdiction over the depositor or its properties involving or relating to the depositor or us or, to the depositor’s knowledge, any other person:

•	asserting the invalidity of the Rate Stabilization Act, any qualified rate order, the sale agreement, the rate stabilization bonds of any series and the basic documents;

•
seeking to prevent the issuance of the rate stabilization bonds of the relevant series or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•
seeking a determination or ruling that could reasonably be expected to materially and adversely affect the performance by the depositor of its obligations under, or the validity or enforceability of, the Rate Stabilization Act, any qualified rate order, the rate stabilization bonds of any series, the sale agreement or any of the other basic documents; or

•	seeking to adversely affect the federal income tax or state income or franchise tax classification of the rate stabilization bonds of any series as debt;

•
except for financing statement filings under the Uniform Commercial Code and other filings under the Rate Stabilization Act, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the depositor to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

•
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Rate Stabilization Act, the qualified rate order, the issuance advice letter, the transferred rate stabilization property or the qualified rate stabilization charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the qualified rate order; and

•	after giving effect to the sale of any transferred rate stabilization property under the sale agreement, BGE:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The depositor will not make any representation or warranty, express or implied, that billed qualified rate stabilization charges will be actually collected from customers.

Certain of the representations and warranties that the depositor makes in the sale agreement involve conclusions of law. The depositor makes those representations and warranties in order to reflect the understanding of the basis on which we are issuing the rate stabilization bonds and to reflect the agreement that if this understanding proves to be incorrect, the depositor will be obligated to indemnify us pursuant to the terms of the sale agreement.

The representations and warranties made by the depositor will survive the execution and delivery of the sale agreement, will be re-made on each transfer date and may not be waived by us or the depositor if such waiver would cause the rate stabilization bonds not to be rated in one of the four highest categories by each of the applicable rating agencies. The depositor will not be in breach of any representation or warranty as a result of any change in law by means of any legislative enactment, constitutional amendment or voter initiative or referendum.

Covenants of the Depositor as Seller

In the sale agreement, the depositor as seller makes the following covenants:

•
Subject to rights and obligations in connection with an assignment under the sale agreement, so long as any of the rate stabilization bonds of any series are outstanding, the depositor will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (b) continue to operate its electric transmission and distribution system to provide electric delivery service to residential electric customers located within its service territory, as such service territory was defined at the time of issuance of the qualified rate order (or, if transmission and distribution are split, to provide distribution service directly to such residential electric customers).

•
Except for the conveyances under the sale agreement or any lien under the Rate Stabilization Act for the benefit of us, the bondholders or the indenture trustee, the depositor will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the transferred rate stabilization property, or any interest therein, and the depositor will defend the right, title and interest of us and of the indenture trustee on behalf of the bondholders, in, to and under the transferred rate stabilization property against all claims of third parties claiming through or under the depositor. The depositor also covenants that, in its capacity as seller under the sale agreement, it will not at any time assert any lien against, or with respect to, any of the transferred rate stabilization property.

•
If the depositor receives any payments in respect of the qualified rate stabilization charges or the proceeds thereof other than in its capacity as the servicer, the depositor agrees to remit all those payments to the servicer, on behalf of us, as soon as practicable after receipt thereof and to hold such amounts in trust for us and the indenture trustee prior to such payment.

•
The depositor will notify us and the indenture trustee promptly after becoming aware of any lien on any of the transferred rate stabilization property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Rate Stabilization Act or the Uniform Commercial Code for our benefit or for the benefit of the bondholders and the indenture trustee.

•
The depositor agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the indenture trustee’s interests in the transferred rate stabilization property or under the basic documents to which the depositor is a party or the depositor’s performance of its obligations under the basic documents to which the depositor is a party.

•	So long as any of the rate stabilization bonds are outstanding, the depositor will:

•
treat the rate stabilization bonds as debt for all purposes and specifically as our debt, other than for financial reporting, state or federal regulatory or tax purposes or as required under the Energy Policy Act of 2005 and the Federal Power Act;

•
disclose in its financial statements that we and not the depositor are the owner of the transferred rate stabilization property and that our assets are not available to pay creditors of the depositor or its affiliates (other than us);

•	not own or purchase any rate stabilization bonds; and

•	disclose the effects of all transactions between us and the depositor in accordance with generally accepted accounting principles.

•	The depositor agrees that, upon the sale by the depositor of rate stabilization property to us pursuant to the sale agreement:

•
to the fullest extent permitted by law, including applicable Maryland Commission regulations and the Rate Stabilization Act, we will have all of the rights originally held by the depositor with respect to the rate stabilization property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any residential electric customer or retail electric provider in respect of the transferred rate stabilization property, notwithstanding any objection or direction to the contrary by the depositor (and the depositor agrees not to make any such objection or to take any such contrary action), and

•
any payment by any residential electric customer or retail electric provider to us will discharge that customer’s or retail electric provider’s obligations, if any, in respect of the transferred rate stabilization property to the extent of that payment, notwithstanding any objection or direction to the contrary by the depositor.

•	So long as any of the rate stabilization bonds are outstanding:

•
in all proceedings relating directly or indirectly to the transferred rate stabilization property, the depositor will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the transferred rate stabilization property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes or as required under the Energy Policy Act of 2005 and the Federal Power Act),

•
the depositor will not take any action in respect of the transferred rate stabilization property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the other basic documents,

•
the depositor will not sell rate stabilization property under a separate qualified rate order in connection with the issuance of additional rate stabilization bonds unless the rating agency condition has been satisfied, and

•
neither the depositor nor the Issuing Entity will take any action, file any tax return, or make any election inconsistent with the treatment of the Issuing Entity, for tax purposes, as a disregarded entity that is not separate from the depositor (or, if relevant, from another sole owner of us, as the Issuing Entity).

•
The depositor will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the indenture trustee’s lien on the transferred rate stabilization property, including all filings required under the Rate Stabilization Act and the Uniform Commercial Code, if any, relating to the transfer of the ownership of the rights and interests related to the rate stabilization bonds under the qualified rate order by the depositor to us and the pledge of the transferred rate stabilization property to the indenture trustee. The depositor will institute any action or proceeding necessary to compel performance by the Maryland Commission, the State of Maryland or any of their respective agents of any of their obligations or duties under the Rate Stabilization Act, any qualified rate order or any issuance advice letter. The depositor also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the indenture trustee from claims, state actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation, warranty or covenant of the depositor in the sale agreement and (ii) to block or overturn any attempts to cause a repeal, modification or amendment of the Rate Stabilization Act, the qualified rate order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the indenture trustee or the bondholders or which would otherwise cause an impairment of our rights or those of the bondholders and the indenture trustee. The depositor initially will pay the costs of any such actions or proceedings, but such costs will be treated as an operating expense and paid out of the collection account.

•
Even if the sale agreement or the indenture is terminated, the depositor, solely in its capacity as a creditor of us, will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the rate stabilization bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against us under any federal or state bankruptcy, insolvency or similar law or the limited liability company agreement, appointing a receiver, liquidator, assignee, indenture trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

•
So long as any of the rate stabilization bonds are outstanding, the depositor will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred rate stabilization property; provided that no such tax need be paid if the depositor or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the depositor or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The depositor will not withdraw the filing of any issuance advice letter with the Maryland Commission.

•	The depositor will make all reasonable efforts to keep each tariff related to the rate stabilization bonds in full force and effect at all times.

•
Promptly after obtaining knowledge of any breach in any material respect of its representations, warranties or covenants in the sale agreement, the depositor will notify us, the indenture trustee and the rating agencies of the breach.

•	The depositor will use the proceeds of the sale of the rate stabilization property in accordance with the qualified rate order and the Rate Stabilization Act.

•
Upon our request, the depositor will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The depositor will indemnify, defend and hold harmless us, the indenture trustee (for the benefit of the bondholders) and any of our and the indenture trustee’s respective officers, directors, employees and agents against:

•	any and all amounts of principal and interest on the rate stabilization bonds not paid when due or when scheduled to be paid,

•	any deposits required to be made by or to us under the basic documents or any qualified rate order which are not made when required, and

•	any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever incurred by any of these persons,

in each case, as a result of a breach by the depositor of any of its representations, warranties and covenants in the sale agreement.

The depositor will indemnify us and the indenture trustee (for the benefit of the bondholders) and each of their respective officers, directors, employees, indenture trustees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of a rate stabilization bonds) that may at any time be imposed on or asserted against any such person as a result of (i) the sale of the transferred rate stabilization property to us, (ii) our ownership and assignment of the transferred rate stabilization property, (iii) the issuance and sale by us of the rate stabilization bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding, any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any rate stabilization bonds.

In addition, the depositor will indemnify, defend and hold harmless the indenture trustee (for itself), our independent managers and any of their respective affiliates, officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the depositor’s breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the depositor’s breach.

The depositor will indemnify the servicer (if the servicer is not the depositor) for the costs of any action instituted by the servicer pursuant to the servicing agreement which are not paid as an operating expense under the indenture.

The indemnification provided for in the sale agreement will survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Rate Stabilization Act or any qualified rate order and will survive the resignation or removal of the indenture trustee, or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the depositor.

Successors to the Depositor

Under the terms of the qualified rate order, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the electric transmission and distribution business of BGE must assume the rights and obligations of BGE under the sale agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to residential electric customers taking service in BGE’s service territory must assume BGE’s rights and obligations under the sale agreement. So long as the conditions of any such assumption are met, BGE will automatically be released from its obligations under the sale agreement. The conditions include that:

•
immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor must execute an agreement of assumption to perform all of the obligations of the depositor as seller under the sale agreement;

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the indenture trustee and the rating agencies, and

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction.

Amendment

The sale agreement may be amended in writing by the depositor and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the prior written consent of the indenture trustee. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche or series of rate stabilization bonds is also required.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the rate stabilization property. We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreement.

Servicing Procedures

The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the rate stabilization property according to the terms of the servicing agreement. The servicer’s duties will include: calculating, billing and collecting the qualified rate stabilization charges; responding to inquiries of residential electric customers, retail electric providers, the Maryland Commission or any other governmental authority regarding the rate stabilization property; calculating electricity usage; accounting for collections; furnishing periodic reports and statements to us, the rating agencies and to the indenture trustee; making all filings with the Maryland Commission and taking all other actions necessary to perfect our ownership interests in and the indenture trustee’s lien on the rate stabilization property; making all filings and taking such other action as may be necessary to perfect the indenture trustee’s lien on and security interest in all collateral, including rate stabilization property; selling, as our agent, as our interests may appear, defaulted or written off accounts; and taking all necessary action in connection with true-up adjustments. The servicer is required to notify us, the indenture trustee and the rating agencies in writing of any laws or Maryland Commission regulations promulgated after the execution of the servicing agreement that would reasonably be expected to have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, if we request, the servicer will provide to us public information about the servicer and any material information about the rate stabilization property that is reasonably available, as may be reasonably necessary to enable us to monitor the servicer’s performance, and, so long as any rate stabilization bonds are outstanding, any information necessary to calculate the qualified rate stabilization charges applicable to each residential electric customer. The servicer will also prepare any reports to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings necessary under the Uniform Commercial Code and the Rate Stabilization Act to fully preserve, protect and perfect the lien of the indenture trustee in the rate stabilization property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the rate stabilization property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing and collection activities it conducts for its own account and, if applicable, for others.

The servicing agreement requires the servicer to implement procedures and policies to ensure that retail electric providers remit the qualified rate stabilization charges collected from their residential electric customers to the servicer on behalf of us and the bondholders. These procedures and policies include creating and maintaining records that would permit prompt transfer of billing responsibilities in the event that a retail electric provider defaults. The servicer will also monitor payments from retail electric providers and will take all permitted steps to ensure and collect payment by the retail electric providers. The servicer will impose collection policies on the retail electric providers, as permitted under each qualified rate order and the rules of the Maryland Commission. Any agreement entered into between the servicer and a defaulted retail electric provider must satisfy the rating agency condition.

The servicing agreement requires the servicer to (i) manage, service, administer and make collections in respect of the rate stabilization property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the Maryland Commission, (ii) follow customary standards, policies and procedures for the industry in Maryland in performing its duties, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the rate stabilization property and to bill and collect the qualified rate stabilization charges, (iv) comply with all requirements of law including all applicable regulations of the Maryland Commission applicable to and binding on it relating to the rate stabilization property, (v) file all notices with the Maryland State Department of Assessments and Taxation described in the Rate Stabilization Act and file and maintain the effectiveness of Uniform Commercial Code financing statements, if any, with respect to the property transferred from time to time under the sale agreement, and (vi) take such other action on our behalf to ensure that the lien of the indenture trustee on the collateral remains perfected and of first priority.

The servicer is responsible for instituting any proceeding to compel performance by the State of Maryland or the Maryland Commission of their respective obligations under the Rate Stabilization Act, any qualified rate order, any issuance advice letter, any true-up adjustment or any tariff. The servicer is also responsible for instituting any proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or judicial invalidation of the Rate Stabilization Act or any qualified rate order or the rights of holders of rate stabilization property by legislative enactment, voter referendum or constitutional amendment that would be materially adverse to holders or which would cause an impairment of the rights of the Issuing Entity or the holders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of BGE’s electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as a successor to BGE under the Rate Stabilization Act and the qualified rate order and that residential electric customers in such municipalities remain responsible for payment of qualified rate stabilization charges. The servicing agreement also designates the servicer as the custodian of our records and documents. The servicing agreement requires the servicer to indemnify us, our independent managers and the indenture trustee (for itself and for your benefit) for any grossly negligent act or omission relating to the servicer’s duties as custodian.

The Qualified Rate Stabilization Charge Adjustment Process

Among other things, the servicing agreement requires the servicer to file with the Maryland Commission, semi-annual true-up adjustments to the rate at which qualified rate stabilization charges are billed to customers. For more information on the true-up process, please read “BGE’S QUALIFIED RATE ORDER―True-Ups.” These adjustments are to be based on actual qualified rate stabilization charge collections and updated assumptions by the servicer as to projected future billed revenue from which qualified rate stabilization charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the rate stabilization property and the rate stabilization bonds, and are to ensure that expected collections of qualified rate stabilization charges during the next payment period will be sufficient to make all scheduled payments of principal, interest and other amounts in respect of the rate stabilization bonds and to replenish the capital subaccount for the rate stabilization bonds to its required level.

Either of the following two conditions will also result in an interim true-up adjustment more frequently than semi-annually:

•
the servicer determines that collection of qualified rate stabilization charges for the upcoming payment date would result in a variance of more than 5% in absolute value between (i) the actual amounts on deposit in the excess funds subaccount and the actual outstanding principal amounts of the rate stabilization bonds and (ii) the outstanding principal amounts of the rate stabilization bonds set forth in the expected amortization schedule; or

•	to meet any rating agency requirement that any tranche of rate stabilization bonds be paid in full at scheduled maturity.

An interim true-up adjustment may be performed more frequently than semi-annually to correct any undercollection or overcollection of qualified rate stabilization charges, regardless of cause, in order to ensure timely payment of the rate stabilization bonds based on rating agency and bondholder considerations.

Furthermore, to the extent any rate stabilization bonds remain outstanding after the scheduled maturity date of the last tranche, the servicing agreement requires quarterly true-up adjustments.

The qualified rate order also requires BGE, as servicer, to seek approval from the PSC of a “non-standard” amendment of the true-up mechanisms specified in the qualified rate order for the periodic true-up adjustments if BGE deems an amendment to be necessary or appropriate to address any material deviations between qualified rate stabilization charge collections and the amounts needed to meet our payment obligations. No such amendment may cause any of the then-current credit ratings of the rate stabilization bonds to be suspended, withdrawn or downgraded.

As part of each true-up adjustment, the servicer will calculate the qualified rate stabilization charges necessary to result in:

•	all accrued and unpaid interest being paid in full,

•	the outstanding principal amount of each series equaling the amount provided in the expected amortization schedule,

•	the amount on deposit in the capital subaccount equaling the required capital level, and

•	all other fees, expenses and indemnities of the Issuing Entity being paid.

Any true-up adjustment filed with the Maryland Commission will be effective on its proposed effective date, which will be not less than 15 days after its filing. The servicer will file true-up adjustments and, in accordance with the qualified rate order, the Maryland Commission has the right to review the adjustments. Under the qualified rate order, the Maryland Commission has 15 days to review semi-annual or interim true-up adjustment filings. The commission’s rights of review are limited to arithmetic errors. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

Remittances to Collection Account

Under the servicing agreement, the servicer will remit to the indenture trustee, on each business day, for deposit in the applicable collection account, an amount equal to the amount of qualified rate stabilization charge collections estimated to have been received, based on the estimated residential electric charge-off percentage and on the collections curve then in effect. For a description of the allocation of the deposits, please read “SECURITY FOR THE RATE STABILIZATION BONDS―How Funds in the Collection Account will be Allocated.” Until qualified rate stabilization charge collections are remitted to the applicable collection account, the servicer will not segregate them from its general funds. Please read “RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SPONSOR OR THE SERVICER” in this prospectus.

No less often than annually, the servicer and the indenture trustee will reconcile remittances of estimated payments arising from qualified rate stabilization charges with actual qualified rate stabilization charge payments received by the servicer to more accurately reflect the amount of billed qualified rate stabilization charges that should have been remitted, based on the amounts actually received. To the extent the remittances of estimated payments arising from the qualified rate stabilization charge exceed the amounts that should have been remitted, based on actual system-wide charge-offs, the servicer will be entitled to receive a payment from the indenture trustee in an amount equal to the excess remittance, or to withhold the excess amount from any subsequent remittance to the indenture trustee so long as it would not cause a shortfall on the next payment date. To the extent the remittances of estimated payments arising from the qualified rate stabilization charge are less than the amount that should have been remitted, the servicer will remit the amount of the shortfall to the indenture trustee within two business days after the completion of such annual reconciliation. Although the servicer will remit estimated payments arising from the qualified rate stabilization charge to the indenture trustee, the servicer is not obligated to make any payments on the rate stabilization bonds.

The servicer must post payments in order of priority established by regulations promulgated by the Maryland Commission as described under “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments.” With respect to partial payments of residential electric customer bills, the amount applied to electric utility service charges (whether arrearages or current charges) pursuant to the PSC’s posting priorities will be allocated by the servicer first, ratably based on the amount owed for qualified rate stabilization charges and the amount owed for other fees and charges, other than late charges owed to the servicer, and second, all remaining collections will be allocated to late charges. The portion owed in respect of qualified rate stabilization charges may be further allocated as between different series of rate stabilization bonds, including amounts owed to other special-purpose subsidiaries of BGE who have issued rate stabilization bonds under the Rate Stabilization Act. Please see “THE INITIAL SERVICER, DEPOSITOR AND SPONSOR—Allocation of Partial Customer Payments” and “DESCRIPTION OF THE RATE STABILIZATION BONDS—Allocations as Between Series.”

In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to track actual qualified rate stabilization charge payments and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the bondholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all residential electric customer accounts are billed on the new system.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•
0.05% of the aggregate initial principal amount of all outstanding series of rate stabilization bonds issued by us for so long as the servicer remains BGE, unless another amount is set forth in the related prospectus supplement; or

•
if a successor servicer of the rate stabilization property is appointed as a result of a default by the previous servicer or otherwise, an amount agreed upon by the successor servicer and the indenture trustee, but any amount in excess of 1.25% of the aggregate initial principal amount of all outstanding series of rate stabilization bonds issued by us must be approved by the Maryland Commission.

The servicing fee shall be paid [semi-annually] with one [half] of the servicing fee being paid on each payment date. The servicer will also be entitled to retain any interest earnings on qualified rate stabilization charge collections prior to remittance to the collection accounts. However, in the event that the servicing agreement is modified so that the servicer remits qualified rate stabilization charges to indenture trustee less frequently than daily, the servicer will credit its residential electric customers through means other than the qualified rate stabilization charge, not less frequently than semi-annually, with an amount equal to the earnings (calculated as the sum of the daily qualified rate stabilization charge collections balance estimated using the collections curve multiplied by the applicable daily federal funds rate) on the balances of such collections to (but not including) the remittance date to the indenture trustee.

The indenture trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the rate stabilization bonds.

Servicer Representations and Warranties

In the servicing agreement, the servicer will represent and warrant to us, as of the date of each issuance of a series of rate stabilization bonds, among other things, that:

•
the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization (which is Maryland, when BGE is the servicer), with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the rate stabilization property and hold the records related to the rate stabilization property, and to execute, deliver and carry out the terms of the servicing agreement;

•
the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the rate stabilization property) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the rate stabilization property);

•
the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

•
the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•
the consummation of the transactions contemplated by the servicing agreement does not conflict with, result in any breach of, nor constitute a default under the servicer’s organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 7-542 of the Rate Stabilization Act) or violate any existing law or any existing order, rule or regulation applicable to the servicer;

•
each report or certificate delivered in connection with an issuance advice letter or delivered in connection with any filing made to the Maryland Commission by us with respect to the qualified rate stabilization charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions will be reasonably based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

•
no governmental approvals, authorizations consents, orders or other actions or filings with any governmental authority, are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made or are required to be made by the servicer in the future; and

•
no proceeding or investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of rate stabilization bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement or the other basic documents or which could reasonably be expected to adversely affect the federal income tax or state income or franchise tax classification of any series of rate stabilization bonds as debt.

The servicer is not responsible for any ruling, action or delay of the Maryland Commission, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the miscalculation of the qualified rate stabilization charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner.

The Servicer Will Indemnify Us and Other Entities in Limited Circumstances

The servicer will indemnify, defend and hold harmless us and the indenture trustee (for itself and for your benefit) and the independent managers and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

•	the servicer’s willful misconduct, bad faith or gross negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement,

•	the servicer’s breach of any of its representations or warranties,

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement), and

•	any finding that interest payable to a retail electric provider with respect to disputed funds must be paid by us or from the rate stabilization property.

The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification.

The servicing agreement also provides that the servicer releases us and our independent managers, the indenture trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the rate stabilization property or the servicer’s activities, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the indenture trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2008 or, if earlier, on the date on which any annual report on Form 10-K relating to the rate stabilization bonds is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the rate stabilization bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent public accountants, at the servicer’s expense, will furnish annually to us, the indenture trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2008 or, if earlier, on the date on which any annual report on Form 10-K relating to the rate stabilization bonds is required to be filed, an annual accountant’s report, which will include an attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of the Public Company Accounting Oversight Board.

You may obtain copies of the above statements and certificates by sending a written request addressed to the indenture trustee.

The servicer will also be required to deliver to us, the indenture trustee and the rating agencies monthly reports setting forth certain information relating to collections of qualified rate stabilization charges received during the preceding calendar month and, shortly before each payment date for each series, a report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the rate stabilization bonds of such series and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the applicable capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of these reports with the SEC.

The servicer will also be required to deliver monthly reports and copies of any filings made with the Maryland Commission to us and to the indenture trustee and the rating agencies. In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the indenture trustee and the rating agencies. The servicer is also required to prepare and deliver certain disclosures to its residential electric customers and to retail electric providers, and to provide to the rating agencies any non-confidential and non-proprietary information about the retail electric providers as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement will provide that BGE may not resign from its obligations and duties as servicer thereunder, except when BGE delivers to the indenture trustee an opinion of independent legal counsel to the effect that BGE’s performance of its duties under the servicing agreement is no longer permissible under applicable law. No resignation by BGE as servicer will become effective until a successor servicer has assumed BGE’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the indenture trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the indenture trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

Under the circumstances specified in the servicing agreement, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer’s electric transmission and distribution business must assume all of the rights and obligations of the servicer under the servicing agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to residential electric customers taking service at premises located in the servicer’s service territory must assume all of the servicer’s rights and obligations under the servicing agreement. The following are conditions to the transfer of the duties and obligations to a successor servicer:

•
immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•
the servicer has delivered to us and to the indenture trustee an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

•
the servicer has delivered to us and to the indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the Maryland State Department of Assessments and Taxation, to preserve, perfect and maintain the priority of our interests in and the indenture trustee’s lien on the rate stabilization property, have been made or that no filings are required;

•	the servicer has given prior written notice to the rating agencies; and

•
the servicer has delivered to the Issuing Entity, the indenture trustee and the rating agencies an opinion of independent tax counsel to the effect that, for federal income tax purposes, such transaction will not result in a material federal income tax consequence to the Issuing Entity or the rate stabilization bondholders.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations. However, unless the appointed person is an affiliate of BGE, the rating agency condition must be satisfied. In these cases, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include, among other things:

•
any failure by the servicer to remit payments arising from the qualified rate stabilization charges into any collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the indenture trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•
any failure by the servicer to duly perform its obligations to make qualified rate stabilization charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•
any failure by the servicer or, if the servicer is an affiliate of BGE, by BGE to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party in its capacity as servicer, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is an affiliate of BGE, by BGE by us or by the indenture trustee or after such failure is discovered by an officer of the servicer;

•
any representation or warranty made by the servicer in the servicing agreement or any basic document will prove to have been incorrect in a material respect when made, which has a material adverse effect on us or the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the indenture trustee after such failure is discovered by an officer of the servicer; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

In the event of a servicer default that remains unremedied, the indenture trustee may, and upon the instruction of the holders of rate stabilization bonds evidencing not less than a majority in principal amount of then outstanding rate stabilization bonds of all series, the indenture trustee will terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After the termination, the indenture trustee will appoint a successor servicer, subject to our consent (which will not be unreasonably withheld) and satisfaction of the rating agency condition, who will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

In addition, when a servicer defaults, the bondholders (subject to the provisions of the indenture) and the indenture trustee as beneficiary of any statutory lien permitted by the Rate Stabilization Act will be entitled to (i) apply to the Circuit Court of Baltimore City for sequestration and payment of revenues arising from the rate stabilization property, (ii) foreclose on or otherwise enforce the lien and security interests in any rate stabilization property and (iii) apply to the Maryland Commission for an order that amounts arising from the qualified rate stabilization charges be transferred to a separate account for the benefit of the bondholders. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the bondholders from effecting a transfer of servicing. Please read “RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SPONSOR OR SERVICER” and “HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT” in this prospectus.

The indenture trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating agencies rating the rate stabilization bonds. In no event will the indenture trustee be liable for its appointment of a successor servicer. The indenture trustee may make arrangements for compensation to be paid to the successor servicer.

Waiver of Past Defaults

Holders of rate stabilization bonds evidencing not less than a majority in principal amount of the then outstanding rate stabilization bonds of all series, on behalf of all bondholders, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account for any series under the servicing agreement. The servicing agreement provides that no waiver will impair the bondholders’ rights relating to subsequent defaults.

Successor Servicer

If for any reason a third-party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the indenture trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held or subsequently acquired by the servicer for remittance. The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the rate stabilization property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default. In all other cases such costs and expenses will be paid by the party incurring them.

Amendment

The servicing agreement may be amended in writing by the servicer and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied, with the prior written consent of the indenture trustee. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche or series of rate stabilization bonds is also required. If the Maryland Commission adopts rules or regulations the effect of which is to modify or supplement any provision of the servicing agreement related to the credit and deposit requirements for retail electric providers and which the rating agencies have confirmed will not result in a suspension, withdrawal or downgrade of the ratings on the related series of rate stabilization bonds, the servicing agreement will be so modified or supplemented on the effective date of such rule or regulation without the necessity of any further action by any party to the servicing agreement.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

For an additional discussion of certain bankruptcy risks, please read “RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SPONSOR OR THE SERVICER” and “RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF RETAIL ELECTRIC PROVIDERS.”

Challenge to True Sale Treatment

BGE will represent and warrant that the transfer of the rate stabilization property in accordance with the sale agreement constitutes a true and valid sale and assignment of that rate stabilization property by BGE to us. It will be a condition of closing for the sale of rate stabilization property pursuant to a sale agreement that BGE will take the appropriate actions under the Rate Stabilization Act, including filing a notice of transfer of an interest in the rate stabilization property, to perfect this sale. The Rate Stabilization Act provides that a transfer of rate stabilization property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a qualified rate order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant rate stabilization property. We and

BGE will treat such a transaction as a sale under applicable law. However, we expect that rate stabilization bonds will be reflected as debt on BGE’s consolidated financial statements. In addition, we anticipate that the rate stabilization bonds will be treated as debt of BGE for federal income tax purposes. Please read “THE RATE STABILIZATION ACT―Recovery of Stranded Costs” and “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.” In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the rate stabilization property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of BGE and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the rate stabilization bonds.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate... sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

We and BGE have attempted to mitigate the impact of a possible recharacterization of a sale of rate stabilization property as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the applicable rate stabilization property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by BGE will be deemed to have granted to us on behalf of ourselves and the indenture trustee a first priority security interest in all BGE’s right, title and interest in and to the rate stabilization property and all proceeds thereof. The sale agreement also will require the filing of a notice with respect to the transfer of the related rate stabilization property in accordance with the Rate Stabilization Act. We and BGE intend to include language in such notice, or make a separate filing, that would result in our being a secured creditor of BGE and entitled to recover against the collateral or its value (in the event that the transfer of the related rate stabilization property was recharacterized by a court as a financing transaction and not a true sale). This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a BGE bankruptcy. Further, if, for any reason, the transfer is deemed not to constitute a true sale, and we are otherwise deemed to have failed to perfect our interest in the rate stabilization property, we would be an unsecured creditor of BGE.

The Rate Stabilization Act provides that the creation, granting, perfection and enforcement of liens and security interests in Rate Stabilization Property are governed by the Rate Stabilization Act and not by the Maryland Commercial Law Article. Under the Rate Stabilization Act, a valid and enforceable lien and security interest in rate stabilization property may be created only by a qualified rate order issued under the Rate Stabilization Act and the execution and delivery of a security agreement with a holder of rate stabilization bonds or an indenture trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the rate stabilization bonds. Upon perfection through the filing of notice with the Maryland State Department of Assessments and Taxation pursuant to rules established by the Department, the security interest shall be a continuously perfected lien and security interest in the rate stabilization property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for a series of rate stabilization bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a BGE bankruptcy. Further, if, for any reason, a rate stabilization property notice is not filed under the Rate Stabilization Act or we fail to otherwise perfect our interest in the rate stabilization property sold pursuant to a sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of BGE.

Consolidation of the Issuing Entity and BGE

If BGE were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of BGE and us. We and BGE have taken steps to attempt to minimize this risk. Please read “RSB BONDCO LLC, THE ISSUING ENTITY” in this prospectus. However, no assurance can be given that if BGE were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of BGE. Substantive consolidation would result in payment of the claims of the beneficial owners of the rate stabilization bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case of BGE.

Status of Rate Stabilization Property as Current Property

BGE will represent in the sale agreement, and the Rate Stabilization Act provides, that the rate stabilization property sold pursuant to such sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the related series of rate stabilization bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of BGE, a court would not rule that the applicable rate stabilization property comes into existence only as residential electric customers use electricity.

If a court were to accept the argument that the applicable rate stabilization property comes into existence only as residential electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the related series of rate stabilization bonds would attach to the related qualified rate stabilization charges in respect of electricity consumed after the commencement of the bankruptcy case or that the applicable rate stabilization property has been sold to us. If it were determined that the applicable rate stabilization property had not been sold to us, and the security interest in favor of the rate stabilization bondholders of the related series did not attach to the applicable qualified rate stabilization charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against BGE. If so, there would be delays and/or reductions in payments on the rate stabilization bonds of such series. Whether or not a court determined that rate stabilization property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any qualified rate stabilization charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the indenture trustee.

In addition, in the event of a bankruptcy of BGE, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of BGE’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the qualified rate stabilization charge receipts used to make payments on the rate stabilization bonds.

Regardless of whether BGE is the debtor in a bankruptcy case, if a court were to accept the argument that rate stabilization property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of BGE arising before that rate stabilization property came into existence could have priority over our interest in that rate stabilization property. Adjustments to the qualified rate stabilization charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If BGE were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the indenture trustee against the depositor, BGE, as seller under the sale agreement and the other documents executed in connection therewith, would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the indenture trustee have against BGE. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against BGE based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving BGE.

Enforcement of Rights by the Indenture Trustee

Upon an event of default under the indenture, the Rate Stabilization Act permits the indenture trustee to enforce the security interest in the rate stabilization property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request the Circuit Court of Baltimore City, Business Division, to order the sequestration and payment to holders of rate stabilization bonds of all revenues arising from the applicable qualified rate stabilization charges. There can be no assurance, however, that a circuit court judge would issue this order after a sponsor bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. Section 362 of the United States Bankruptcy Code could prohibit creditors, including secured creditors, from taking action against any property of the debtor, including property on which the creditor holds a valid lien, without first seeking and obtaining permission from the bankruptcy court. In that event, the indenture trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by a district court judge and an order requiring an accounting and segregation of the revenues arising from the rate stabilization property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the qualified rate stabilization charges that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement. The Rate Stabilization Act provides that the relative priority of a lien created under the Rate Stabilization Act is not defeated or adversely affected by the commingling of qualified rate stabilization charges arising with respect to the related rate stabilization property with funds of the electric utility. The Rate Stabilization Act also provides that any other security interest that may apply to the collected funds shall be terminated when they are transferred to a segregated account for an assignee or financing party. Provisions to this effect will be included in the indenture. It is expected that the servicer will make such remittances on a daily basis. In addition, the Rate Stabilization Act provides that if rate stabilization property has been transferred to an assignee (which will here be effected in the sale agreement), any “proceeds of that property,” which will include collections of qualified rate stabilization charges, “shall be held in trust for the assignee.” In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the qualified rate stabilization charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the indenture trustee has only a general unsecured claim against the servicer for the amount of commingled qualified rate stabilization charges held as of that date and could not recover the commingled qualified rate stabilization charges held as of the date of the bankruptcy, which would result in delays or reductions in payments on the rate stabilization bonds of such series. In general, a general unsecured claim is a creditor's claim against a debtor without a priority for payment and for which the creditor holds no security or collateral. If the available funds of the debtor extend to payment of unsecured claims, the claims are paid in proportion to the size of the claim relative to the total of claims in the class of unsecured claims.

However, the court might rule on the ownership of the commingled qualified rate stabilization charges, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled qualified rate stabilization charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled qualified rate stabilization charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the indenture trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the indenture trustee, together with the other persons specified therein, may petition a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that BGE as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

Bankruptcy of a Retail Electric Provider

The bankruptcy of a retail electric provider might cause a delay in or prohibition of enforcement of our rights against such retail electric provider, including the right to require the payment of qualified rate stabilization charge collections. Additionally, retail electric providers are not required to segregate the qualified rate stabilization charges they collect from their general funds. In the event of a retail electric provider bankruptcy, a bankruptcy court might not recognize our right to receive the collected qualified rate stabilization charges that have been commingled with the retail electric provider’s general funds, and, as a result, such collections might not be available to us to pay amounts owing on the rate stabilization bonds. In this case, we would only have a general unsecured claim against that retail electric provider for those amounts.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the rate stabilization bonds. It does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the rate stabilization bonds, and it is not intended to reflect the individual tax position of any bondholder. Except as expressly indicated in this prospectus, this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined in the Glossary of Defined Terms at the end of this prospectus) that purchase rate stabilization bonds at their issue price and that hold their rate stabilization bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion also does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, certain former citizens or residents of the United States, persons that hold rate stabilization bonds as part of a “straddle”, a “hedge”, a “constructive sale” or a “conversion transaction”, U.S. Holders that have a “functional currency” other than the U.S. dollar, investors in partnerships and other pass-through entities and tax-exempt organizations). This summary also does not address the consequences to holders of the rate stabilization bonds under state, local or foreign tax laws. However, certain Maryland tax aspects relating to the rate stabilization bonds are discussed below in “―Material Maryland Tax Consequences.”

This discussion is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may be apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF RATE STABILIZATION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Rate Stabilization Bonds

Based on Revenue Procedure 2005-62, 2005-37 IRB, it is the opinion of Thelen Reid Brown Raysman & Steiner LLP that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from BGE and (2) the rate stabilization bonds will be treated as debt of BGE. This opinion is based on certain representations made by us and BGE, on the application of current law to the facts as reflected in the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the rate stabilization bonds. By acquiring a rate stabilization bond, a bondholder agrees to treat the rate stabilization bond as a debt for U.S. federal income tax purposes.

Tax Consequences To U.S. Holders

Interest. Interest income on the rate stabilization bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. [We expect that the rate stabilization bonds will not be issued with original issue discount. If any series of rate stabilization bonds is issued with original issue discount, the prospectus supplement for that series of rate stabilization bonds will address the tax consequences of purchasing rate stabilization bonds with original issue discount.]

Sale, Exchange or Retirement of Rate Stabilization Bonds. On a sale, exchange or retirement of a rate stabilization bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the rate stabilization bond. A U.S. Holder’s tax basis in a rate stabilization bond is the U.S. Holder’s cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the rate stabilization bond was held for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations. If a U.S. Holder sells the rate stabilization bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the rate stabilization bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain. For foreign tax credit limitation purposes, gain or loss recognized on a sale, exchange or retirement of a rate stabilization bond generally will be treated as from sources within the United States.

Tax Consequences to Non-U.S. Holders

Interest. Payments of interest income on the rate stabilization bonds received by a Non-U.S. Holder that does not hold its rate stabilization bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to U.S. federal income or withholding tax, provided that the Non-U.S. Holder does not actually or constructively (e.g. through Constellation) own 10% or more of the total combined voting power of all classes of stock of BGE entitled to vote, is not a controlled foreign corporation that is related to BGE through stock ownership, is not a bank receiving the interest on a loan made in the ordinary course of its business, and BGE or its paying agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Regulations issued under Section 1441 of the Internal Revenue Code;

•
a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Regulations;

•
a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•
a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a U. S. taxpayer identification number to BGE or its paying agent in order to claim any of the foregoing exemptions from U. S. withholding tax on payments of interest. Except as described above, interest paid to a Non-U.S. Holder will be subject to a U. S. withholding tax of 30% (or at a lower rate under an applicable tax treaty) upon the actual payment of interest income, unless the payments are effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if required by an applicable tax treaty, the payments are attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder), in which case the rules described below under “―Taxation of Effectively Connected Income” will apply.

Sale, Exchange or Retirement. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or retirement of rate stabilization bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied; or

•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder).

Taxation of Effectively Connected Income. Any interest earned on, and any gain realized on a sale, exchange or retirement of, a rate stabilization bond, that is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder) will be subject to U.S. federal income tax at regular graduated rates. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI to the person who otherwise would be required to withhold U.S. tax. Any gain recognized by a Non-U.S. Holder on a sale, exchange or retirement of a rate stabilization bond taxed as interest income will be subject to the rules described above regarding taxation of interest. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.

Backup Withholding and Information Reporting

Backup withholding of U.S. federal income tax may apply to payments made in respect of the rate stabilization bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the rate stabilization bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing IRS Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification) to the payer of the income. Information returns will be filed with the IRS in connection with payments on the rate stabilization bonds to Non-U.S. Holders, regardless of whether withholding or backup withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. Compliance with the identification procedures described above under “―Tax Consequences to Non-U.S. Holders―Interest” in this prospectus would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients, and from any further information reporting on payments made in respect of the rate stabilization bonds.

In addition, backup withholding of U.S. federal income tax may apply upon the sale of a rate stabilization bond to (or through) a broker, unless either (1) the broker determines that the person selling the bond is a corporation or other exempt recipient or (2) the person selling the bond provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the person selling the bond is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the person selling the bond is an exempt recipient or (b) the person selling the bond certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is furnished to the IRS.

 MATERIAL MARYLAND TAX CONSEQUENCES

The discussion below is based upon Maryland tax statutes and regulations in effect as of the date hereof. Administrative or legislative action taken, or administrative interpretations or rulings or judicial decisions promulgated or issued, subsequent to the date of this prospectus may result in tax consequences different than those described below.

Maryland imposes a personal income tax on resident individuals and/or nonresident individuals with taxable income derived from sources in the state. Maryland also imposes a corporation net income tax on corporations and a business franchise tax on corporations doing business or owning property in the state.

Assuming that the rate stabilization bonds will be treated as debt obligations of BGE for U.S. federal income tax purposes, it is the opinion of Miles & Stockbridge P.C. that interest on the rate stabilization bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of Maryland will not be subject to personal or corporate income tax, and interest on the rate stabilization bonds received by a person who is otherwise subject to corporate or personal income tax in the State of Maryland will be subject to tax in Maryland. Further, it is the opinion of Miles & Stockbridge P.C. that we will not be treated as a taxable entity separate and apart from BGE, assuming such treatment applies for U.S. federal income tax purposes. These opinions are not binding on any taxing authority or any court , and there can be no assurance that contrary positions may not be taken by any taxing authority.

The discussion under “MATERIAL MARYLAND TAX CONSEQUENCES” is for general information only and may not be applicable depending upon a bondholder’s particular situation. It is recommended that prospective bondholders consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the bonds, including the tax consequences under federal, state, local, non-U.S. and other tax laws and the effects of changes in such laws.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the rate stabilization bonds by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “plan”).

This summary is based on the provisions of ERISA and the Internal Revenue Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. ERISA and the Internal Revenue Code provide a functional definition of “fiduciary,” meaning that a person may be deemed to be a fiduciary based on the facts and circumstances of a particular case. In general, a person will be deemed to be acting as a fiduciary if he or she: (a) exercises any discretionary authority or discretionary control over plan management; (b) exercises any authority or control over the management or disposition of plan assets; (c) has any discretionary authority or responsibility over plan administration; or (d) renders investment advice to the plan for a fee or other compensation.

In considering an investment in the rate stabilization bonds of a portion of the assets of any plan, a fiduciary should determine, in the context of the particular circumstances of the investing plan, whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Internal Revenue Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, exclusive benefit, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable similar laws.

Any insurance company proposing to invest assets of its general account in the rate stabilization bonds should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, such potential investor should consider the effect of any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, who engages in a prohibited transaction for which no statutory or regulatory exemption is available may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. The persons involved in the prohibited transaction may be required to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. Finally, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

The rate stabilization bonds held by a plan will be deemed to constitute plan assets, and the acquisition, holding and disposition of those bonds by a plan may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or both of those sections, if a party to the transaction is also a party in interest or disqualified person with respect to such plan, unless an exemption is available. Section 408(b) of ERISA and Section 4975(d) provide several parallel statutory exemptions to the prohibited transactions rules, one or more of which may be applicable to a given transaction. In particular, ERISA section 408(b)(17) and Section 4975(d)(2) of the Internal Revenue Code permit certain transactions otherwise prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Internal Revenue Code, including sales or exchanges of property between plans and non-fiduciary service providers. In order for the exemption to apply, the plan can receive no less, nor pay no more, than “adequate consideration.” In addition, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to these transactions. If you are a fiduciary of a plan, before purchasing any bonds, you should consider the availability of one of these

PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, exemptions, which include:

•  PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•  PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•  PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•  PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•  PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; and

•  PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the rate stabilization bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the rate stabilization bonds may cause our assets to be deemed assets of the plan. Section 3(42 of ERISA and Section 2510.3-101 of the Regulations of the U.S. Department of Labor provide that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and no other exception contained in the Regulations applies. An equity interest is defined in Section 2510.3-101 of the Regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, we anticipate that the rate stabilization bonds will be treated as indebtedness under local law without any substantial equity features.

If the rate stabilization bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the Regulations were applicable, then our assets would be considered to be assets of any plans that purchase the rate stabilization bonds. The extent to which the rate stabilization bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the Regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. In addition, the acquisition or holding of the rate stabilization bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the indenture trustee, BGE, any other servicer, Constellation, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan.

Accordingly, by its purchase of the rate stabilization bonds, each holder, and any fiduciary acting in connection with the purchase on behalf of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the rate stabilization bonds through and including the date of disposition of any such bond either (i) that the acquisition, holding and the disposition of any bond by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or other similar laws; or (ii) that the acquisition, holding and the disposition of any bond by such holder constitutes or will constitute a prohibited transaction under ERISA or Section 4975 of the Internal

Revenue Code or other similar laws but an exemption is available with respect to such transactions and the conditions of such exemption have at all relevant times been satisfied.

Consultation with Counsel

If you are a fiduciary which proposes to purchase the rate stabilization bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

The sale of bonds shall not be deemed a representation by us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

PLAN OF DISTRIBUTION

We may sell the rate stabilization bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement. We may also offer or place the rate stabilization bonds either directly or through agents. We intend that rate stabilization bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the rate stabilization bonds may be made through a combination of these methods.

The distribution of rate stabilization bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the rate stabilization bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell rate stabilization bonds to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the rate stabilization bonds may be deemed to be underwriters and any discounts or commissions received by them from the Issuing Entity and any profit on the resale of the rate stabilization bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

RISK WEIGHTING OF THE BONDS UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, referred to herein as the Basel Accord), the Bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within those countries, which are accorded a 20% risk weighting.

We have been informed that the United Kingdom’s Financial Services Authority has issued individual guidance in respect of the Basel Accord to one or more investors in transactions not involving us or our affiliates that an investment in bonds issued under a Texas statute similar to the Rate Stabilization Act can be accorded a 20% risk weighting, which is similar to the risk weighting assigned to U.S. Agency corporate securities (FNMA, FHLMC, etc.) and that this determination is based in part on the following factors, which are also present in our transaction:

•	the ability to issue rate stabilization bonds has been established by the State of Maryland under the Rate Stabilization Act to finance the recovery of rate stabilization costs;

•	under the Rate Stabilization Act and the qualified rate order, BGE is authorized to establish us as a special purpose entity to issue rate stabilization bonds;

•	we are not owned by the Maryland Commission or the State of Maryland;

•
rate stabilization bonds are payable through qualified rate stabilization charges, which are a financial charge, on all existing and future residential electric customers located within BGE’s service territory, even if those customers elect to purchase electricity from a retail electric provider or if another entity, including a municipality, succeeds for any reason to the interests and obligations of BGE or otherwise provides electric delivery service to residential electric customers in BGE’s service territory;

•	the amount of qualified rate stabilization charges is designed to be sufficient to provide the timely payment of the rate stabilization bonds;

•
should customers fail to pay the qualified rate stabilization charges, then there is a true-up mechanism that allows us to recalculate the qualified rate stabilization charges such that those customers who do pay will make up the difference; see “BGE’S QUALIFIED RATE ORDER—True-Ups” in this prospectus;

•
pursuant to the Rate Stabilization Act, the State of Maryland pledges that it will not take or allow any action that would impair the value of the rate stabilization property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the qualified rate stabilization charges to be imposed, collected and remitted until the principal and interest, and any other charges incurred and contracts to be performed in connection with the related series of rate stabilization bonds, have been paid and performed in full;

•	the indenture trustee has a first priority lien on rate stabilization property and associated qualified rate stabilization charge collections; and

•	qualified rate stabilization charges are directly and expressly linked to payments of principal and interest on rate stabilization bonds.

We note that the United Kingdom has, since January 1, 2007 and the issuance of the guidance discussed above, implemented the International Convergence of Capital Measurement and Capital Standards:  A Revised Framework (as amended, referred to herein as Basel II).  There is a transitional period for full implementation of the Basel II framework in the United Kingdom, but, in any case, the individual guidance discussed above will lapse on December 31, 2007 at the latest and may no longer be relied upon by its original addressee beyond that point.

Under the new framework established by Basel II, the Bonds may also attract a risk weighting of 20% on the basis that the Bonds are rated in the highest rating category by a major credit rating agency.  It is a condition of issuance of the Bonds that they be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch.  In the alternative, under the new framework established by Basel II, the Bonds may attract the same risk weighting if they are considered to be “guaranteed” by a non-governmental public sector entity.  We note, however, that the analysis may be different than that under the Basel Accord.

We note that the timetable for the implementation of Basel II differs from country to country and it may not always be clear which regime—the Basel Accord or Basel II, or any transitional regime—may be applicable at any particular time.

However, we cannot assure you that the Bonds would attract a risk weighting of 20% under any national law, regulation or policy implementing the Basel Accord, Basel II or any transitional regime. Before acquiring any Bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to determine that an investment in the Bonds is permissible and in compliance with any applicable investment or other limits.

Please read “THE RATE STABILIZATION ACT—Recovery of Rate Stabilization Costs” and “—BGE and Other Utilities May Securitize Rate Stabilization Costs,” and “BGE’S QUALIFIED RATE ORDER—True-Ups” and “—True-Ups—Credit Risk” in the this prospectus.

RATINGS FOR THE RATE STABILIZATION BONDS

It is anticipated that each series or tranche of rate stabilization bonds will be rated “Aaa” by Moody’s, “AAA” by S&P, and “AAA” by Fitch, Inc. Definitive information as to the applicable ratings will be provided in the prospectus supplement relating to an issuance of rate stabilization bonds. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any rate stabilization bonds and, accordingly, we can give no assurance that the ratings assigned to any series or tranche of the rate stabilization bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or tranche of rate stabilization bonds is revised or withdrawn, the liquidity of this series or tranche of the rate stabilization bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the rate stabilization bonds other than the payment in full of each series or tranche of the rate stabilization bonds by the applicable series legal final maturity date or tranche legal final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement the sponsor has filed with the SEC relating to the rate stabilization bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents the sponsor has filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we or the sponsor files with the SEC at the SEC’s Public Reference Room located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

RSB BondCo LLC
Suite 202
103 Foulk Road
Wilmington, Delaware  19803

We or BGE as sponsor will file or cause to be filed with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder.  Our obligations to file periodic reports with the SEC pursuant to the Exchange Act will be suspended if rate stabilization bonds are held of record by fewer than 300 rate stabilization bondholders.  Accordingly, if there are fewer than 300 rate stabilization bondholders at January 1, 2008 or as of the first day of any fiscal year thereafter, we may cease to file reports with the SEC in respect of the fiscal year beginning on that date.

The SEC allows us to “incorporate by reference” into this prospectus information we or the sponsor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus our or the sponsor’s future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the rate stabilization bonds is completed, excluding any information that is furnished to, but not filed with, the SEC. Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the rate stabilization bonds, including certain federal income tax matters, will be passed on by Thelen Reid Brown Raysman & Steiner LLP, New York, New York, counsel to BGE and the Issuing Entity. Certain other legal matters relating to the rate stabilization bonds will be passed on by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuing Entity, Miles & Stockbridge P.C., Baltimore, Maryland, special Maryland counsel to BGE and the Issuing Entity, and by Pillsbury Winthrop Shaw Pittman LLP, New York, New York, counsel to the underwriters, dealer or agents. Pillsbury Winthrop Shaw Pittman LLP has also acted as special regulatory counsel to BGE in connection with the Rate Stabilization Act, the issuance of the qualified rate order by the Maryland Public Service Commission and related matters. In addition, from time to time, Pillsbury Winthrop Shaw Pittman LLP has acted as counsel to Constellation in connection with various matters.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:

Administration agreement means an administration agreement to be entered into between the Issuing Entity and BGE, as the same may be amended and supplemented from time to time, pursuant to which BGE administers the rate stabilization property.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basel Accord means the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision, as amended.

Basic documents means, with respect to any series of rate stabilization bonds, the sale agreement, servicing agreement, administration agreement, indenture and any supplements thereto or bills of sale given by the depositor and the notes evidencing the rate stabilization bonds.

BGE means Baltimore Gas and Electric Company.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Baltimore, Maryland or New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collateral means all of the assets of the Issuing Entity pledged to the indenture trustee for the benefit of the holders of the rate stabilization bonds, which includes the rate stabilization property, all rights of the Issuing Entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the rate stabilization bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the Issuing Entity relating to the rate stabilization bonds, including all proceeds relating thereto.

Collection account means the segregated trust account relating to a series of rate stabilization bonds designated the collection account for that series and held by the indenture trustee under the indenture.

Constellation means Constellation Energy Group, Inc.

DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

Eligible Institution means (1) the corporate trust department of the indenture trustee or a subsidiary thereof or (2) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of “AAA” by S&P and “A2” by Moody’s and if rated by Fitch, Inc., “AAA” by Fitch, Inc. or (ii) a certificate of deposit rating of “A-1 +” by S&P and “P-1” by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fitch means Fitch Ratings.

Indenture means the indenture to be entered into between the Issuing Entity and the indenture trustee, providing for the issuance of rate stabilization bonds, as the same may be amended and supplemented from time to time.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Issuing Entity means RSB BondCo LLC.

kWh means kilowatt-hour.

Maryland Commission means the Maryland Public Service Commission.

Moody’s means Moody’s Investors Service, Inc.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer, on behalf of the Issuing Entity, to collect the qualified rate stabilization charges from all existing and future residential electric customers located within BGE’s service territory, even if those customers elect to purchase electricity from a retail electric provider or if another entity, including a municipality, succeeds for any reason to the interests and obligations of BGE or otherwise provides electric delivery service to residential electric customers in BGE’s service territory.

Non-U.S. Holder means a beneficial owner of rate stabilization bonds that is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

Payment date means the date or dates on which interest and principal are to be payable on a series of rate stabilization bonds.

PSC means the Maryland Public Service Commission.

PTCE means a prohibited transaction class exemption of the United States Department of Labor.

Qualified rate order means an irrevocable order issued by the Maryland Commission to BGE which, among other things, governs the amount of rate stabilization bonds that may be issued and terms for collections of related qualified rate stabilization charges and, depending on the context, the term may be used to refer to a qualified rate order relating to a specific series of rate stabilization bonds, including the order issued by the Maryland Commission to BGE on December 28, 2006.

Qualified rate stabilization charges means statutorily-created, nonbypassable, consumption-based per kilowatt hour charges imposed pursuant to a qualified rate order. Qualified rate stabilization charges are irrevocable and payable by residential electric customers. There is no “cap” on the level of qualified rate stabilization charges that may be imposed on residential electric customers as a result of the true-up mechanism.

Rate Stabilization Act means the Public Utility Companies Article Sec. 7-520 et seq. enacted in the State of Maryland in June 2006.

Rate stabilization costs means (i) the excess of the contracted price incurred by BGE for the purchase of energy supplies for its standard offer service to residential electric customers over the amount that BGE is authorized to recover from those customers under the rate stabilization plan or other similar deferred costs approved in a qualified rate order, (ii) the approved costs of issuing, supporting and servicing rate stabilization bonds to be paid from the proceeds of the sale of the rate stabilization bonds and/or the qualified rate stabilization charge collections, (iii) any approved costs for retiring and refunding any existing debt and equity securities issued to temporarily finance the rate stabilization costs and (iv) BGE’s actual borrowing costs to carry deferred costs as a regulatory asset under the rate stabilization plan.

Rate stabilization property means, with regard to BGE or the Issuing Entity, all rights in, to and under a qualified rate order, including the right to impose and collect rate stabilization charges and rights to revenues, collections, claims, payments, money, or other property and amounts arising from the imposition of rate stabilization charges under the qualified rate order, which rights, upon transfer to an assignee, as defined in the Rate Stabilization Act, become a present property right, for purposes of contracts concerning the sale or pledge of property, and an irrevocable right to impose, collect and receive qualified rate stabilization charges payable by existing and future residential electric delivery customers in BGE’s service area in an amount sufficient to recover the rate stabilization costs.

Rating agency means any rating agency rating the rate stabilization bonds of any tranche or series, as the case may be. If no such organization or successor is any longer in existence, “rating agency” shall be a nationally recognized statistical rating organization or other comparable person designated by the Issuing Entity, notice of which designation shall be given to the indenture trustee and the servicer.

Rating agency condition means, with respect to any action, the notification in writing by the Issuing Entity of such action to each rating agency and the confirmation in writing by each rating agency (other than Moody’s and Fitch) to the sponsor, the servicer, the indenture trustee and the Issuing Entity that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any outstanding series or tranche of rate stabilization bonds.

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each rate stabilization bond is registered will be paid on the respective payment date.

Required capital level means the amount required to be funded in the capital subaccount for any series of rate stabilization bonds, which will equal 0.50% of the principal amount of such series issued by us, or such greater amount as may be otherwise specified in the applicable prospectus supplement.

Residential electric customer means a residential end user of electricity and related services provided by BGE or a retail electric provider via BGE’s transmission and distribution system.

Retail electric providers means entities, other than BGE, certified under Maryland state law that provide electric supply service to residential electric customers within BGE’s service territory.

S&P means Standard and Poor’s, a Division of The McGraw-Hill Companies.

Sale agreement means a purchase and sale agreement to be entered into between the Issuing Entity and BGE, pursuant to which BGE sells and the Issuing Entity buys rate stabilization property.

Series supplement means a supplement to the indenture which establishes the terms of a particular series.

Service territory means the service area of BGE in the city of Baltimore and 10 counties in Central Maryland, as such service territory was defined at the time of issuance of the qualified rate order, within which area BGE may recover rate stabilization costs through qualified rate stabilization charges assessed on all existing and future residential electric customers located therein.

Servicer means BGE, acting as the servicer, and any successor or assignee servicer, which will service the applicable rate stabilization property under a servicing agreement with the Issuing Entity.

Servicing agreement means a servicing agreement to be entered into between the Issuing Entity and BGE, as the same may be amended and supplemented from time to time, pursuant to which BGE undertakes to service rate stabilization property.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up means the mechanism required by the qualified rate order whereby the servicer will apply to the Maryland Commission for adjustments to the applicable qualified rate stabilization charges based on actual collected qualified rate stabilization charges and updated assumptions by the servicer as to future collections of qualified rate stabilization charges.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

U.S. Holder means a beneficial owner of a rate stabilization bond that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions or (v) a trust that has a valid election effect to be treated as a United States person under applicable Treasury Regulations.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and accompanying prospectus. You must not rely on any unauthorized information of representations. This prospectus supplement and accompanying prospectus is an offer to sell only the Bonds offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus supplement.
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Page

$623,200,000

RSB BondCo LLC
Issuing Entity of the
Rate Stabilization Bonds

Baltimore Gas and Electric Company
Depositor, Sponsor and Initial Servicer

Rate Stabilization Bonds, Series A
$284,000,000 Tranche A-1
$220,000,000 Tranche A-2
$119,200,000 Tranche A-3

____________

PROSPECTUS SUPPLEMENT
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Barclays Capital
Citi
Morgan Stanley
RBS Greenwich Capital

PROSPECTUS SUPPLEMENT
Reading this Prospectus Supplement and the Accompanying Prospectus
Summary of Terms
The Bonds
Expected Amortization Schedule
The Indenture Trustee
Credit Enhancement
The Qualified Rate Stabilization Charges
Underwriting the Bonds
Material U.S. Federal Income Tax Consequences
Risk Weighting Under Certain International Capital Guidelines
Ratings for the Bonds
Where You Can Find More Information
Legal Proceedings
Legal Matters
Offering Restrictions in Certain Jurisdictions
S-1 S-2 S-9 S-13 S-15 S-15 S-19 S-19 S-20 S-21 S-22 S-22 S-23 S-23 S-23
PROSPECTUS
Reading this Prospectus Supplement and the Accompanying Prospectus
Cautionary Statement Regarding Forward-Looking Statements
Prospectus Summary
Risk Factors
The Rate Stabilization Act
BGE’s Qualified Rate Order
Retail Electric Providers
Description of the Rate Stabilization Property
Affiliations Among Transaction Parties
The Seller, Initial Servicer, Depositor and Sponsor
RSB BondCo LLC, the Issuing Entity
Use of Proceeds
Description of the Rate Stabilization Bonds
The Indenture Trustee
Security for the Rate Stabilization Bonds
Weighted Average Life and Yield Considerations for the Rate
Stabilization Bonds
The Sale Agreement
The Servicing Agreement
How a Bankruptcy May Affect Your Investment
Material U.S. Federal Income Tax Consequences
Material Maryland Tax Consequences
ERISA Considerations
Plan of Distribution
Risk Weighting Under Certain International Capital Guidelines
Ratings for the Rate Stabilization Bonds
Where You Can Find More Information
Legal Matters
Glossary of Defined Terms
1 1 3 15 27 30 34 34 36 36 40 43 43 63 63 69 70 80 89 93 96 96 99 99 101 101 102 102
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Through and including September 20, 2007 (the 90th day after the date of this prospectus supplement), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to a dealer’s obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and when offering an unsold allotment or subscription.